As filed with the Securities and Exchange Commission May 19, 2005

Registration No. 333-120879

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2
To Form SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Spectre Gaming, Inc.

(Name of small business issuer in its charter)

Minnesota (State or jurisdiction of incorporation or organization)	7999 (Primary standard industrial classification code number)	41-1675041 (I.R.S. employer identification number)

1466 Pioneer Way, No. 10
El Cajon, California 92020
(612) 279-2030
(Address and telephone number of principal executive offices and principal place of business)

Mr. Brian D. Niebur, Chief Financial Officer	With copies to:
Spectre Gaming, Inc. 800 Nicollet Mall, Suite 2690 Minneapolis, Minnesota 55402 Telephone: (612) 279-2005 Facsimile: (612) 338-7332 (Name, address and telephone number of agent for service)	William M. Mower, Esq. Paul D. Chestovich, Esq. Maslon Edelman Borman & Brand, LLP 90 South 7th Street, Suite 3300 Minneapolis, Minnesota 55402 Telephone: (612) 672-8200 Facsimile: (612) 672-8397

     Approximate date of proposed sale to the public: from time to time after the effective date of this registration statement, as shall be determined by the selling shareholders identified herein.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for such offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is preliminary and incomplete and may be changed. Securities included in the registration statement of which this prospectus is a part may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May ___, 2005

PROSPECTUS

[INSERT SPECTRE GAMING LOGO]

Spectre Gaming, Inc.

6,152,313 Shares of Common Stock

     The selling shareholders identified on pages 31-35 of this prospectus are offering on a resale basis a total of 6,152,313 shares of our common stock, including 2,230,829 shares issuable upon exercise of outstanding warrants and 212,156 shares issuable upon conversion of outstanding convertible promissory notes. We will not receive any proceeds from the sale of shares sold by the selling shareholders.

     Our common stock is quoted on the over-the-counter bulletin board under the symbol “SGMG.” On May 16, 2005, the last sales price for our common stock as reported on the over-the-counter bulletin board was $2.85.

     The securities offered by this prospectus involve a high degree of risk. For more information, see “Risk Factors” beginning on page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2005

     This prospectus is not an offer or solicitation in respect to the securities covered hereby in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the Commission’s website or offices indicated under the section of this prospectus entitled “Where You Can Find More Information.” We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

PROSPECTUS SUMMARY

     This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read. All references in this prospectus to “Spectre,” the “Company,” “we,” “us” and “our” refer to Spectre Gaming, Inc.

Our Company

     Spectre Gaming, Inc. (OTCBB: SGMG) was incorporated in Minnesota in June 1990 under the name MarketLink, Inc. At that time, the Company provided telecommunications-based business-intelligence services to client end users. In January 1997, the Company changed its name to OneLink Communications, Inc., and later in June 2000, changed its name to OneLink, Inc. In July 2002, the Company ceased operating its telecommunications-based business, and in December 2002 sold substantially all of its assets. In September 2003, the Company adopted a new business plan focused on providing interactive electronic games to the Native American and charitable gaming markets, and in January 2004 changed its name to Spectre Gaming, Inc.

     The Company now designs and develops networks, software and content that provide its customers with a comprehensive gaming system. The Company has begun placing its gaming machines on casino floors. The Company is committed to bringing new technology, games and game-related products to the Native American and charitable gaming markets. Our strategy is simple: provide exciting and unique products and services to the market. To date, the Company has raised in excess of $8.5 million in a combination of equity and convertible debt to execute on our strategy.

     Our principal executive office is located at 1466 Pioneer Way, No. 10, El Cajon, California 92020. Our telephone number is (619) 440-6183. Our internet website is www.spectregaming.com.

Markets

     Class II: Class II gaming includes bingo, and over 60 million people play bingo on a regular basis in the United States. Presently, there are two distinctly different market segments that exist in Class II gaming: Native American and charitable, which are discussed in greater detail below. Worldwide in 2003, these segments cumulatively generated approximately $10 billion. Today, 46 states and the District of Columbia legally permit the game of bingo to be conducted by Native American tribes or in connection with charitable causes. With the advent of innovative ideas for the presentation and playing of bingo, coupled with new server-based technology, bingo has been placed into a device that looks and feels similar to a slot machine, but the outcome of the game is determined by a central server (such games are commonly referred to as “Central Determination Games”). These Central Determination Games feature many technological and user-interactive advancements, including video bingo games, that have the excitement and play of Class III style games (discussed below), and game odds and paytables which are more flexible than traditional slot machines.

     Native American – In the United States there are over 560 federally recognized Native American tribes with approximately 354 gaming operations. From published reports, industry experts currently estimate there are approximately 22,000 Class II gaming devices on the floors of tribal casinos, with growth potential of 100% by the end of 2007. The Class II Native American market began in states that had no tribal-state compacts, such as Oklahoma and Florida. Two major events have recently transpired regarding Class II Native American gaming. First, in June 2002, the National Indian Gaming Commission (the “NIGC”) established a definition of a Class II device which narrowly construes a prohibition on “electronic and electromechanical facsimiles” under the Indian Gaming Regulatory Act of 1988 (“IGRA”). In March 2004, the United States Supreme Court denied a writ of certiorari to review a lower court ruling upholding the legality of devices which meet the NIGC’s definition of Class II games (see United States of America v. Santee Sioux Tribe of Nebraska (3/20/03, No. 02-1503); and Seneca-Cayuga Tribe of Oklahoma et al. v. Nat’l Indian Gaming Comm’n et al., 4/17/03, No. 01-5066). We believe these legal developments have dispelled some uncertainty in the market, are positive, and will help fuel growth in the Class II Native American market over the next several years.

     The Company believes that opportunities also exist for Class II gaming in states that do not allow “mechanical” versions of Class III games (such as Minnesota), and states that have placed limits on the number of Class III machines in tribal gaming facilities (such as California and South Dakota). For example, we believe that in jurisdictions where less casino floor space can be allocated to traditional mechanical slot machines, more floor space will be available for Class II machines in general. Similarly, where states have placed absolute limits on Class III machine numbers, Class II devices become a solution to place more games on casino floors without violating applicable restrictions.

     Charitable – It is estimated there are over 600 million people that play some form of bingo worldwide. In the United States, an estimated 37,000 charitable organizations are legally permitted to conduct bingo games. In addition, the Class II charitable gaming market may grow if horse and dog race tracks are allowed to install such games in connection with charitable purposes.

     Our Class II Products – The Company is currently developing software for a proprietary Linux-based Class II gaming system pursuant to a software development agreement with MET Games. MET Games had begun testing and developing the software on the Company’s behalf. As part of the testing process, the Company had placed test systems and games in the Oklahoma marketplace and anticipates placing test systems and games in the Oklahoma market in the future. The Company anticipates that its Class II gaming products will operate under bingo rules of play (i.e., player vs. player as opposed to player vs. machine), but its gaming terminals will appear and play like traditional slot machines, combining video and mechanical elements and including such features as ticket-in/ticket-out technology and touch screens. The Company anticipates that each gaming terminal will be electronically connected to a local on-site server. Each local server will in turn be connected to one or more regional servers coordinating the local servers into one single bingo game by allocating “bingo cards” to each playing terminal, generating numbers randomly in the manner of a traditional bingo blower, tracking or “scoring,” and communicating each terminal’s results in addition to maintaining reports.

     Class III: Class III gaming encompasses all games that are neither tribal nor Class II games. Plainly stated, Class III gaming involves games that people typically associate with casinos, such as traditional slot machines and table games. According to Deutsche Bank, there were an estimated 725,000 Class III slot machines in the North American marketplace at the end of 2003. The major Class III markets in the United States for Class III gaming machines are as follows:

•	Nevada is the largest and most established domestic gaming market with approximately 100 casinos and various smaller gaming venues accounting for an estimated total of 205,000 Class III gaming machines.

•	Atlantic City has 13 large casinos concentrated in a mature boardwalk area and marina district. This market contains approximately 44,000 Class III gaming machines.

•	Class III gaming conducted by Native American tribes is allowed in 25 states, including California which alone has over 51,000 Class III gaming machines in tribal gaming locations. Class III Native American gaming differs from the non-Native American casino market in that it is regulated under IGRA. Pursuant to IGRA regulations, permissible Class III gaming devices require, as a condition to installation on a tribal casino floor, that a Native American tribe and the state government in which the Native American lands are located enter into a compact governing the terms of the proposed gaming. Without any such compact between the state and a tribe, the tribe cannot conduct Class III gaming in that state.

     Our Class III Products – The Company has acquired mechanical “9-Reel” games manufactured in Japan in connection with a strategic relationship with a California corporation. These games feature back-lit spinning reels that combine rocking motion and flashing lights upon a winning combination, and include dual-speaker stereo sound with high-power amplifiers. Optional features include ticket-in/ticket-out technology, bill acceptors/validators and mechanical bells or electronic melodies for jackpots. These machines are carefully manufactured to provide comfort and ease of play, and to minimize costly maintenance.

Risk Factors

     An investment in shares of our common stock involves a high degree of risk. For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 6 of this prospectus.

The Offering

Common stock offered (1)	6,152,313 shares
Common stock outstanding before the offering (2)	13,316,233 shares
Common stock outstanding after the offering (3)	15,759,218 shares
Common stock OTCBB trading symbol	SGMG

(1)	Includes: (a) a total of 3,709,328 shares of our outstanding common stock, relating to 1,796,829 shares that were issued in connection with a private placement completed in March 2004 (as more fully discussed below), 1,811,429 shares that were issued in connection with a private placement completed in November 2004 (as more fully discussed below), 59,403 shares that were issued as payment on a convertible promissory note, and 200,000 shares that were issued in connection with the Company’s execution and delivery of a distribution agreement (as more fully discussed below); (b) 2,230,829 shares of our common stock issuable upon exercise of outstanding warrants; and (c) 212,156 shares of our common stock issuable upon conversion of certain convertible promissory notes, as discussed below.

(2)	Based on the number of shares of common stock outstanding as of May 11, 2005, but excluding (i) 2,851,108 shares issuable upon exercise of outstanding options to purchase our common stock, (ii) 465,954 shares issuable upon exercise of outstanding warrants to purchase common stock, (iii) the 2,230,829 shares issuable upon exercise of outstanding warrants to purchase our common stock disclosed under clause (b) of footnote (1) above, and (iv) the 212,156 shares issuable upon conversion of the convertible promissory notes disclosed under clause (c) of footnote (1) above.

(3)	Assumes the issuance of all shares of common stock offered hereby that are issuable upon the exercise of warrants and the conversion of convertible promissory notes.

     March 2004 Private Placement. In March 2004, the Company completed a private-placement offering of common stock pursuant to an exemption from the registration requirements of the Securities Act (the “March 2004 Private Placement”). In the March 2004 Private Placement, the Company offered up to a maximum of 1,866,000 shares of common stock pursuant to Section 4(2) and Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company used funds raised in the March 2004 Private Placement for the development and manufacture of gaming machines, and the acquisition of technology for such activities. In total, the Company issued and sold 1,796,829 shares of common stock in the March 2004 Private Placement, raising an aggregate of $1.348 million in gross proceeds. In connection with the March 2004 Private Placement, the Company engaged Feltl and Company to serve as a non-exclusive placement agent on a reasonable-efforts basis, and pursuant to such engagement granted Feltl and Company a five-year warrant to purchase an aggregate of 83,400 shares of common stock at a purchase price of $0.75 and paid Feltl and Company $62,550 in cash for commissions.

     Shares of common stock issued in the March 2004 Private Placement were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. Nevertheless, the Company granted subscribers in the March 2004 Private Placement piggyback registration rights, in the event the Company prepared and filed a registration statement, covering the resale of shares of common stock issued in the offering within the two-year period immediately following the closing relating to their particular investment. The registration statement of which this prospectus is a part covers all 1,796,829 shares of common stock issued in the March 2004 Private Placement, and all 83,400 shares of common stock issuable upon exercise of the warrant issued to Feltl and Company in connection therewith.

     Debt Financings. On May 20, 2004, the Company received a $1,100,000 loan from Pandora Select Partners L.P. (“Pandora”) in exchange for a convertible promissory note (accruing interest at ten percent per annum) payable in interest only through August 20, 2004, and thereafter payable in equal monthly installments over the next 15 months. Pandora may convert the promissory note into shares of our common stock at $2.50 per share. Subject to certain conditions and limitations, the Company may make monthly installment payments of note interest and principal, in lieu of cash, through the issuance of common stock at a per-share price equal to 90% of the average closing bid price of the common stock over the 30 trading days immediately preceding the payment date. In connection with this financing, the Company issued Pandora a five-year warrant for the purchase of 200,000 shares of common stock at a purchase price of $2.50 per share, and granted Pandora a security interest in the Company’s assets. Also in connection with this financing, the Company paid a three percent cash origination fee to affiliates of Pandora, and compensated a finder with $50,000 cash, a five-year warrants for the purchase of 50,000 shares of common stock at a purchase price of $2.50 per share, and a five-year warrant for the purchase of 50,000 shares of common stock at a purchase price of $3.00 per share.

     As part of the May 20, 2004 convertible-debt financing, the Company agreed to prepare and file a registration statement covering the resale of the shares of common stock issuable upon conversion of the promissory note and exercise of the warrants issued to Pandora on or prior to November 3, 2004, and to use its best efforts to cause such registration statement to be declared effective on or prior to February 1, 2005. Subsequently, the Company entered into a letter agreement with Pandora (and Whitebox Intermarket Partners, L.P., as described below) pursuant to which the deadline for filing this registration statement was delayed until November

30, 2004, and the deadline for effectiveness was commensurately delayed until February 28, 2005. This prospectus is a part of the registration statement which the Company was obligated to prepare and file with the Commission under the terms of the investment agreements involved in the May 20, 2004 convertible-debt financing with Pandora, and it covers all 440,000 shares of our common stock issuable upon Pandora’s conversion of the promissory note and all 200,000 shares of our common stock issuable upon Pandora’s exercise of the warrant issued in connection therewith.

     On September 10, 2004, the Company received $1,500,000 from Pandora and Whitebox Intermarket Partners, L.P. (“Whitebox”) in exchange for two promissory notes (accruing interest at ten percent per annum) secured by the Company’s assets. These promissory notes are payable in interest only beginning in October 2004, and thereafter fully due and payable in March 2005. These promissory notes are not convertible into shares of our common stock. In connection with this financing, the Company issued to each of Pandora and Whitebox five-year warrants to purchase 50,000 shares of common stock at a purchase price of $3.00 per share. Also in connection with this financing, the Company paid a three percent cash origination fee to an affiliate of the lenders.

     On March 10, 2005, the Company signed amendments to the two $750,000 secured promissory notes with Pandora and Whitebox. The amendments extend the due date of the notes to June 10, 2005, which date can be further extended by the Company to September 10, 2005. As part of the amendments, the Company agreed to maintain assets whose aggregate value equals or exceeds the principal and interest amounts then owed under the notes. For purposes of valuing the assets for compliance under this provision, the Company’s cash shall be valued at 100%, the Company’s accounts receivable shall be valued at 80% and the Company’s inventory and fixed assets shall be valued at 50% of their book value. As consideration for the amendments, the Company paid Pandora and Whitebox each $18,750 and is amortizing the expense over the extended period. If the Company elects to extend the notes to September 10, 2005, Pandora and Whitebox will each be entitled to a 2.5% origination fee on the then-outstanding principal amount of their respective notes.

     As part of the September 10, 2004 financing, the Company agreed to file a registration statement covering the resale of the shares issuable upon the exercise of the warrants issued to Pandora and Whitebox, on the same terms as those involved in the Company’s investment agreements with Pandora in connection with the May 20, 2004 convertible-debt financing. This prospectus is a part of the registration statement which the Company was obligated to prepare and file with the Commission under the terms of the investment agreements with Pandora and Whitebox, and it covers all 100,000 shares of our common stock issuable upon Pandora’s and Whitebox’s exercise of the warrants issued in connection therewith. The transactions involving the May 20, 2004 convertible promissory note issued to Pandora (including the warrants and shares issuable pursuant thereto) and the September 10, 2004 promissory notes to Pandora and Whitebox (including the warrants and shares issuable pursuant thereto) are sometimes collectively referred to in this prospectus as the “Debt Financings.” The securities issued in the Debt Financings were issued pursuant to exemptions from the registration requirements of the Securities Act in reliance on Section 4(2) of and Rule 506 promulgated under the Securities Act.

     Transaction with Games of Chance. On June 16, 2004, Spectre entered into a distribution agreement with Games of Chance, Inc. (“Games of Chance”) pursuant to which the Company became the exclusive distributor for Games of Chance with respect to gaming machines purchased from a Japanese technology company and its affiliates. The distribution agreement has a five-year term. In consideration, Spectre issued 200,000 shares of its common stock to Games of Chance in a private placement pursuant to Section 4(2) of the Securities Act (the “Games of Chance Transaction”). The 200,000 shares of common stock issued in the Games of Chance Transaction were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. Nevertheless, in the distribution agreement the Company granted Games of Chance piggyback registration rights, in the event the Company prepared and filed a registration statement, covering the resale of shares of common stock issued in the Games of Chance Transaction. The registration statement of which this prospectus is a part covers all 200,000 shares of common stock issued in the Games of Chance Transaction.

     November 2004 Private Placement. On November 24, 2004, the Company completed a private-placement offering of securities pursuant to an exemption from the registration requirements of the Securities Act (the “November 2004 Private Placement”). In the November 2004 Private Placement, the Company offered a maximum of 4,000,000 units (subject to an available overallotment to be determined by the Company and its selling agents) pursuant to Section 4(2) and Rule 506 promulgated under the Securities Act. Each unit offered and sold in the November 2004 Private Placement consisted of one share of common stock and a five-year warrant to purchase an additional share of common stock at a purchase price of $3.75. In the November 2004 Private Placement, the Company received and accepted subscriptions for an aggregate of 1,811,429 units at $2.50 per unit, aggregating to gross proceeds of $4,528,573. In connection with the November 2004 Private Placement, the Company engaged Feltl and Company and The Seidler Companies Incorporated (the “Seidler Companies”) to serve as exclusive placement agents for the units on a reasonable-efforts basis. As compensation, the foregoing agents collectively received cash commissions totaling $362,286, and were granted five-year warrants to purchase an aggregate of 181,143 units at a purchase price of $2.50. The Company incurred legal fees and other expenses of $70,898 related to the November 2004 Private Placement. All warrants granted to Feltl and Company and Seidler Companies in connection with the November 2004 Private Placement were fully vested.

     Neither the units issued in the November 2004 Private Placement nor the shares of common stock or warrants comprising the units (or shares issuable upon exercise of the warrants) were registered under the Securities Act, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. As part of the November 2004 Private Placement, the Company agreed to prepare and file a registration statement covering the resale of all of the shares of common stock issued, and common stock issuable upon exercise of the warrants comprising the units, in the November 2004 Private Placement, and cause such registration statement to be declared effective within 140 days of the final closing (i.e., April 13, 2005). This prospectus is a part of the registration statement which the Company was obligated to prepare and file with the Commission under the terms of the investment agreements involved in the November 2004 Private Placement. The registration statement of which this prospectus is a part was originally declared effective by the Commission on January 25, 2005.

RISK FACTORS

     The purchase of shares of the Company’s common stock is very speculative and involves a very high degree of risk. An investment in the Company is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Company.

We have no operating history and our business plan is currently being tested. We anticipate incurring future losses.

     We are in the early stages of providing interactive electronic games to the Native American and charitable gaming industry. We are therefore subject to all of the risks and uncertainties inherent in establishing a new business. We have no prior operating history for these products from which to evaluate our success, or our likelihood of success in operating our business, generating any revenues or achieving profitability. In sum, we have very limited assets, very little operating revenue and uncertain prospects of future profitable operations. We cannot assure you that our operations will be successful and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, development of technology and the competitive environment in which we operate. We anticipate that we will incur losses in the near future.

We will need additional financing in the future and any such financing will likely be dilutive to our existing shareholders.

     We will likely require additional sources of financing before we can generate revenues needed to sustain operations. In particular, management believes that the Company’s current cash is sufficient to continue operations only through July 2005. Our operations, as currently conducted or anticipated to be conducted, generate costs related to the exploration of additional business opportunities, as well as ongoing personnel, legal and accounting expenses. If we are unable to capitalize on existing opportunities or locate and act on other business opportunities, or if expenditures exceed our current expectations, we will be required to find additional sources of financing. Even if we successfully avail ourselves of current or future opportunities, additional financing may be required to expand or continue being involved in such opportunities.

     Additional financing could be sought from a number of sources, including but not limited to additional sales of equity or debt securities (including equity-linked or convertible debt securities), loans from banks, loans from affiliates of the Company or other financial institutions. No assurance, however, can be given that we will be able to sell any securities or obtain any such additional financing when needed, or do so on terms and conditions acceptable or favorable to the Company, if at all. If financing is not available, we may be forced to abandon our business plans or our entire business, discontinue our preparation and filing of public disclosure reports with the United States Securities and Exchange Commission, or dissolve the Company. If we successfully enter into a financing transaction, any additional equity or equity-linked financing would be dilutive to shareholders, and additional debt financing, if available, may involve restrictive covenants.

Our independent auditors have substantial doubt about our ability to continue as a going concern.

     We have had net losses for each of the years ended December 31, 2004 and 2003, and we had an accumulated deficit as of December 31, 2004. Since the financial statements for each of these periods were prepared assuming that we would continue as a going concern, in the view of our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern.

     Furthermore, since we are pursuing a new line of business, this diminishes our ability to accurately forecast our revenues and expenses. Our ability to continue as a going concern depends, in large part, on our ability to raise sufficient capital through subsequent equity or debt financing transactions. If we are unable to raise additional capital, we may be forced to discontinue our business.

The proprietary operating system and related gaming products critical to our future success have not been, and may never be, fully developed.

     Pursuant to our software development agreement with MET Games, we are developing a Linux-based operating system for use with our proposed Class II Central Determination Games. The development process has not yet been completed and we cannot be certain that the operating system will work as anticipated and required for use in a highly regulated marketplace. The completion of the development of our proposed Linux-based operating system remains subject to all the risks associated with the development and manufacture of new products based on innovative technologies, including unanticipated technical or other problems, failures to meet regulatory requirements or performance objectives, and the possible insufficiency of the funds allocated for the completion of such development, which could result in a change in the design, delay in the development, or abandonment of such system and its products. Consequently, there can be no assurance that our proprietary Linux-based operating system will be fully developed or successfully manufactured. Our failure to complete the Linux-based operating system for our proposed Class II games will likely have a materially adverse effect on our business and prospects for future profitability.

Even if successfully developed, our Class II operating system and gaming products may not be accepted by the marketplace.

     Our Class II gaming system and the gaming products associated with it, even if successfully tested, developed and manufactured, will be competing against existing competing games and products in the gaming marketplace. There can be no assurance that the market will accept our system and products.

Evolving law may adversely affect the Company’s entry into the gaming industry.

     On November 25, 2003, the United States Department of Justice, at the request of the Bush administration, filed two formal requests asking the United States Supreme Court to review two cases decided in the Eighth and Tenth U.S. Circuits Courts of Appeal, respectively (see United States of America v. Santee Sioux Tribe of Nebraska (3/20/03, No. 02-1503); and Seneca-Cayuga Tribe of Oklahoma et al. v. Nat’l Indian Gaming Comm’n et al., 4/17/03, No. 01-5066). The Eighth and Tenth Circuits cover the west and northern plains states, where dozens of Native American tribes are located. The two circuit court decisions examined whether certain electronic gaming devices were Class II or Class III gaming machines under IGRA. Under IGRA, bingo generally qualifies as a Class II game. Class II games, including bingo, do not lose their designation as such if electronic, computer or technological aids are used in connection with the games; but an electronic facsimile of any game of chance (including bingo) does not qualify as a Class II game. Class III games (e.g., slot machines, video poker, other table games, etc.) encompass all other games not Class I (social games played for prizes of minimal value) or Class II games.

     In both the Eighth and Tenth Circuit cases, the courts determined that electronic machines that dispensed paper pull-tabs (another game of chance) were Class II machines under the IGRA because they merely dispensed paper pull-tabs and displayed results. The courts found, in essence, that the games in question were not “electronic facsimiles” of the game of pull-tabs, but instead merely facilitated the playing of pull-tabs. Regulations promulgated under the IGRA indicate that the use of electronic and electromechanical formats which broaden player participation by allowing multiple players to play with or against each (other than with or against a machine) will not constitute electronic facsimiles (see 25 C.F.R. § 502.8).

     The classification of electronically linked bingo-style games is important to the Company and its business plan. For one, state-tribal compacts typically limit the number of Class III slot-machine games able to be installed in any one gaming location. Second, our involvement in the gaming industry is directly related to these kinds of bingo/slot-machine games. Therefore, if games that we anticipate will qualify as Class II games were to be classified by regulatory authorities as Class III games, the size of our available market would significantly shrink.

     On March 2, 2004, the Supreme Court denied the Justice Department’s petition for writ of certiorari for the Eighth and Tenth Circuit decisions, which means the Court declined to review the Eighth and Tenth Circuit Court decisions. Because of this action, the Eighth and Tenth Circuit decisions stand. While this result is positive for the gaming industry in general and for us in particular, there can be no assurance that there will not be other legal actions that will result in a classification of our Class II games as Class III games, or that current IGRA regulations will not be repealed. Furthermore, the cases discussed above did not involve bingo-style gaming machines or Central Determination Games (and their corresponding gaming systems) such as those distributed by the Company. The result of any such further attempts to overturn precedent or to reclassify bingo-style gaming machines, such as ours, is beyond our control, and its outcome must be considered a material and significant risk factor.

     In May 2004, the Oklahoma Legislature passed legislation authorizing certain forms of gaming at racetracks, and additional types of games at tribal gaming facilities, pursuant to a tribal-state compact. This legislation was subject to approval in a statewide referendum, which was subsequently obtained in the November 2004 elections. The Oklahoma gaming legislation allows the tribes to sign a compact with the State of Oklahoma to operate an unlimited number of electronic instant bingo games, electronic “bonanza-style” bingo games, electronic skill games and non house-banked blackjack games. In addition, certain horse tracks in Oklahoma will be allowed to operate a limited number of instant and “bonanza-style” bingo games and electronic skill games. Four tribes and the state must sign the compact and the Bureau of Indian Affairs must approve it before it becomes effective. The compact was effective and the tribes began operating the compacted games in the first quarter of 2005. All vendors placing games at any of the racetracks under the compact will ultimately be required to be licensed by the State of Oklahoma. Pursuant to the compacts, vendors placing games at tribal facilities will have to be licensed by each tribe. All electronic games placed under the compact will have to be certified by independent testing laboratories to meet technical specifications. These were published by the Oklahoma Horse Racing Commission and the individual tribal gaming authorities in February 2005.

     We believe the recently adopted Oklahoma legislation significantly clarifies and expands the types of gaming permitted by Native America tribes in that state. We currently expect continued intensified competition from vendors currently operating in Oklahoma as well as new market entrants. As a result, we anticipate further pressure on our ability to penetrate the market in Oklahoma. In addition, in the immediate future, we expect continued regulatory uncertainty in Oklahoma. In particular, although we and other vendors may not begin to offer games enabled by the new legislation until state and tribal regulations, rules and specifications adopted pursuant to that legislation become final, certain other vendors and tribes may begin to offer new games prior to that time. It is unclear what, if any, regulatory enforcement action could or would be taken against tribes and vendors offering games not authorized by existing law but permitted under the newly adopted, but not yet effective, legislation.

     The new legislation requires Oklahoma tribes to develop their own licensing procedures for their vendors. Our Oklahoma tribal customers are in the early stages of developing these procedures, and we currently have limited, if any, information regarding the ultimate process or expenses involved with securing licensure by the tribes. Moreover, tribal policies and procedures, as well as tribal selection of gaming vendors, are subject to the political and governance environment within the tribe. Changes in tribal leadership or tribal political pressure can affect our relationships with our customers. As a result of these and other considerations, it remains difficult to forecast the short-term impact on our business from the recent Oklahoma gaming legislation.

The Company currently has few required licenses and permits for its gaming business, and has encountered delays in the permitting and licensing process with tribal authorities.

     The gaming industry in the United States is highly regulated, and frequently requires operators of gaming facilities and manufacturers and distributors of gaming machines and related equipment to acquire various authorizations, licenses, permits or other forms of approval from governmental, tribal and/or quasi-governmental agencies or bodies. At this time, we have registered with the U. S. Department of Justice under the Johnson Act, we possess a manufacturer and distributor registration from the State of California Gambling Control Commission, 12 tribal licenses from tribes in located in the State of California, and one tribal license in the State of Oklahoma. We possess no other authorizations, licenses, permits or other forms of approval that may be required for us to manufacture, manage and service our anticipated gaming products.

     We will likely require further approvals from regulatory authorities in the State of California in order to carry out our current business plans and opportunities in such jurisdiction. In particular, we will require tribal permits upon each placement of machines in Native American casinos and facilities, and will likely also require a suitability finding by the California State Gaming Agency. In addition, we expect to be required to obtain similar permits, licenses and approvals in the State of Oklahoma. We cannot be certain that we will be able to successfully obtain any of the foregoing permits, licenses or obtain a suitability finding. Any failure on our part to obtain required authorizations, licenses, permits or other form of approval may thwart our business plans significantly or entirely.

     In addition, in the course of pursuing authorizations, licenses, permits and other forms of approval for us to manufacture, manage and service our gaming products in California and Oklahoma, the Company has routinely encountered slower application processes than anticipated, especially when seeking authorizations, licenses and permits from tribal authorities.

We may have a difficult time enforcing our contracts against Native American tribes and the casinos they own and operate.

     Native American Tribes generally enjoy sovereign immunity from suit similar to that of the states and the United States. In order to sue a Native American tribe (or an agency or instrumentality of a Native American tribe), the Native American tribe must have effectively waived its sovereign immunity with respect to the matter in dispute.

     In our contracts with Native American customers, we attempt to provide that any dispute regarding interpretation, performance or enforcement shall be submitted to, and resolved by, arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and that any award, determination, order or relief resulting from such arbitration is binding and may be entered in any federal court having jurisdiction. Even if we are able to effectively bargain or negotiate for such a provision, we could be precluded from judicially enforcing any rights or remedies against a tribe without a waiver, limited or otherwise, of the tribe’s sovereign immunity. These rights and remedies include, but are not limited to, our right to enter Native American lands to retrieve our property in the event of a breach of contract by the tribe party to that contract, and our right to enforce any arbitration decision in our favor.

We will depend upon others for the manufacture of our gaming products, which will subject our business to the risk that we will be unable to fully control the supply of our products to the market.

     Our ability to develop, manufacture and successfully commercialize our proposed products depends upon our ability to enter into and maintain contractual and collaborative arrangements with others, such as Bally. We do not intend to manufacture any of our proposed products; but instead intend to retain contract manufacturers. There can be no assurance that Bally or any other manufacturers will be able to supply our products in the required quantities, at appropriate quality levels or at acceptable costs. We may be adversely affected by any difficulties encountered by such third-party manufacturers that result in product defects, production delays or the inability to fulfill orders on a timely basis. If a manufacturer cannot meet our quality standards and delivery requirements in a cost-efficient manner, we would likely suffer interruptions of delivery while we arrange for alternative manufacturing sources. Any extended disruption in the delivery of products could result in our inability to satisfy customer demand for our products. Consequently, our inability to obtain alternative sources on a timely basis may have a material adverse effect on our business and results of operations. A number of our products are manufactured outside the United States. Our purchase contracts are typically settled in Yen and we therefore may be subject to currency risk as well.

Our reliance on third-party manufacturers and other third parties in other aspects of our business will reduce any profits we may earn from our products, and may negatively affect future product development.

     As noted above, we currently intend to market and commercialize products manufactured by others, and in connection therewith we will likely be required to enter into manufacturing, licensing and distribution arrangements with third parties similar to the licensing agreement we entered into with Bally. These arrangements will likely reduce our product profit margins. In addition, the identification of new product candidates for development may require us to enter into licensing or other collaborative agreements with others. These collaborative agreements may require us to pay license fees, make milestone payments, pay royalties and/or grant rights, including marketing rights, to one or more parties. Any such arrangement will likely reduce our profits. Moreover, these arrangements may contain covenants restricting our product development or business efforts in the future.

We may not be able to enter into manufacturing agreements or other collaborative agreements on terms acceptable to us, if at all, which failure would materially and adversely affect our business.

     We cannot be sure that we will be able to enter into manufacturing or other collaborative arrangements with third parties on terms acceptable to us, if at all, when and as required. If we fail to establish such arrangements when and as necessary, we could be required to undertake these activities at our own expense, which would significantly increase our capital requirements and may delay the development, manufacture and installation of our gaming machines on casino floors. If we could not find ways of addressing these capital requirements, we would likely be forced to sell or abandon our business.

We operate in an extremely competitive environment.

     The market for gaming machines is a difficult one in which to compete as there are a number of established, well-financed and well-known companies that compete with our current and planned products. In particular, International Game Technology (“IGT”) enjoys a significant domestic and international market position in the gaming-machine market. Similarly, Multimedia Games, Inc. enjoys a significant market position in the Class II gaming machine market. Other major gaming-machine companies include Sigma Gaming, Inc. and Bally Gaming Inc., a subsidiary of Alliance Gaming Corp. All of these companies have substantially more resources than we do. The development of a successful new product by a competitor could adversely affect the market demand for our products and impair our ability to generate sales. Similarly, if well-established companies such as IGT were to focus their resources on the developing Class II gaming machine market, our ability to capitalize on the perceived opportunities in that market could be significantly impaired.

Our inability to protect our intellectual property could impair our ability to compete.

     Our success and ability to compete depend in part upon proprietary intellectual property. Our proprietary intellectual property currently consists of certain licensed trademark, image and likeness, and other moral rights, assets required under an asset purchase agreement with Streamline Development Company, Inc., and a copyright and other intellectual-property rights relating to software developed by MET Games pursuant to our software development agreement with them. We currently rely and intend to rely in the future on a combination of copyright, trademark, patent, trade secret laws, and nondisclosure agreements to protect our proprietary technology. Although we have entered into confidentiality, non-compete and invention assignment agreements with our employees and otherwise limit access to, and distribution of, our proprietary technology, there can be no assurance that such agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become independently developed or discovered by competitors.

We are highly dependent on the services provided by certain executives and key personnel.

     Our success in the Native American and charitable gaming markets depends in significant part upon the continued service of certain senior management and other key personnel. In particular, we are materially dependent upon the services of Russell C. Mix, a director of the Company and our President and Chief Executive Officer. We have an employment agreement with Mr. Mix, but if he should no longer serve the Company it would likely have a materially adverse impact on our business, financial condition and operations. The Company has not secured any “key person” life insurance covering the life of Mr. Mix.

     Our success also depends on our ability to identify, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing personnel. We intend to hire a full-time Chief Financial Officer and a number of sales, business development, marketing, technical and administrative personnel in the future. Competition for such personnel is intense and there can be no assurance that we will successfully attract, assimilate or retain a sufficient number of qualified personnel. The failure to retain and attract the necessary technical, managerial, sales and marketing and administrative personnel could have a material adverse impact on our business, financial condition and operations.

Our officers and directors, together with certain affiliates, possess substantial voting power with respect to our common stock, which could adversely affect the market price of our common stock.

     As of April 27, 2005, our officers and directors collectively possessed beneficial ownership of 520,553 shares of our common stock, which represents approximately 3.8% of our common stock. Certain other significant shareholders, including Perkins Capital Management, Inc., Ronald E. Eibensteiner and Wayne W. Mills collectively possessed beneficial ownership of a total of 5,662,975 shares of common stock, which represents approximately 41.2% of our common stock. When taken together, our directors, officers and significant shareholders have beneficial ownership of approximately 43.7% of our common stock. This represents a significant and controlling portion of the voting power of the Company’s shareholders. As a result, our directors and officers, together with significant shareholders, have the ability to substantially (but not wholly) control our management and affairs through the election and removal of our entire board of directors, and all other matters requiring shareholder approval, including the future merger, consolidation or sale of all or substantially all of our assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change-of-control transaction that may otherwise be beneficial to our shareholders. As a result, the return on an investment in our common stock through the market price of our common stock or ultimate sale of our business could be adversely affected.

     Furthermore, assuming the sale of all of the shares of common stock offered hereby, upon completion of this offering it is anticipated that the percentage of our outstanding shares of common stock remaining concentrated in the hands of a few shareholders (including Company officers and directors and three other significant shareholders, including Perkins Capital Management, Inc., Ronald D. Eibensteiner, and Wayne W. Mills will not be materially charged).

The resale of shares covered by this registration statement could adversely affect the market price of our common stock in the public market, and thereby negatively affect the Company’s ability to raise additional equity capital.

     The sale, or availability for sale, of common stock in the public market pursuant to this registration statement may adversely affect the prevailing market price of our common stock and may impair the Company’s ability to raise additional capital by the sale of its equity securities. Once effective, this registration statement will register the resale of a significant number of shares of our common stock. In fact, the registration statement will make publicly available for resale an additional 6,152,313 shares of our common stock, assuming the issuance of all shares of common stock issuable upon exercise of warrants and conversion of promissory notes. This figure represents approximately 42% of all shares of our common stock issued and outstanding after the effectiveness of this registration statement.

     As of April 27, 2005, we had outstanding approximately 13,316,233 shares of our common stock outstanding (including pending issuance relating to the November 2004 Private Placement), of which only approximately 30-35% of such shares were available for sale without restriction. When the registration statement that includes this prospectus is declared effective, all 6,152,313 of the shares being offered hereby (which figure includes 2,442,985 shares of common stock issuable upon exercise of outstanding warrants and conversion of outstanding promissory notes) will be available for sale. We may also issue additional shares in connection with our business and may grant additional stock options to our employees, officers, directors and consultants or warrants to third parties. Sales of a substantial number of shares of our common stock in the public market pursuant to this offering, and afterwards, could adversely affect the market price for our common stock and make it more difficult for you to sell our shares at times and prices that you feel are appropriate. Furthermore, we expect that, because there is a such a large number of shares registered hereunder, selling shareholders will continue to offer shares covered by this registration statement for a significant period of time, the precise duration of which we cannot predict. Accordingly, the adverse market and price pressures resulting from this offering may continue for an extended period of time.

Our stock price is, and we expect it to remain, volatile, which could limit investors’ ability to resell shares of our common stock at a profit.

     The volatile price of our common stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock, including but are not limited to:

•	achievement or rejection of regulatory approvals by us or by the tribes or other purchasers of our products;

•	announcements of technological innovations or new commercial products by our competitors or us;

•	developments concerning proprietary rights, including patents;

•	regulatory developments in the United States relating to the gaming industry;

•	period-to-period fluctuations in our revenues and other results of operations;

•	changes in financial estimates by securities analysts; and

•	sales of our common stock.

     We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

Our articles of incorporation grant the Company’s board of directors with the power to designate and issue additional shares of common and/or preferred stock.

     Our authorized capital consists of 100,000,000 shares of capital stock. Pursuant to authority granted by the Company’s articles of incorporation, our board of directors, without any action by the shareholders, may designate and issue shares in such classes or series (including classes or series of common stock and/or preferred stock) as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of classes or series of common stock or preferred stock that may be issued could be superior to the rights of the common stock offered hereby. Our board of directors’ ability to designate and issue shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect other rights appurtenant to the shares of common stock offered hereby. Any such issuances will dilute the percentage of ownership interest of our shareholders and may dilute the book value of the Company.

     As of May 11, 2005, we had 13,316,233 shares of common stock outstanding (including issuances of common stock pending in connection with the November 2004 Private Placement). As of May 11, 2005, a further 6,708,725 shares of our common stock have been reserved as follows:

•	2,300,000 shares for issuance under our existing stock option plans, of which options relating to 1,139,166 shares are currently outstanding;

•	1,711,942 shares for issuance pursuant to stock option agreements entered into outside of stock option plans; and

•	2,696,783 shares issuable upon the exercise of outstanding warrants (including shares issuable upon the exercise of warrants issued in connection with the November 2004 Private Placement).

     In addition to the shares noted above, our board of directors has designated 233,333 of our shares for issuance as “Series A Convertible Preferred Stock.” During the fiscal year ended December 31, 2001, the Company issued 440,000 shares of Series A Convertible Preferred Stock. As of the date of this prospectus, shareholders holding 396,666 shares of Series A Convertible Preferred Stock had converted their preferred shares into shares of our common stock. As a result, there remain 43,334 shares of Series A Convertible Preferred Stock outstanding as of the date of this prospectus, which shares are currently convertible into an additional 97,798 shares of our common stock.

Our common stock trades only in an illiquid trading market.

     Trading of our common stock is conducted on the over-the-counter bulletin board. This has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of our Company and its common stock. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

There is currently little trading volume in our common stock, which may make it difficult to sell shares of our common stock.

     In general, there has been very little trading activity in our common stock. Over the past three months, the average daily trading volume (as reported by BigCharts.com and Yahoo Finance) has been approximately 20,000 shares. The relatively small trading volume will likely make it difficult for our shareholders to sell their shares as and when they choose. Furthermore, small trading volumes generally depress market prices. As a result, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate.

Because it is a “penny stock,” you may have difficulty selling shares of our common stock.

     Our common stock is a “penny stock” and is therefore subject to the requirements of Rule 15g-9 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Under this rule, broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk- disclosure document prepared by the Securities and Exchange Commission. Under applicable regulations, our common stock will generally remain a “penny stock” until and for such time as its per-share price is $5.00 or more (as determined in accordance with SEC regulations), or until we meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000 in the event we have been operating for at least three years or $5,000,000 in the event we have been operating for fewer than three years, and the recognition of average revenues equal to at least $6,000,000 for each of the last three years. We do not anticipate meeting any of the foregoing thresholds in the foreseeable future.

     The penny-stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny-stock transactions. As a result, there is generally less trading in penny stocks. If you become a holder of our common stock, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate.

We have no intention of paying dividends on our common stock.

     To date, we have not paid any cash dividends and do not anticipate the payment of cash dividends in the foreseeable future. Accordingly, the only return on an investment in shares of our common stock, if any, may occur upon a subsequent sale of such shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain statements that are “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and includes, among other things, discussions of the Company’s business strategies, future operations and capital resources. Words such as, but not limited to, “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

     Forward-looking statements are included in “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operation” and “Description of Business.” Although the Company believes that the expectations reflected in such forward-looking statements are generally reasonable, it can give no assurance that such expectations will ultimately prove to be correct. Generally, these statements relate to: business plans and strategies, projected or anticipated benefits or other consequences of market conditions and opportunities, business plans or strategies, projections involving anticipated sales and revenues, expenses, projected future earnings and other aspects of operational results. All phases of the Company’s operations are subject to a number of uncertainties, risks and other influences, most of which are outside the Company’s control, and any one or combination of which could materially and adversely affect the results of the Company’s operations, and also, could affect whether any such forward-looking statements contained in this prospectus ultimately prove to be accurate. Important factors that could cause actual results to differ materially from the Company’s expectations are summarized above, as well as in the section captioned “Risk Factors” beginning on page 6 of this prospectus.

MANAGEMENT’S PLAN OF OPERATION

     The accompanying Plan of Operation should be read in conjunction with the audited financial statements, and notes thereto, included in this prospectus.

Plan of Operation

     Assets; Property Acquisitions and Dispositions. Spectre’s primary assets are inventory, fixed assets, cash and intellectual-property rights, which are the foundation for the Company’s product offerings. At this time, the Company does not anticipate purchasing or selling any significant equipment or other assets in the near term outside of the ordinary course of business. The Company anticipates adding additional employees as it continues to execute on its business strategy of selling primarily to Native American tribal casinos and the charitable gaming market.

     Initial Product Offerings. Spectre’s first product offerings include a mechanical 9-reel slot machine and a Linux-based Class II gaming system. A more complete discussion of the Company’s initial product offerings can be found under the caption “Initial Product Offerings” in the “Description of Business” section of this prospectus.

     Research and Development. The Company anticipates that it will spend between $500,000 and $1,000,000 on research and product development over the next 12 months. The Company’s efforts in this regard will primarily be focused on making enhancements to its Linux-based Class II gaming system, creating additional gaming systems and gaming titles/products.

     Liquidity and Capital Resources. The Company had positive working capital of $2,660,953 and $259,749 at December 31, 2004 and 2003, respectively. During 2004, cash used in operations was $4,386,270, and the primary uses of cash were to fund the Company’s net loss, acquire inventory and to prepay license fees. These uses were partially offset by an increase in accounts payable, payroll and related taxes and accrued expenses and non-cash charges related to common stock, stock options and warrants issued for services. For the year ended December 31, 2003, the primary use of cash was to fund the Company’s net loss partially offset by a decrease in prepaid expenses and increases in accounts payable, payroll and related taxes and accrued expenses.

     The Company had working capital of $1,217,000 and $2,661,000 at March 31, 2005 and December 31, 2004, respectively. Cash used in operations was $1,088,000 and $388,000 for the three months ended March 31, 2005 and 2004, respectively. For the three months ended March 31, 2005, the primary uses of cash were to fund the Company’s net loss, purchase inventory and a decrease in accounts payable. These uses were partially offset by non-cash charges related to amortization of original debt issue discount, amortization of debt issuance costs and depreciation and amortization. For the three months ended March 31, 2004, the primary use of cash was to fund the Company’s net loss partially offset by a decrease in prepaid expenses and increases in accounts payable, payroll and related taxes and accrued expenses. For the three months ended March 31, 2004, a non-cash expense related to common stock issued for development services also partially offset cash used to fund the Company’s operating loss.

     Cash used in investing activities was $845,475 and $0 for the years ended December 31, 2004 and 2003, respectively. For the year ended December 31, 2004 the Company used cash for capital expenditures, primarily at its El Cajon, California location.

     Cash used in investing activities was $65,000 and $0 for the three months ended March 31, 2005 and 2004, respectively. For the three months ended March 31, 2005 the Company used cash for capital expenditures, primarily at its El Cajon, California location.

     Cash provided by financing activities was $7,339,350 and $468,703 for the years ended December 31, 2004 and 2003, respectively. In November 2003, the Company began a private placement which ended in March 2004. A majority of the sales of the Company’s common stock in this private placement occurred after December 31, 2003. In the private placement, the Company sold a total of 1,796,829 shares of its common stock (of which 1,531,989 were sold in 2004) for a per-share price of $0.75 (i.e., raising a gross total of $1,347,626, $1,148,996 of which was raised in 2004). The Company used an agent for a portion of these sales. As a fee, the Company paid the agent $62,550 in cash and issued the agent fully-vested five-year warrants to purchase up to 83,400 shares of the Company’s common stock for an exercise price of $0.75 per share. In addition, the Company incurred legal fees and other expenses of $19,407 related to this private placement.

     Cash used in financing activities was $178,000 for the three months ended March 31, 2005 as compared with cash provided by financing activities of $1,075,000 for the three months ended March 31, 2004. Payments on notes payable used $140,000 and debt financing costs used $37,500 of cash during the three months ended March 31, 2005. In November 2003, the Company began a private placement which ended in March 2004 (the “Offering”). A majority of the sales of the Company’s common stock occurred after December 31, 2003. In the Offering, the Company sold a total of 1,796,829 shares of its common stock (of which 1,531,989 were sold in 2004) for a per share price of $0.75 (i.e., raising a gross total of $1,347,626, $1,148,996 of which was raised in 2004). The Company used an agent for a portion of these sales. As a fee, the Company paid the agent $62,550 in cash and issued the agent five-year warrants to purchase up to 83,400 shares of the Company’s common stock for an exercise price of $0.75 per share.

     In November, 2004, the Company closed on a private placement of 1,811,429 units, each unit consisting of one share of common stock and a five-year warrant to purchase one additional share of common stock at a purchase price of $3.75 per share. The per-unit price was $2.50 (i.e., raising a gross total of $4,528,573). The Company used two agents in completing the sale of the units in the November 2004 private placement. As a fee, the Company paid the agents an aggregate of $362,286 in cash, and issued the agents fully-vested five-year warrants to purchase up to 181,143 units for an exercise price of $2.50 per unit. In addition, the Company incurred legal fees and other expenses of $70,898 related to this private placement.

     On September 30, 2003, the Company completed the private placement of 3,841,333 shares of the Company’s common stock. Total proceeds from the private placement totaled $272,480, of which $130,480 was received in cash, $42,000 was a conversion of loans payable to related parties and $100,000 was received as stock subscriptions receivable.

     On May 20, 2004, the Company received $1,100,000 in a convertible debt investment from Pandora. The related promissory note was payable in interest only, at 10% per annum, through August 20, 2004, and thereafter is payable in equal monthly installments over the next 15 months. The note is convertible by Pandora into common stock of Spectre at $2.50 per share, and allows Spectre, subject to certain conditions and limitations, to make monthly installment payments with its common stock at a price per share equal to 90% of the average closing bid price of the common stock over the 30 trading days immediately preceding the payment date. In connection with the financing, Spectre paid a 3% origination fee, issued a fully-vested five-year warrant for the purchase of 200,000 shares of Spectre’s common stock at $2.50 per share, and granted Pandora a security interest in the Company’s assets. In addition, Spectre agreed to file a registration statement by November 3, 2004 with the U.S. Securities and Exchange Commission (the “SEC”), covering the issuance or resale of the shares of Spectre’s common stock which may be issued in connection with the note and warrant issued to Pandora, and cause the same to be declared effective by February 1, 2005. The registration statement was declared effective on January 24, 2005. In connection with the financing, the Company also paid a finder’s fee to Blake Capital Advisors, LLC (“Blake”) of $50,000 and issued a fully-vested five-year warrant for the purchase of 50,000 shares of the Company’s common stock at $2.50 per share and a fully-vested five-year warrant for the purchase of 50,000 shares at $3.00 per share. Net cash received by the Company after paying the finders fee, origination fee and legal cost of the lender of $10,000 was $1,007,000.

     On September 10, 2004, the Company issued two $750,000 promissory notes accruing interest at 10% per annum. One note was issued to Pandora and the other note was issued to Whitebox. The notes are payable interest only through March 10, 2005, at which time the principal is due. In connection with the financing, Spectre paid a 3% origination fee, issued fully-vested five-year warrants for the purchase of 50,000 shares of Spectre’s common stock at $3.00 per share to both Pandora and Whitebox, and granted Pandora and Whitebox security interests in the Company’s assets. In addition, Spectre agreed to file a registration statement by November 3, 2004 with the SEC, covering the issuance or resale of the shares of Spectre’s common stock which may be issued in connection with the warrants issued to Pandora and Whitebox, and cause the same to be declared effective by February 1, 2005. The registration statement was declared effective on January 24, 2005. Net cash received by the Company after paying the origination fee and legal costs of the lenders of $5,000 was $1,450,000.

     On March 10, 2005, the Company signed amendments to the two $750,000 secured promissory notes issued to Pandora and Whitebox. The amendments extend the due date of the notes to June 10, 2005, which date can be further extended by the Company to September 10, 2005. As part of the amendments the Company agreed to maintain assets whose value equals or exceeds the principal and interest amounts then owned under the notes. For purposes of valuing the assets for compliance under this provision, the Company’s cash shall be valued at 100%, the Company’s accounts receivable shall be valued at 80% and the Company’s inventory and fixed assets shall be valued at 50% of their respective book values. As consideration for the amendments, the Company paid Pandora and Whitebox each $18,750. If the Company elects to extend the notes to September 10, 2005, Pandora and Whitebox will each be entitled to a 2.5% origination fee on the then outstanding principal amount of their respective note.

     The decrease in additional paid-in capital relates to a $474,497 reduction for cancelled options and a change in the fair value of options issued to non-employees pursuant to EITF 96-18.

     On June 30, 2004, the Company signed a three-year non-exclusive license agreement (“License Agreement”) with Bally Gaming Inc. (“Bally”). The License Agreement calls for the Company to purchase up to 3,000 game cabinets from Bally over the term of the License Agreement. Nevertheless, if the Company has purchased at least 70% of its Class II cabinet purchases from Bally during the term, Bally shall waive the 3,000 game cabinet purchase minimum. In addition, the Company was obligated to purchase at least 100 game cabinets from Bally, and incur certain minimum license-fee charges of $187,500, by June 30, 2004. As of March 31, 2005, the Company had purchased 100 game cabinets from Bally.

     The following summarizes the Company’s contractual obligations at December 31, 2004.

	Total	1 Year or Less	1-3 Years	4-5 Years	Over 5 Years
Convertible note payable	$819,922	$819,922	$—	$—	$—
Short-term debt	1,500,000	1,500,000	—	—	—
Operating leases	105,397	73,812	30,180	1,405	—

Total	$2,425,319	$2,393,734	$30,180	$1,405	$—

     During 2004 and 2003, we did not pay or declare any cash dividends and do not intend to pay any cash dividends in the near future.

     The Company expects to spend a significant amount on capital equipment purchases over the next twelve months, primarily as it places its gaming machines in Native American and charitable gaming facilities. The Company expects that it will need financing to purchase this equipment. Once placed in a casino these machines are transferred to fixed assets.

     Management believes that its cash should be sufficient to satisfy its cash requirements through May 2005. The Company will need to obtain additional cash to meet its needs, including repaying the notes described above, beyond that period and has been actively pursuing additional financing.

Off-Balance-Sheet Arrangements

     The Company has no off-balance-sheet arrangements.

Critical Accounting Policies

     Our critical accounting policies are those both having the most impact to the reporting of our financial condition and results, and requiring significant judgments and estimates. Our critical accounting policies include those related to (a) revenue recognition, (b) property, plant and equipment, (c) inventory and (d) the valuation of stock-based compensation awarded. The Company derives its gaming revenues in primarily two ways, outright sales of machines to customers, and participation arrangements with its Native American customers. Revenue for machine sales is recorded upon shipment. Under the participation arrangements, the Company retains ownership of the equipment installed at a customer site and receives revenue based on a percentage of the hold per day generated by each gaming system, which is generally considered both realizable and earned at the end of each gaming day. The Company accounts for the participation agreements as operating leases. Property, equipment and leasehold improvements and leased gaming equipment were stated at cost. Depreciation of an asset was recognized on the straight-line basis over the asset’s estimated useful life ranging from three to five years. Leasehold improvements were amortized using the straight-line method over the shorter of the lease term or the estimated useful life. Maintenance, repairs and minor renewals are expensed when incurred. Inventory, which consists principally of gaming products and related materials, are stated at the lower of cost (determined on the first-in, first-out method) or market. The Company uses the intrinsic value-based method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for employee stock options and stock based compensation. The Company uses Emerging Issues Task Force 96-18 (EITF 96-18), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” to value options and warrants issued to non-employees. Management’s estimates of the fair value of each option and warrant granted is calculated using the Black-Scholes pricing model with weighted-average assumptions including risk free interest rate, expected life of options granted, expected volatility range, and expected dividend yield.

DESCRIPTION OF BUSINESS

History

     Spectre Gaming, Inc. (formerly OneLink, Inc.) was incorporated in Minnesota in June 1990. The Company is seeking to become a provider of interactive electronic games to the Native American and charitable gaming markets. The Company designs and develops networks, software and content that provides customers with a comprehensive gaming system.

     Prior to July 1, 2002, Spectre provided telecommunications-based business-intelligence services via the Internet. The Company’s services enabled the production of business-intelligence reports based on caller data of business customers available from telecommunications companies. The reports included summaries and detail of the data about the location of the businesses’ incoming callers, frequency of calls, number of unanswered calls, busy calls, and similar information. Incumbent Local Exchange Carriers (referred to in the industry as “ILECs”) provided the data the Company used to generate the business-intelligence reports. The Company sold its service directly to ILECs, primarily targeting the Regional Bell Operating Companies, and the ILECs in turn marketed and sold the Company’s services under their own private branding to their own business customers, especially small to medium-sized businesses depending on incoming telephone calls to generate revenue.

     On April 24, 2002, while the Company was involved in providing business-intelligence products and services the Company announced that its ability to generate cash flow was severely impacted by the downturn in the telecommunications market. The severe downturn greatly delayed the deployment of the Company’s products by Regional Bell Operating Companies. On June 3, 2002, the Company announced that a letter of intent had been signed with CallVision, Inc. (“CallVision”) pursuant to which CallVision agreed in principle to purchase substantially all of the Company’s assets. The Company entered into an asset purchase agreement with CallVision, Inc. on June 28, 2002, and ceased operations as of July 1, 2002. On December 6, 2002, the Company’s shareholders approved the asset sale and on December 11, 2002, the Company closed on its sale of substantially all of its assets to CallVision.

     In 2003, the Company decided to pursue opportunities in the Native American and charitable gaming markets. The Company is committed to bringing new technology, games and game-related products to the Native American and charitable gaming markets. Our strategy is simple: provide exciting and unique products and services to the market.

The Markets

     Class II: Class II gaming includes bingo, and over 60 million people play bingo on a regular basis in the United States. Presently, there are two distinctly different market segments that exist in Class II gaming: Native American and charitable, which are discussed in greater detail below. Worldwide in 2003, these segments cumulatively generated approximately $10 billion dollars. Today, 46 states and the District of Columbia legally permit the game of bingo to be conducted by Native American tribes or in connection with charitable causes. With the advent of innovative ideas for the presentation and playing of bingo, coupled with new server-based technology, bingo has been placed into a device that looks and feels similar to a slot machine, but the outcome of the game is determined by a central server (such games are commonly referred to as “Central Determination Games”). These Central Determination Games feature many technological and user-interactive advancements, including video bingo games, that have the excitement and play of Class III style games (discussed below), and game odds and paytables which are more flexible than traditional slot machines.

     Native American — In the United States there are over 560 federally recognized Native American tribes with approximately 354 gaming operations. From published reports, industry experts currently estimate there are approximately 22,000 Class II gaming devices on the floors of tribal casinos, with growth potential of 100% by the end of 2007. The Class II Native American market began in states that had no tribal-state compacts, such as Oklahoma and Florida. Two major events have recently transpired regarding Class II Native American gaming. First, in June 2002, the National Indian Gaming Commission (the “NIGC”) established a definition of a Class II device which narrowly construes a prohibition on “electronic and electromechanical facsimiles” under the Indian Gaming Regulatory Act of 1988 (“IGRA”). In March 2004, the United States Supreme Court denied a writ of certiorari to review a lower court ruling upholding the legality of devices which meet the NIGC’s definition of Class II games (see United States of America v. Santee Sioux Tribe of Nebraska (3/20/03, No. 02-1503); and Seneca-Cayuga Tribe of Oklahoma et al. v. Nat’l Indian Gaming Comm’n et al., 4/17/03, No. 01-5066). We believe these legal developments have dispelled some uncertainty in the market, are positive, and will help fuel growth in the Class II Native American market over the next several years.

     The Company believes that opportunities also exist for Class II gaming in states that do not allow “mechanical” versions of Class III games (such as Minnesota), and states that have placed limits on the number of Class III machines in tribal gaming facilities (such as California and South Dakota). For example, we believe that in jurisdictions where less casino floor space can be allocated to traditional mechanical slot machines, more floor space will be available for Class II machines in general. Similarly, where states have placed absolute limits on Class III machine numbers, Class II devices become a solution to place more games on casino floors without violating applicable restrictions.

     Charitable — It is estimated there are over 600 million people that play some form of bingo worldwide. In the United States, an estimated 37,000 charitable organizations are legally permitted to conduct bingo games. In addition, the Class II charitable gaming market may grow if horse and dog race tracks are allowed to install such games in connection with charitable purposes.

     Class III: Class III gaming encompasses all games that are neither tribal nor Class II games. Plainly stated, Class III gaming involves games that people typically associate with casinos, such traditional slot machines and table games. According to Deutsche Bank, there were an estimated 725,000 Class III slot machines in the North American marketplace at the end of 2003. The major Class III markets in the United States for Class III gaming machines are as follows:

•	Nevada is the largest and most established domestic gaming market with approximately 100 casinos and various smaller gaming venues accounting for an estimated total of 205,000 Class III gaming machines.

•	Atlantic City has 13 large casinos concentrated in a mature boardwalk area and marina district. This market contains approximately 44,000 Class III gaming machines.

•	Class III gaming conducted by Native American tribes is allowed in 25 states, including California which alone has over 51,000 Class III gaming machines in tribal gaming locations. Class III Native American gaming differs from the non-Native American casino market in that it is regulated under IGRA. Pursuant to IGRA regulations, permissible Class III gaming devices require, as a condition to installation on a tribal casino floor, that a Native American tribe and the state government in which the Native American lands are located enter into a compact governing the terms of the proposed gaming. Without any such compact between the state and a tribe, the tribe cannot conduct Class III gaming in that state.

Initial Product Offerings

     Our Class II Products: The Company is currently developing software for a proprietary Linux-based Class II gaming system pursuant to a software development agreement with MET Games. MET Games has begun testing and developing the software on the Company’s behalf. As part of the testing process, the Company had placed test systems and games in the Oklahoma marketplace. The Company anticipates that its Class II gaming products will operate under bingo rules of play (i.e., player vs. player as opposed to player vs. machine), but its gaming terminals will appear and play like traditional slot machines, combining video and mechanical elements and including such features as ticket-in/ticket-out technology and touch screens. The Company anticipates that each gaming terminal will be electronically connected to a local on-site server. Each local server will in turn be connected to one or more regional servers coordinating the local servers into one single bingo game by allocating “bingo cards” to each playing terminal, generating numbers randomly in the manner of a traditional bingo blower, tracking or “scoring,” and communicating each terminal’s results in addition to maintaining financial reports.

     Our Class III Products: The Company has acquired mechanical “9-Reel” games manufactured in Japan in connection with a strategic relationship with a California corporation. These games feature back-lit spinning reels that combine rocking motion and flashing lights upon a winning combination, and include dual-speaker stereo sound with high-power amplifiers. Optional features include ticket-in/ticket-out technology, bill acceptors/validators and mechanical bells or electronic melodies for jackpots. These machines are carefully manufactured to provide comfort and ease of play, and to minimize costly maintenance.

Research and Development

     Since the adoption of the Company’s new business plan, Spectre has spent approximately $1,140,000 on research and development activities. Over the next 12 months, the Company anticipates that it will spend between $500,000 and $1,000,000 on research and product development. The Company’s efforts in this regard will primarily be focused on making enhancements to its Linux-based Class II gaming system, creating additional gaming systems and gaming titles/products.

Sales and Distribution

     Our products and services are sold to gaming operators that conduct gaming operations. We market our products and systems through our internal sales staff and agents. In this regard, we employ two sales personnel in the United States, and have hired consultants to assist with the placement of additional gaming machines.

Competition

     The market for gaming machines and proprietary systems is intensely competitive. The principal method of competition is the development of exciting and unique game titles, displays and concepts. A portfolio of strong performing games and intellectual property can be a competitive advantage. Other methods of competition include machine quality, sales and service operations, financial strength and product pricing.

     In the market for Class III gaming machines, manufacturers and distributors that compete with Spectre include International Game Technology, Inc., Aristocrat Leisure Limited (“Aristocrat”); Bally and its parent company Alliance Gaming Corp.; Atronic Casino Technology, Ltd. (“Atronic”); Konami Co. Ltd.; Shuffle Master, Inc.; Sigma Game, Inc.; and WMS Industries. All have developed casino products and are either authorized to sell products or are in the licensing process in many United States gaming jurisdictions. Spectre’s major competitors in the market for Class II gaming machines are currently Multimedia Games, Inc., Sierra Design Group, VGT (Video Game Technologies), IGT, Aruze, Vison Gaming, Aristocrat, Atronic, and Rocket Bingo.

Intellectual Property

     Our proprietary intellectual property currently consists of certain licensed trademark, image and likeness, and other moral rights, assets acquired under an asset purchase agreement with Streamline Development Company, Inc., and copyright and other intellectual-property rights relating to software developed by MET Games pursuant to our software development agreement with them. We currently rely and intend to rely in the future on a combination of copyright, trademark, patent, trade secret laws, and nondisclosure agreements to protect our proprietary technology.

     Most of our products are or will be sold under trademarks and copyrights that provide product recognition and promote widespread acceptance of our products in the marketplace. Our products may also contain content licensed from third parties, such as trademarks, fictional characters, names and/or storylines. We design, manufacture, produce, operate, use, and/or otherwise have permission to exploit certain gaming machines utilizing materials under license from third-party licensors.

     Our ability to enforce our patents, copyrights, trademarks and other intellectual property is subject to general litigation risks. Typically, when a party seeks to enforce its intellectual-property rights, it is often subject to claims that the intellectual-property right is invalid, or is licensed to the party against whom the claim is being asserted. We cannot ensure that our intellectual-property rights will not be infringed upon or that others will not develop products in violation of our intellectual-property rights. Although we have entered into confidentiality, non-compete and invention-assignment agreements with our employees and consultants and otherwise limit access to, and distribution of, our proprietary technology, there can be no assurance that such agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become independently developed or discovered by competitors.

Government Regulation

     The gaming industry in the United States is highly regulated, and frequently requires operators of gaming facilities and manufacturers and distributors of gaming machines and related equipment to acquire various authorizations, licenses, permits or other forms of approval from governmental, tribal and/or quasi-governmental agencies or bodies, as well as the individual suitability of officers, directors, major shareholders and key employees and/or consultants.

     Spectre and our key personnel have not yet obtained or applied for all government licenses, permits, registrations, findings of suitability and approvals necessary to maintain compliance with all regulatory agency requirements. Many of the regulations at each level are similar or overlapping; however, we are required to satisfy all conditions individually for each jurisdiction in which we operate. Laws of the various gaming regulatory agencies serve to protect the public and ensure that gaming related activity is conducted honestly, competitively, and free of corruption. In the jurisdictions where we operate, the oversight additionally ensures that the local authorities receive the appropriate amount of tax revenues. As such, our operations’ financial systems and reporting functions must demonstrate high levels of detail and integrity.

     The nature of the industry makes the regulatory compliance process very time-consuming and requires extensive resources. The process helps assure both regulators and investors that all of our operations maintain the highest levels of integrity and avoid any appearances of improprieties. We have never been denied a gaming related license, nor have our licenses ever been suspended or revoked.

     The Federal Gambling Devices Act of 1962 (the “Johnson Act”) makes it unlawful for a person to manufacture, transport or receive gaming machines, gaming devices or components across interstate lines unless that person has first registered with the Attorney General of the United States Department of Justice. In addition, the Johnson Act imposes identification and recordkeeping requirements on gaming machine distributors such as Spectre. Violation of the Johnson Act may result in seizure and forfeiture of our equipment, as well as other penalties. We are required to register annually under the Johnson Act, and to date have complied with the registration requirements of such act.

     Federal law, tribal-state compacts, and tribal gaming regulations govern gaming on Native American lands. IGRA provides the framework for federal and state control over all gaming on Native American lands and is administered by the NIGC and the Secretary of the United States Department of the Interior. The NIGC has authority to issue regulations governing tribal gaming activities, approve tribal ordinances for regulating gaming, and approve management agreements for gaming facilities, conduct investigations and monitor tribal gaming generally. IGRA is subject to interpretation by the NIGC and may be subject to judicial and legislative clarification or amendment. IGRA requires that the tribe and the state enter into a written agreement (i.e., a tribal-state compact) governing the terms of the tribe’s gaming activities in that state. Tribal-state compacts vary from state-to-state and in many cases require equipment manufacturers and/or distributors to meet ongoing registration and licensing requirements. In addition, tribal gaming commissions have been established by many Native American tribes to regulate gaming related activity on Indian lands. Indian tribes are sovereign and maintain their own governmental systems, which have primary regulatory authority over gaming conducted on land within the tribes’ jurisdiction.

     At this time, we have registered with the U.S. Department of Justice under the Johnson Act, we possess a manufacturer and distributor registration from the State of California Gambling Control Commission, 12 tribal licenses from tribes in located in the State of California, and one tribal license in the State of Oklahoma. We expect to require further approvals from regulatory authorities in the State of California in order to carry out our current business plans and opportunities in that jurisdiction. In particular, we will require tribal permits upon each placement of machines in Native American casinos and facilities, and will likely also require a suitability finding by the California State Gaming Agency. In addition, we expect to be required to obtain similar permits, licenses and approvals in the State of Oklahoma. We cannot be certain that we will be able to successfully obtain any of the foregoing permits, licenses or obtain a suitability finding. Any failure on our part to obtain required authorizations, licenses, permits or other form of approval may thwart our business plans significantly or entirely.

     In addition, in the course of pursuing authorizations, licenses, permits and other forms of approval for us to manufacture, manage and service our gaming products in California and Oklahoma, the Company has routinely encountered slower application processes than anticipated, especially when seeking authorizations, licenses and permits from tribal authorities.

Employees

     As of December 31, 2004, the Company had a total of 14 full-time and four part-time employees.

Properties

     The Company currently leases 6,114 square feet of commercial office and warehouse space at 1466 Pioneer Way No. 10, El Cajon, California. The Company pays $4,586 per month for such lease through May 31, 2005; and thereafter will pay $4,747 per month through May 31, 2006, which is the date such lease terminates. Under the terms of the El Cajon lease, the Company also pays $165 per month for water, sewer and HVAC. In addition to the El Cajon warehouse and office lease, the Company leases a house in El Cajon for $2,300 per month, which lease terminates on June 30, 2005. The Company also leases office space at 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota on a month-to-month basis from Corporate Services Group, a company wholly owned by Ronald E. Eibensteiner, the Company’s Chairman of the Board. During 2003, the Company paid a total of $30,363 for rent and overhead for this office lease. Finally, the Company leases 8,800 square feet of commercial office and warehouse space at 7206 East 38th Street, in Tulsa, Oklahoma. The Company pays $3,300 per month for such lease through March 31, 2006, which is the date the lease terminates.

Legal Matters

     The Company is not currently involved in any material litigation.

MANAGEMENT

Directors and Executive Officers

Name	Age	Position
Kenneth W. Brimmer	49	Chairman of the Board
Russell C. Mix	47	Chief Executive Officer and President, and Director
Brian D. Niebur	42	Chief Financial Officer and Director
Robert Bonev	46	Director
N.D. “Butch” Witcher	66	Director

     Kenneth W. Brimmer, Chairman of the Board. Mr. Brimmer has been a member of the Board of Directors and Chairman of Spectre since February 2005. Mr. Brimmer has been the owner and chief manager of Brimmer Company, LLC, a private investment company, since December 2001. Mr. Brimmer has been the chief executive officer of STEN Corporation (Nasdaq-SC: STEN), since September 2003, and has served as a member of its board of directors since February 1998 and as chairman of its board of directors since March 2000. STEN Corporation, with offices in Minneapolis, Minnesota, is in the business of selling, leasing and servicing oxygen tanks provided to businesses for emergency medical use, and owns and operates 11 fast-food drive-through restaurants under the name “Burger Time.” At the request of Entrx Corporation’s Board of Directors, Mr. Brimmer acted as the chief executive officer and chairman of the board of directors of VioQuest Pharmaceuticals, Inc. (formerly Surg II, Inc. and Chiral Quest, Inc.) (OTCBB: VQPH.OB), from May 2002 until February 2003. VioQuest Pharmaceuticals, Inc. was a 90% owned Entrx subsidiary during that period, until October 2003. Mr. Brimmer was the chief executive officer and chief financial officer of Active IQ Technologies, Inc. from March 2000 until December 2001, and acted as chairman of its board of directors until June 2003. Active IQ Technologies, Inc. was engaged in providing accounting software services in Minnetonka, Minnesota, and is now in the precious metals exploration business under the name Wits Basin Precious Metals, Inc. (OTCBB: WITN.OB). Until April 2000, Mr. Brimmer was an executive officer of Rainforest Cafe, Inc., serving as its treasurer from 1995, and its president from April 1997. Mr. Brimmer is currently a member and the chairman of the board of directors of Hypertension Diagnostics, Inc. (OTCBB: HDII.OB). He currently also serves as a board member at VioQuest Pharmaceuticals, Inc., Landry’s Restaurants, Inc. (NYSE: LNY) and Entrx Corporation (Nasdaq: ENTX). Mr. Brimmer has a Bachelor of Arts degree in accounting.

     Russell C. Mix, Chief Executive Officer and President, and Director. Mr. Mix has served as a director of the Company since November 2003, and has served as the Company’s President and Chief Executive Officer since April 16, 2004. Mr. Mix is currently also a director of Prolific Publishing, Inc., a developer and publisher of computer software for the entertainment markets such as game consoles, gambling games and screensavers. Prior to that, Mr. Mix was Senior Vice President, General Counsel, Secretary and a director for Casino Data Systems, Inc. (“CDS”). He was a member of the executive management team which led CDS from its inception to more than 500 employees in four years, with business operations in more than 20 jurisdictions and offices in four states. He served as General Counsel to CDS and was instrumental in taking CDS public in April 1993. Mr. Mix was also President of CDS Gaming, a subsidiary of CDS, which launched the second multi-site progressive slot gaming system into United States gaming markets in Mississippi and Nevada, as the first competitor to IGT. He also led corporate and banking teams in two subsequent offerings (February 1994 and March 1996) which cumulatively raised in excess of $90 million for CDS. Mr. Mix has a J.D. degree from McGeorge School of Law, University of the Pacific, and is currently licensed to practice law in Nevada. While in private practice, Mr. Mix concentrated his legal practice in gaming and corporate law.

     Brian D. Niebur, Chief Financial Officer and Director. Mr. Niebur has served as Chief Financial Officer (on a part-time basis) and a director of the Company since February 2003. Since February 2002, Mr. Niebur has been employed part time as the Treasurer and Chief Financial Officer of Entrx Corporation (NASDAQ: ENTX), which primarily provides industrial insulation services through its California operating subsidiary, Metalclad Insulation Corporation. In addition, since July 2000, Mr. Niebur has been employed on a part-time basis as Vice President and Controller for Wyncrest Capital, Inc., a privately held Minneapolis-based venture-capital firm. From August 1997 until July 2000, Mr. Niebur was the Controller for Vital Images, Inc., a developer and marketer of medical visualization and analysis software. Mr. Niebur was the Vice President and Controller of IVI Publishing, Inc, an electronic publisher of health and medical information, from September 1993 until August 1997. Mr. Niebur has passed the certified public accounting examination.

     Robert Bonev, Director. Mr. Bonev was appointed a director of the Company on October 8, 2004. Mr. Bonev has been Vice President of Sales and Marketing for Arctic Cat Inc. since June of 2001 and has over 20 years of marketing experience. From February 1999 to January 2000, Mr. Bonev served as Vice President of Marketing for Outdoor Marine Corporation. From December 1998 to February 1999, Mr. Bonev was employed by Teledyne Continental Motors, a business segment of Teledyne Technologies Incorporated, as Vice President of Sales/Marketing. From June 1993 to December 1998, Mr. Bonev was Director of Marketing for Mercury Marine, a division of The Brunswick Corporation.

     N.D. “Butch” Witcher, Director. Mr. Witcher has served as a director of the Company since January 2004. Mr. Witcher is currently the President of Casino Concepts and Design (CCD), a consulting business he established in 1997 to provide casino management services, product development, slot machine selection, floor layout and design, and employee training. His clients include Lakes Entertainment, Inc. (formerly Grand Casinos, Inc.), Harrah’s of New Orleans, Isle of Capri, Foxwoods Resort Casino and several others. Prior to founding CCD, Mr. Witcher was Corporate Vice President of Gaming during his seven year tenure at Grand Casinos, Inc. Previous to his Grand Casinos employment, he also held key executive positions at several leading Nevada casinos, including the Flamingo, Frontier, Tropicana and Dunes hotels, as well as Resorts International and Bally’s Park Place facilities in New Jersey.

     There are no family relationships among our executive officers or directors.

Board of Directors

     The Company’s board of directors is currently comprised of five members, each of whom is identified in the table under the caption “Directors and Executive Officers” above. Currently, Messrs. Bonev, Brimmer, and Witcher qualify as “independent directors,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards. Under the Company’s corporate bylaws, the board of directors may at any time add additional directors to serve on the board.

Audit Committee

     The Company has established an audit committee within the board of directors that currently consists of the entire board of directors. Neither the audit committee nor the board of directors has yet adopted a written charter for the audit committee. The audit committee held four quarterly telephonic meetings during fiscal year 2004.

     The board of directors has determined that at least one member of the audit committee, Mr. Kenneth Brimmer, is an “audit committee financial expert” as that term is defined in Item 401(e)(2) of Regulation S-B promulgated under the Exchange Act. Mr. Brimmer’s relevant experience includes, among others, his service as the Chief Executive Officer of STEN Corporation and Chief Executive and Chief Financial Officer of ActiveIQ Technologies, Inc. and his educational background in accounting. As noted above, Mr. Brimmer qualifies as an “independent director,” as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers’ listing standards, and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The board of directors has determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by (i) each individual serving as Chief Executive Officer of the Company during the fiscal year ended December 31, 2004; and (ii) each individual that served as an executive officer or Chairman of the Board of the Company at the end of the fiscal year ended December 31, 2004 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (the “Named Executives”).

Long-Term
Compensation
Awards
			Annual Compensation			Securities
				Other Annual		Underlying
		Salary	Bonus	Compensation		Options
Name and Principal Position	Year	($)	($)	($)		(#)

Russell C. Mix, President and CEO (1)	2004	$120,417	—	7,083	(2)	616,667	(3)
	2003	—	—	—		66,666	(4)
	2002	—	—	—		—

Ronald E. Eibensteiner, President and CEO (5)	2004	—	—	—		—
	2003	—	—	—		—
	2002	—	—	—		—

(1)	Mr. Mix was appointed President and Chief Executive Officer on April 16, 2004.

(2)	Compensation represents consulting fees paid to Mr. Mix prior to him becoming an employee of the Company.

(3)	Includes options for 16,667 shares of the Company’s common stock that were granted to Mr. Mix as a result of his appointment to the Company’s Board of Directors in 2003, but that were subject to shareholder approval of an increase in the number of shares reserved for issuance under the Company’s 1999 Stock Option Plan. The shareholders approved the increase in the shares reserved for issuance under the 1999 Stock Option Plan in August 2004.

(4)	These options were granted to Mr. Mix as a result of his appointment to the Company’s Board of Directors.

(5)	Mr. Eibensteiner was appointed President and Chief Executive Officer on February 6, 2003 and resigned his positions as President and Chief Executive Officer effective April 16, 2004. Mr. Eibensteiner did not receive any salary while in these positions. Mr. Eibensteiner was Chairman of the Company from May 1996 until February 2005.

Option Grants in Last Fiscal Year

     The following table sets forth the number of individual grants of stock options made during fiscal year 2004 to the Named Executives.

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name	Granted (#)	Fiscal Year (%)	($/Share)	Date
Ronald E. Eibensteiner	0	0	—	—
Russell C. Mix	600,000	55.1	1.50	3/22/2014
	16,667	1.5	.75	11/17/2013

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table summarizes information with respect to options held by the Named Executives, and the value of unexercised options held by such persons as of December 31, 2004.

			Number of	Value of
			Unexercised	Unexercised In-the-
	Number of		Options at	Money Options at
	Shares		Fiscal Year End	Fiscal Year End ($)
	Acquired	Value	(Exercisable/	(Exercisable/
Name	On Exercise	Realized ($)	Unexercisable)	Unexercisable) (1)
Ronald E. Eibensteiner	0	0	—/—	0/0
Russell C. Mix	0	0	161,666/521,667	192,915/552,918

(1)	Based on a fiscal year end of December 31, 2004 and a closing bid price on the over-the-counter bulletin board of $2.50 per share on December 31, 2004. The value of in-the-money options is calculated as the difference between the fair market value of the common stock underlying the options at fiscal year end and the exercise price of the options. Exercisable options refer to those options that are exercisable as of December 31, 2004, while unexercisable options refer to those options that become exercisable at various times thereafter.

Director Compensation

     Directors do not presently receive any compensation from the Company for attending board of directors or committee meetings, although the Company does reimburse directors for expenses incurred in attending such meetings. The Company has no official plan or policy for compensating directors with stock options or stock awards.

     In September 2003, the Company granted a director an option for 133,333 shares of the Company’s common stock. The options vested immediately and had an exercise price of $.15 per share. In November 2003, the Company granted a director an option for 83,333 shares of the Company’s common stock at an exercise price of $.75 per share, as an inducement for him to join the Company’s board of directors. 20,833 of these options vested immediately, and an additional 20,833 of such options vested on November 17, 2004. The remaining 20,834 options will vest on November 17, 2006. In October 2003, the Company granted a director an option for 150,000 shares of the Company’s common stock at an exercise price of $3.20 per share, as an inducement for him to join the Company’s board of directors. This option vests in 30,000-share increments on each October 8 of the years 2005, 2006, 2007, 2008 and 2009.

     In January 2005, the Company granted a director an option for 150,000 shares of the Company’s common stock at an exercise price of $3.20 per share, as an inducement for him to join the Company’s board of directors. This option vests in 30,000-share increments on each January 24 of the years 2006, 2007, 2008, 2009 and 2010. In February 2005, the Company granted an option for 250,000 shares of the Company’s common stock at an exercise price of $2.00 per share, as an inducement to join the Company’s Board of Directors. This option vests as to 25,000 shares immediately and in 75,000-share increments on February 9 of the years 2006, 2007 and 2008.

Employment Agreements

     On April 16, 2004, the Company entered into an employment agreement with Mr. Mix to serve as the Company’s President and Chief Executive Officer for a term of three years. The employment agreement provides for Mr. Mix to receive a salary of $170,000 per year and to be eligible for an annual bonus based upon meeting certain agreed-upon Company goals and objectives. Mr. Mix will receive salary payments for a one-year period if he is terminated without cause and in certain other limited circumstances. Such circumstances include the Company’s breach of the employment agreement, a material and adverse change in Mr. Mix’s duties, responsibilities and authority, and a change in control of the Company. The employment agreement entitles Mr. Mix to participate in the Company’s employee-benefit plans on the same basis as benefits are made available to the Company’s other employees. Currently, the Company has no such benefit plans. A copy of the Company’s employment agreement with Mr. Mix is on file with the United States Securities and Exchange Commission as an exhibit to the Company Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed on May 10, 2004.

     In connection with Mr. Mix’s appointment as the Company’s President and Chief Executive Officer, Mr. Mix also received options to purchase up to 600,000 shares of the Company’s common stock at an exercise price of $1.50 per share (the fair value of the Company’s common stock on the date of grant). 60,000 shares of the option vested immediately as of the date of grant (i.e., March 22, 2004); and 60,000 shares of the option shall vest on each anniversary date of the date of grant beginning on March 22, 2005 and ending on March 22, 2008. The remaining 300,000 shares of the option vest upon the earlier of (i) the ten-year anniversary date of the option grant or (ii) in 60,000-share increments upon the trading of the Company’s common stock at certain threshold prices ranging from $3.00 to $10.00 per share. Upon a change in control of the Company, all of the options shall immediately vest. The option has a ten-year term during which all options must be exercised or forfeited.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of the May 6, 2005 by: (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each person or entity known by the Company to own beneficially more than five percent of the Company’s common stock. Unless otherwise indicated, the address of each of the following persons is 800 Nicollet Mall, Suite 2690, Minneapolis, Minnesota 55402, and each such person has sole voting and investment power with respect to the shares of common stock set forth opposite their respective names.

	Number of Shares	Percent of Outstanding
Name and Address of Shareholder	Beneficially Owned (1)	Shares (1)

Kenneth Brimmer (2) 800 Nicollet Mall, Suite 2690 Minneapolis, MN 55402	25,000	*

Robert Bonev c/o Artic Cat, Inc. 601 Brooks Ave. S. Thief River Falls, MN 56701	66,666	*
Russell C. Mix (3) 1400 West Burbank Blvd. Burbank, CA 91506	262,221	1.9%

Brian Niebur (4) 800 Nicollet Mall, Suite 2690 Minneapolis, MN 55402	166,666	1.2%

Namon D. Witcher 12 Beach Drive Mystic, CT 06355	—	*

All current executive officers and directors as a group (five persons) (5)	520,553	3.8%

Perkins Capital Management, Inc. (6) 730 East Lake Street Wayzata, MN 55391	3,260,729	23.9%

Ronald E. Eibensteiner (7) U S Bancorp Building 800 Nicollet Mall, Suite 2690 Minneapolis, MN 55402	1,635,246	12.3%

D. Bradly Olah (8) 5950 County Road 101 Plymouth, MN 55446	625,334	4.7%

Wayne W. Mills (9) 5020 Blake Rd. S. Edina, MN 55436	767,000	5.7%

Morgan Street Partners, LLC (10) 800 Nicollet Mall, Suite 2690 Minneapolis, MN 55402	1,619,913	12.2%

Gary Watkins (11) 1611 S. Yutica, No. 194 Tulsa, OK 79104	900,000	6.8%

*	less than 1 percent

(1)	Beneficial ownership is determined in accordance with the rules of the Commission, and includes general voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of the record rate are deemed outstanding for computing the beneficial ownership percentage of the person holding such options or warrants but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Includes 25,000 shares which Mr. Brimmer may purchase under currently exercisable options for Spectre common stock.

(3)	Includes 221,666 shares which Mr. Mix may purchase under currently exercisable options for Spectre common stock, 555 shares held in trust for the benefit of Mr. Mix’s children, 20,000 shares of common stock owned by Prolific Publishing, Inc., a company of which Mr. Mix is an affiliate (“Prolific”), and 20,000 shares of common stock issuable upon exercise of currently exercisable warrants owned by Prolific.

(4)	Includes 133,333 shares which Mr. Niebur may purchase under currently exercisable options for Spectre common stock.

(5)	Includes Messrs. Brimmer, Bonev, Mix, Niebur and Witcher.

(6)	As disclosed in a Schedule 13G/A filed on February 10, 2005, Includes 332,000 shares which Perkins Capital Management, Inc. may purchase under currently exercisable warrants for Spectre common stock. Perkins Capital Management, Inc. has sole power to vote or direct the vote for 1,129,833 shares and sole power to dispose of or direct the disposition of all shares listed in the table as beneficially owned by it.

(7)	As disclosed in a Schedule 13G filed on February 7, 2005. Includes the following: (i) 143,333 shares held by Wyncrest Capital, Inc., a corporation that is wholly owned by Mr. Eibensteiner; and (ii) 1,619,913 shares held by Morgan Street Partners, LLC, of which Mr. Eibensteiner is the sole executive officer. Mrs. Eibensteiner also holds 92,666 shares in her IRA. Mr. Eibensteiner disclaims beneficial ownership of the shares held in the IRA for the benefit of his spouse and these shares are not included in the totals and are noted here for information only.

(8)	As disclosed in a Schedule 13G filed on February 11, 2005 and includes 100,000 shares owned by Arcola Holdings, LLC, a limited liability company, of which Mr. Olah is the sole manager and 100,000 shares Mr. Olah may purchase within 60 days under options for Spectre Common Stock. Does not include 166,666 shares which are owned by Mr. Olah’s spouse and 21,000 shares held in trust for Mr. Olah’s children. Mr. Olah disclaims beneficial ownership of such shares.

(9)	As disclosed in a Schedule 13G/A filed on February 8, 2005, Includes 100,000 shares issuable upon exercise of a warrant held by Blake Advisors, LLC, a limited liability company of which Mr. Mills is the sole member and manager.

(10)	As disclosed in a Schedule 13D/A filed on February 7, 2005, Morgan Street Partners, LLC has sole power to vote or direct the vote for and sole power to dispose of or direct the disposition of all shares listed in the table as beneficially owned by it. Morgan Street Partners, LLC, is a limited liability company, which is owned by Mr. Eibensteiner’s spouse and daughter, beneficially owns 1,619,913 shares.

(11)	Includes 100,000 shares which Mr. Watkins may purchase under currently exercisable options for Spectre common stock and 700,000 restricted shares of common stock subject to certain forfeiture restrictions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company incurred expenses from a corporation, owned by a former director of the Company and employing another director and officer of the Company, for rent and consulting services of $102,166 and $60,942 during the years ended December 31, 2004 and 2003, respectively.

     The Company incurred expenses from a corporation, partially owned by the CEO and director of the Company, for consulting services and expense reimbursements of approximately $81,000 and $0 during the years ended December 31, 2004 and 2003, respectively. The Company’s CEO also serves as a director of the corporation.

     In February 2004, the Company entered into a consulting agreement with D. Bradly Olah, a greater-than-five-percent shareholder of the Company. Pursuant to the consulting agreement, Mr. Olah received $12,500 per month for four months (ending as of May 31, 2004) in exchange for general consulting services. On June 1, 2004, the Company entered into a new consulting agreement with Mr. Olah providing for payments of $12,500 per month for a two-year term. In connection with the new consulting agreement, Mr. Olah received options to purchase up to 300,000 shares of the Company’s common stock at an exercise price of $2.15 per share (the fair value of the stock on the date of grant). Beginning on June 15, 2005, the option vests in 100,000-share increments on each June 15 through 2007, and has a five-year term during which the options must be exercised or forfeited. The options will be valued on the date performance is complete under variable plan accounting using the Black-Scholes pricing model, the options had a value of $750,000 at December 31, 2004, of which $218,750 had been charged to expense during the year ended December 31, 2004.

     On May 20, 2004, the Company closed on a $1.1 million loan from Pandora in exchange for a convertible promissory note. In connection with the convertible debt financing from Pandora, the Company paid $50,000 and issued two three-year warrants to Blake Advisors, LLC, a Minnesota limited liability company wholly owned by Wayne W. Mills, a greater-than-five-percent shareholder of the Company. The warrants were issued in exchange for financial-advisory services rendered by Blake Advisors. One warrant grants Blake Advisors the right to obtain up to 50,000 shares of the Company’s common stock at an exercise price of $2.50 per share, and the second warrant grants Blake Advisors the right to obtain up to 50,000 shares of the Company’s common stock at an exercise price of $3.00 per share. The warrants were valued at $225,000 using the Black-Scholes pricing model and will be expensed using the straight-line method over the term of the promissory note. For the year ended December 31, 2004, the Company recorded expense of $92,340 related to these warrants.

     On September 10, 2004, the Company closed on second loan from Pandora and Whitebox in the aggregate amount of $1.5 million. At the time of this transaction, Pandora beneficially owned greater than five percent of the Company’s common stock. The September 10, 2004 promissory notes are secured by the Company’s assets, and are payable in interest only, at an annual rate of ten percent commencing October 2004, with the principal balance due in March 2005. These promissory notes are not convertible into our common stock. In connection with this financing, the Company issued to each of Pandora and Whitebox five-year warrants to purchase 50,000 shares of common stock at a price of $3.00 per share. In the investment agreements with Pandora and Whitebox, the Company agreed to file a registration statement under the Securities Act covering the resale of the shares issuable upon exercise of the warrants on or before November 3, 2004 and cause such registration statement to be declared effective no later than February 1, 2005. Subsequently, Pandora, Whitebox and the Company agreed in writing to delay the Company’s obligation to file such registration statement until November 30, 2004, and to commensurately delay the deadline for effectiveness until February 28, 2005. The Company filed the required registration statement with the United States Securities and Exchange Commission on November 30, 2004, and the registration statement was declared effective on January 24, 2005. In connection with the financing, the Company paid a three percent origination fee to an affiliate of the lenders.

     On March 10, 2005, the Company signed amendments to the two $750,000 secured promissory notes with Pandora and Whitebox. The amendments extend the due date of the notes to June 10, 2005, which date can be further extended by the Company to September 10, 2005. As part of the amendments, the Company agreed to maintain assets whose aggregate value equals or exceeds the principal and interest amounts then owned under the notes. For purposes of valuing the assets for compliance under this provision, the Company’s cash shall be valued at 100%, the Company’s accounts receivable shall be valued at 80% and the Company’s inventory and fixed assets shall be valued at 50% of their book value. As consideration for the amendments, the Company paid Pandora and Whitebox each $18,750 and is amortizing the expense over the extended period. If the Company elects to extend the notes to September 10, 2005, Pandora and Whitebox will each be entitled to a 2.5% origination fee on the then-outstanding principal amount of their respective notes.

     Management believes that all of the above-described transactions were conducted on terms no less favorable to the Company than could be obtained from unrelated third parties.

MARKET FOR COMMON EQUITY

AND RELATED SHAREHOLDER MATTERS

General

     During 2003, the Company’s common stock traded on the pink sheets under the symbol “ONEL.PK” through December 19, 2003. From December 22, 2003, until January 12, 2004, the Company’s common stock traded on the over-the-counter bulletin board under the symbol “ONLK.OB.” Since January 12, 2004 (as a result of the Company’s name change), the Company’s common stock has traded under the symbol “SGMG.OB.” The following table sets forth the high and low bid prices for our common stock as reported by the over-the-counter bulletin board in 2003 and 2004. These quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. These quotations are also adjusted to reflect the one-for-three combination (i.e., reverse split) of the Company’s capital stock effected on December 2, 2003. Throughout the periods indicated below, trading in the Company’s common stock was sporadic, exemplified by low trading volume and many days during which no trades occurred:

	Price Range
Fiscal Year 2004 (Quarter Ended)	High	Low
March 31, 2004	$2.25	$0.70
June 30, 2004	$3.40	$1.70
September 30, 2004	$4.50	$2.11
December 31, 2004	$3.90	$2.45

Fiscal Year 2003 (Quarter Ended)	High	Low
March 31, 2003	$0.03	$0.03
June 30, 2003	$0.09	$0.03
September 30, 2003	$0.15	$0.03
December 31, 2003	$0.94	$0.059

     The approximate number of shareholders of record of the Company’s common stock as of March 9, 2005 was 266. The Company has never declared or paid a cash dividend on its common stock and does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans
As of Last Fiscal Year

			Number of Securities
			Remaining Available
	Number of Securities		for Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
	Warrants and Rights	Warrants and Rights	in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	529,166	$1.93	1,770,834
Equity compensation plans not approved by shareholders	4,535,719	$2.83	none
Total	5,064,885	$2.74	1,770,834

1999 Stock Option Plan

     In 1999, the Company’s board of directors adopted, subject to shareholder approval, the 1999 Non-Qualified Stock Option Plan (the “1999 Plan”) pursuant to which 400,000 shares of common stock were reserved for issuance. On April 18, 2000, the board of directors approved an amendment to the 1999 Plan to increase the number of shares reserved for issuance thereunder by 200,000. Company shareholders approved the 1999 Plan (and the April 18, 2000 amendment) at the Company’s annual shareholder meeting held on May 23, 2000. Effective upon the Company’s one-for-three stock combination (i.e., reverse split) on December 2, 2003, the total number of shares reserved for issuance under the 1999 Plan was reduced to 200,000. In July 2004, the board of directors approved an amendment to the 1999 Plan to increase the number of shares reserved for issuance thereunder by 100,000, bringing the total number of shares reserved for issuance to 300,000. The shareholders approved this amendment to the 1999 Plan at the Company’s annual shareholder meeting held on August 26, 2004. Under the 1999 Plan, only Company officers and directors receive options. Furthermore, only non-statutory options (i.e., options other than “incentive stock options” under the Internal Revenue Code of 1986, as amended) to purchase shares of the Company’s common stock may be granted under the 1999 Plan.

2004 Stock Option Plan

     In July 2004, the Company’s board of directors passed a resolution adopting the Spectre Gaming Inc. 2004 Stock Option Plan (the “2004 Plan”). The Company has reserved 2,000,000 shares of common stock for issuance under the 2004 Plan. The Company’s shareholders approved the 2004 Plan at the Company’s annual shareholder meeting held on August 26, 2004. As of the date of this prospectus, 922,500 options have been granted under the 2004 Plan. The 2004 Plan provides for the grant of both incentive and non-statutory stock options. Incentive stock options granted under the 2004 Plan are intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended. Non-statutory stock options granted under the 2004 Plan will not qualify as incentive stock options. The board of directors adopted the 2004 Plan to provide a means by which Company employees, directors, officers and consultants may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling shareholders pursuant to this prospectus.

SELLING SHAREHOLDERS

     The following table lists the total number of shares of our common stock beneficially owned by the selling shareholders as of May 11, 2005, and after this offering. Except as indicated in the table and accompanying footnotes, the selling shareholders are offering all of the shares of common stock owned by them or issuable to them upon the exercise or conversion of the warrants or promissory notes described herein and registered by the registration statement of which this prospectus is a part. A total of 6,152,313 shares are included in this table, reflecting the sale by five shareholders (since January 25, 2005, the date of the effectiveness of the registration statement of which this prospectus is a part) of an aggregate of 158,333 shares of common stock, the issuance of 59,403 shares of common stock upon conversion of and payment under convertible promissory note (and a corresponding reduction of 227,844 common shares issuable under such convertible promissory note).

				Number of Shares
				Offered by Selling
				Shareholder upon
	Shares	Number of		Exercise or		Percentage
	Beneficially	Outstanding Shares		Conversion of		Beneficial
	Owned Before	Offered by Selling		Certain Warrants or		Ownership After
Selling Shareholder	Offering(1)	Shareholder		Promissory Notes		Offering
Alice Ann Corporation	40,000	20,000	(2)	20,000	(3)	*
Piper Jaffray as Custodian FBO Robert G. Allison IRA	30,000	15,000	(2)	15,000	(3)	*
Brian Anderson	10,000	5,000	(2)	5,000	(3)	*
Steven Ansay	40,000	40,000	(4)	—		*
Jon Baker and Sarah Baker, JTWROS	10,000	5,000	(2)	5,000	(3)	*
Marna Bame	33,333	33,333	(4)	—		*
Art Bannerman	11,600	5,800	(2)	5,800	(3)	*
Sean Bannerman	12,000	6,000	(2)	6,000	(3)	*
Piper Jaffray as Custodian FBO William H. Baxter IRA	20,000	10,000	(2)	10,000	(3)	*
Kevin A. Berg and Jennifer C. Berg, JTWROS	24,000	12,000	(2)	12,000	(3)	*
Mitchell F. Berg	57,333	45,333	(5)	12,000	(3)	*
Steven Beutler	8,000	4,000	(2)	4,000	(3)	*
Brian J. Bigelow, Trustee, Bigelow Family Trust	120,000	60,000	(2)	60,000	(3)	*
Joseph F. Blake	15,000	15,000	(2)	—		*
Lester B. Boelten	20,000	15,000	(6)	5,000	(3)	*
Piper Jaffray as Custodian FBO Mark L. Breese IRA	8,000	4,000	(2)	4,000	(3)	*
Richard E. Brink	8,000	4,000	(2)	4,000	(3)	*
Pamela L. Brown, Trustee, Pamela L. Brown Trust UA dtd 9/16/88	12,000	6,000	(2)	6,000	(3)	*
Steven Bruggeman	80,000	40,000	(2)	40,000	(3)	*
Stephen M. Brzica Jr.	8,000	4,000	(2)	4,000	(3)	*
Robert L. Buffington and Joyce Buffington, JTWROS	20,000	10,000	(2)	10,000	(3)	*
Danton S. Char	15,000	7,500	(2)	7,500	(3)	*
Robert L. Chioini	27,300	13,650	(2)	13,650	(3)	*
George J. Chlebecek	16,000	8,000	(2)	8,000	(3)	*
Robert M. Christensen IRA	20,800	10,400	(2)	10,400	(3)	*

Robert M. Christensen and William R. Christensen, JTWROS	8,000	4,000	(2)	4,000	(3)	*
William R. Christensen	1,200	600	(2)	600	(3)	*
Sam L. Claassen	20,000	10,000	(2)	10,000	(3)	*
Ronald E. Clark and Sandra L. Clark, JTWROS	40,000	20,000	(2)	20,000	(3)	*
Piper Jaffray as Custodian FBO Robert H. Clayburgh IRA	40,000	20,000	(2)	20,000	(3)	*
Gary E. Clipper and Leslie J. Clipper, JTWROS	20,000	10,000	(2)	10,000	(3)	*
Dean Cocker and Cathy Cocker, JTWROS	10,000	5,000	(2)	5,000	(3)	*
Timothy J. Conroy and Polly A. Lyman, JTWROS	20,000	10,000	(2)	10,000	(3)	*
James R. Councilman and Mary H. Councilman, JTWROS	8,000	4,000	(2)	4,000	(3)	*
Christopher T. Dahl	10,000	5,000	(2)	5,000	(3)	*
NFS LLC/FMTC FBO Kevin Doyle	28,000	14,000	(2)	14,000	(3)	*
Stephen M. Duncan Revocable Trust	24,000	12,000	(2)	12,000	(3)	*

					Number of Shares
					Offered by Selling
					Shareholder upon
	Shares		Number of		Exercise or		Percentage
	Beneficially		Outstanding Shares		Conversion of		Beneficial
	Owned Before		Offered by Selling		Certain Warrants or		Ownership After
Selling Shareholder	Offering(1)		Shareholder		Promissory Notes		Offering
Joseph Eibensteiner	40,000		40,000	(4)	—		*
Ellis Family Limited Partnership	40,000		20,000	(2)	20,000	(3)	*
John D. Ellis	12,000		6,000	(2)	6,000	(3)	*
Piper Jaffray as Custodian FBO Bradley Erickson IRA	40,000		20,000	(2)	20,000	(3)	*
Brian Espeseth	73,333		53,333	(7)	20,000	(3)	*
James M. Farrell	24,000		12,000	(2)	12,000	(3)	*
John C. Feltl	272,543	(8)	10,000	(2)	10,000	(3)	*
John E. Feltl and Mary Joanne Feltl, JTWROS	20,000		10,000	(2)	10,000	(3)	*
William Garber	10,000		5,000	(2)	5,000	(3)	*
Piper Jaffray as Custodian FBO Fred T. Gerbig IRA	20,000		10,000	(2)	10,000	(3)	*
Kathleen P. Hamel	24,000		12,000	(2)	12,000	(3)	*
Hammond Holdings LLC	400,000		200,000	(2)	200,000	(3)	*
Vernon J. Hanzlik	53,333		43,333	(9)	10,000	(3)	*
NFS LLC/FMTCFBO Vernon Hanzlik	20,000		10,000	(2)	10,000	(3)	*
Darcy Harbott	100,000		50,000	(2)	50,000	(3)	*
Steven J. Harmon	30,000		30,000	(4)	—		*
Ed A. Harrington	20,000		10,000	(2)	10,000	(3)	*
Hechter Family Limited Partnership	20,000		10,000	(2)	10,000	(3)	*
Samuel Z. Hechter Revocable Trust	20,000		10,000	(2)	10,000	(3)	*
Dale H. Hendricks and Diane E. Hendricks, JTWROS	8,000		4,000	(2)	4,000	(3)	*
Steve Houle	53,333		43,333	(10)	10,000	(3)	*
Nancy Jo Hultgren	2,800		1,400	(2)	1,400	(3)	*
July Partners	48,000		24,000	(2)	24,000	(3)	*
Stephen R. Kellogg	45,333		39,333	(11)	6,000	(3)	*
E. Robert Kinney	12,000		6,000	(2)	6,000	(3)	*
Margaret Velie Kinney	15,000		7,500	(2)	7,500	(3)	*
Robert C. Klas, Sr.	20,000		10,000	(2)	10,000	(3)	*
Ralph Klein	50,000		50,000	(4)	—		*
Henry J. Korf and Janice L. Korf, JTWROS	8,000		4,000	(2)	4,000	(3)	*
Kurt Lange	13,333		13,333	(4)	—		*
Piper Jaffray as Custodian FBO Dan Lastavich IRA	40,000		20,000	(2)	20,000	(3)	*
Richard E. Lewis	16,000		8,000	(2)	8,000	(3)	*
Garry L. Matz	62,000		56,000	(12)	6,000	(3)	*
Samuel G. Mazzarelli	40,000		20,000	(2)	20,000	(3)	*
MB Partnership	20,000		10,000	(2)	10,000	(3)	*
Patrick McCann and Gayle McCann, JTWROS	32,000		16,000	(2)	16,000	(3)	*
Jason McCarthy	33,333		33,333	(4)	—		*
Piper Jaffray as Custodian FBO Michael E. McElligott SPN/PRO	20,000		10,000	(2)	10,000	(3)	*
Robert McGarry	10,000		5,000	(2)	5,000	(3)	*
Timothy Jerome McGough	24,000		12,000	(2)	12,000	(3)	*
Mier Investment Ltd.	26,666		26,666	(4)	—		*
Flavian Mueller and Jean Mueller, JTWROS	11,000		5,500	(2)	5,500	(3)	*
Clement A. Nelson and Marlys J. Nelson, JTWROS	10,000		5,000	(2)	5,000	(3)	*
NFS LLC/FMTCFBO Michael Noble, Acct. D1M-509159	24,000		12,000	(2)	12,000	(3)	*
Damian T. Novak	13,333		13,333	(4)	—		*
Bradley W. Nye	66,000		58,000	(13)	8,000	(3)	*
D. Bradly Olah Irrevocable Trust	20,000		20,000	(4)	—		*
Scott L. O’Malley	10,000		5,000	(2)	5,000	(3)	*
Jerry Papenfuss	40,000		20,000	(2)	20,000	(3)	*
Perkins Foundation	18,334		10,834	(14)	7,500	(3)	*
Joan E. Peters and James G. Peters, Trustees FBO Joan Peters Living Trust U/A FBO Joan Peters	10,000		5,000	(2)	5,000	(3)	*

					Number of Shares
					Offered by Selling
					Shareholder upon
	Shares		Number of		Exercise or		Percentage
	Beneficially		Outstanding Shares		Conversion of		Beneficial
	Owned Before		Offered by Selling		Certain Warrants or		Ownership After
Selling Shareholder	Offering(1)		Shareholder		Promissory Notes		Offering
Ralph R. Pettijohn	8,000		4,000	(2)	4,000	(3)	*
Stuart J. Pihlstrom	20,000		10,000	(2)	10,000	(3)	*
Douglas M. Polinsky	50,000		50,000	(4)	—		*
Piper Jaffray as Custodian FBO David H. Potter IRA	33,332		23,332	(15)	10,000	(3)	*
John Potter	30,000		15,000	(2)	15,000	(3)	*
Prolific Publishing, Inc.	40,000		20,000	(2)	20,000	(3)	*
John Raichert	40,000		40,000	(4)	—		*
Alan Reckner	20,000		10,000	(2)	10,000	(3)	*
Robert Reutter	43,333		38,333	(16)	5,000	(3)	*
Thomas A. Ries and James A. Lamson, Trustees, Realty Center Inc. P/S/PFBO Thomas A. Reis	20,000		10,000	(2)	10,000	(3)	*
Jean Roberts Trust	20,000		10,000	(2)	10,000	(3)	*
Ruth Roberts Revocable Trust	20,000		10,000	(2)	10,000	(3)	*
John Ryden	14,000		14,000	(4)	—		*
Michael John Salmen	49,333		41,333	(17)	8,000	(3)	*
T. Jay Salmen & Associates, Inc.	40,000		20,000	(2)	20,000	(3)	*
William J. Salmen	33,333		33,333	(4)	—		*
Carolyn Salon	20,000		10,000	(2)	10,000	(3)	*
Joel A. Salon	20,000		10,000	(2)	10,000	(3)	*
Dennis D. Sathre and Sandra L. Sathre, JTWROS	40,000		20,000	(2)	20,000	(3)	*
Joseph M. Schaefer	24,000		12,000	(2)	12,000	(3)	*
Dean W. Schwarzwalter	80,000		40,000	(2)	40,000	(3)	*
Allan Seck	20,000		10,000	(2)	10,000	(3)	*
Dr. Paul C. Seel and Nancy S. Seel, JTWROS	30,000		15,000	(2)	15,000	(3)	*
Dean E. Shaw	25,758		12,879	(2)	12,879	(3)	*
Doug Shull	33,333		33,333	(4)	—		*
Scott Smith	10,000		5,000	(2)	5,000	(3)	*
Howard G. Stacker, Trustee, Howard G. Stacker Revocable Trust	20,000		10,000	(2)	10,000	(3)	*
Allan P. Steffes	20,000		10,000	(2)	10,000	(3)	*
Richard O. Stout and Janet P. Stout, JTWROS	32,000		16,000	(2)	16,000	(3)	*
Brian Sturgeon and Nancy Sturgeon, JTWROS	32,000		16,000	(2)	16,000	(3)	*
Richard A. Stuntebeck	80,000		40,000	(2)	40,000	(3)	*
Susan Thorsen and Steve Thorsen, JTWROS	80,000		40,000	(2)	40,000	(3)	*
Chris Twomey	53,330		53,330	(4)	—		*
Cedric A. and Margaret E. Veum Living Trust U/A dtd 6/20/96	20,000		10,000	(2)	10,000	(3)	*
Donald O. and Janet M. Voight, Trustees, FBO Janet M. Voight Trust U/A dtd 8/29/96	30,000		15,000	(2)	15,000	(3)	*
NFS LLC/FMTC FBO Gary Wagner	8,000		4,000	(2)	4,000	(3)	*
Piper Jaffray as Custodian FBO James Wallace SPN/PRO	30,000		15,000	(2)	15,000	(3)	*
Thomas Walsh Sr.	40,000		20,000	(2)	20,000	(3)	*
James P. Welbourn and Kathryn A. Welbourn, JTWROS	50,000		50,000	(4)	—		*
Joseph H. Whitney	40,000		20,000	(2)	20,000	(3)	*
Piper Jaffray as Custodian FBO Michael Wilcox IRA	30,000		15,000	(2)	15,000	(3)	*
Douglas A. Winter	60,000		30,000	(2)	30,000	(3)	*
Arthur Wiss	21,333		17,333	(18)	4,000	(3)	*
Michael W. Wright	20,000		10,000	(2)	10,000	(3)	*
George W. Yankoupe	22,400		11,200	(2)	11,200	(3)	*
John T. Ziebarth	20,000		10,000	(2)	10,000	(3)	*
Kevin C. Zimmerman and Elahna E. Zimmerman, JTWROS	37,000		18,500	(2)	18,500	(3)	*
Feltl and Company	252,543	(19)	—		83,400	(20)	*

				Number of Shares
				Offered by Selling
				Shareholder upon
	Shares	Number of		Exercise or		Percentage
	Beneficially	Outstanding Shares		Conversion of		Beneficial
	Owned Before	Offered by Selling		Certain Warrants or		Ownership After
Selling Shareholder	Offering(1)	Shareholder		Promissory Notes		Offering
The Seidler Companies Incorporated	36,000	—		36,000	(21)	*
Pandora Select Partners, L.P.	521,559	59,403		462,156	(22)	*
Whitebox Intermarket Partners, L.P.	50,000	—		50,000	(23)	*
Games of Chance, Inc.	200,000	200,000		—		*
Industricorp & Co., Inc. FBO Twin City Carpenters Pension Plan	43,334	43,334	(4)	—		*
Devron Char	3,334	3,334	(4)	—		*
Elliott A. and Jean E. Cobb, JTWROS	3,334	3,334	(4)	—		*
M. Elizabeth Cramer	11,668	11,668	(4)	—		*
Gary B. Davis	3,334	3,334	(4)	—		*
USB Piper Jaffray, Custodian FBO Stewart C. Ellis SEP/IRA	5,000	5,000	(4)	—		*
USB Piper Jaffray, Custodian FBO David M. Hyduke IRA	1,668	1,668	(4)	—		*
William R. Kennedy	3,334	3,334	(4)	—		*
Carolyn S. Lockhart	1,334	1,334	(4)	—		*
Thomas W. Miller and Jacquelyn J. Miller TTEE FBO Miller Family Trust U/A dtd 4/1/96	6,667	6,667	(4)	—		*
USB Piper Jaffray, Custodian FBO Harold Roitenberg IRA	3,333	3,333	(4)	—		*
Perkins & Partners Inc. Profit Sharing Plan & Trust U/A Dtd 10/19/76	6,667	6,667	(4)	—		*
John F. Rooney	10,000	10,000	(4)	—		*
Pyramid Partners, L.P.	100,000	100,000	(4)	—		*
Edward E. and Margaret O. Strickland	6,667	6,667	(4)	—		*
Daniel S. and Patrice M. Perkins	18,500	18,500	(4)	—		*
Perkins Capital Management, Inc. Profit Sharing Plan U/A dtd 12/15/86	13,334	13,334	(4)	—		*
USB Piper Jaffray, Custodian FBO James G. Peters IRA	6,666	6,666	(4)	—		*
Robert G. Allison	34,000	34,000	(4)			*
Gary A. Bergren	34,000	34,000	(4)	—		*
Craig L. Campbell	34,000	34,000	(4)	—		*
Dennis D. Gonyea	34,000	34,000	(4)	—		*
David M. Westrum, TTEE FBO David M. Westrum Revocable Living Trust	34,000	34,000	(4)	—		*
Donald H. Engen TTEE FBO E. Terry Skone Intangibles Trust u/a dtd 12/17/01	68,000	68,000	(4)	—		*
Charles J. Schoen	20,000	20,000	(4)	—		*
Joseph S. Duncan	13,333	13,333	(4)	—		*
Chris Deger	13,333	13,333	(4)	—		*
Kent Lungstrom	20,000	20,000	(4)	—		*
Scott T. O’Malley	33,333	33,333	(4)	—		*
Robert Bonev	66,666	66,666	(4)	—		*
Roger Skime	33,333	33,333	(4)	—		*
NFS LLC/FMTC FBO Duane E. Arndt	20,000	10,000	(2)	10,000	(3)	*
Richard Rendahl, Trustee, MTC, Inc. Profit Sharing Plan	6,000	3,000	(2)	3,000	(3)	*
James H. Peters	8,000	4,000	(2)	4,000	(3)	*
J. Paul Weisner & Assoc. Chartered Profit Sharing Plan U/A dtd 1/1/02	10,000			10,000	(3)	*
Richard Rendahl, Trustee, RND Signs Pension Profit	6,000	3,000	(2)	3,000	(3)	*
John H. Schwieters	50,000	25,000	(2)	25,000	(3)	*
Seidler North, LP	200,000	100,000	(2)	100,000	(3)	*
Hutton Wilkinson and Ruth Wilkinson, Trustees, Wilkinson Family Trust	40,000	20,000	(2)	20,000	(3)	*

(1)	For purposes of the selling shareholder table and consistent with Commission rules, beneficial ownership includes any shares as to which the shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned does not constitute an admission on the part of the shareholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)	Shares purchased in the November 2004 Private Placement.

(3)	Shares issuable pursuant to warrants issued in the November 2004 Private Placement.

(4)	Shares purchased in the March 2004 Private Placement.

(5)	Includes 33,333 shares issued in the March 2004 Private Placement and 12,000 shares issued in the November 2004 Private Placement.

(6)	Includes 10,000 shares issued in the March 2004 Private Placement and 5,000 shares issued in the November 2004 Private Placement.

(7)	Includes 33,333 shares issued in the March 2004 Private Placement and 20,000 shares issued in the November 2004 Private Placement.

(8)	Includes shares beneficially owned by Feltl and Company, as indicated in footnote 19.

(9)	Includes 33,333 shares issued in the March 2004 Private Placement and 10,000 shares issued in the November 2004 Private Placement.

(10)	Includes 33,333 shares issued in the March 2004 Private Placement and 10,000 shares issued in the November 2004 Private Placement.

(11)	Includes 33,333 shares issued in the March 2004 Private Placement and 6,000 shares issued in the November 2004 Private Placement.

(12)	Includes 50,000 shares issued in the March 2004 Private Placement and 6,000 shares issued in the November 2004 Private Placement.

(13)	Includes 50,000 shares issued in the March 2004 Private Placement and 8,000 shares issued in the November 2004 Private Placement.

(14)	Includes 3,334 shares issued in the March 2004 Private Placement and 7,500 shares issued in the November 2004 Private Placement.

(15)	Includes 13,332 shares issued in the March 2004 Private Placement and 10,000 shares issued in the November 2004 Private Placement.

(16)	Includes 33,333 shares issued in the March 2004 Private Placement and 5,000 shares issued in the November 2004 Private Placement.

(17)	Includes 33,333 shares issued in the March 2004 Private Placement and 8,000 shares issued in the November 2004 Private Placement.

(18)	Includes 13,333 shares issued in the March 2004 Private Placement and 4,000 shares issued in the November 2004 Private Placement.

(19)	Includes shares of common stock issuable pursuant to warrants to purchase common stock which were issued in connection with the March 2004 Private Placement and the November 2004 Private Placement.

(20)	Includes only shares issuable pursuant to warrant to purchase common stock which were issued in connection with the March 2004 Private Placement.

(21)	Includes shares issuable upon the exercise of warrants to purchase common stock and units which were issued in connection with the November 2004 Private Placement.

(22)	Includes 59,403 shares of common stock, 212,156 shares of common stock issuable upon conversion of a convertible promissory note dated May 20, 2004, 200,000 shares of common stock issuable pursuant to a warrant issued in connection with the foregoing convertible promissory note, and 50,000 shares of common stock issuable pursuant to a warrant issued in connection with a subsequent promissory note issued on September 10, 2004.

(23)	Includes 50,000 shares of common stock issuable pursuant to a warrant issued in connection with a promissory note issued on September 10, 2004.

PLAN OF DISTRIBUTION

     We are registering the shares of common stock offered by this prospectus on behalf of the selling shareholders. As used in this prospectus, the term “selling shareholders” include donees, pledges, transferees and other successors in interest selling shares received from the selling shareholders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer. All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by Spectre. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling shareholders.

     Sales of shares of common stock offered hereby may be effected by the selling shareholders from time to time in one or more types of transactions (which may include block transactions):

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

     The selling shareholders may effect sales of shares of common stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchaser(s) of shares of common stock for whom those broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling shareholders.

     The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and registered hereby and, if any such selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

     The selling shareholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

     The selling shareholders and any broker-dealers that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. In addition, each broker-dealer selling under this prospectus for its own account or the account of an affiliate is an “underwriter” under Section 2(11) of the Securities Act.

     To the extent required, the shares of our common stock to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus-delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     In some instances, we have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

     We are unable to predict with certainty the effect which sales of the shares of common stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our common stock.

     In some instances, we have agreed with the selling shareholders to keep the registration statement that includes this prospectus effective until the earliest of (1) November 24, 2011, (2) such time as all of the shares issuable to Pandora upon exercise of its convertible promissory note covered by this prospectus (the “Pandora Conversion Shares”), shares issuable to Pandora and Whitebox upon exercise their warrants covered by this prospectus (“Debt Financing Warrant Shares”), and shares issued and issuable pursuant to warrants issued as part of the November 2004 Private Placement (the “November 2004 Shares,” collectively referred to with the Pandora Conversion Shares and the Debt Financing Warrant Shares as the “Required Registration Shares”) may be sold without restriction pursuant to Rule 144 under the Securities Act or (3) the date on which all of such Required Registration Shares have been sold under this prospectus.

Shares Eligible For Future Sale

     Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise of outstanding warrants to purchase our common stock and upon the conversion of convertible promissory notes, there will be 15,759,218 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an “affiliate” of our Company (as defined under the Securities Act).

     Our currently outstanding shares that were issued in reliance upon the private-placement exemptions under the Securities Act (i.e., those shares issued and issuable in connection with the March 2004 Private Placement, November 2004 Private Placement and the Debt Financings) are deemed “restricted securities” within the meaning of Rule 144 under the Securities Act. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144. Provided that all of the other requirements of Rule 144 are then satisfied: the 1,796,829 restricted shares of our common stock that were issued in connection with the March 2004 Private Placement will be eligible for resale without registration on March 18, 2005; the 200,000 shares of our common stock issued to Games of Chance will be eligible for resale without registration on June 16, 2005; and the 1,811,429 restricted shares of our common stock that were issued in connection with the November 2004 Private Placement will be eligible for resale without registration on November 24, 2005.

     In general, under Rule 144, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker’s transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our Company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

DESCRIPTION OF SECURITIES

General

     The Company is authorized to issue an aggregate of 100,000,000 shares of capital stock, $0.01 par value. The Company’s board of directors has authority, without any further vote or action by the shareholders, to designate and issue shares in such classes or series (including classes or series of common stock and/or preferred stock) as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights. The rights of holders of classes or series of common stock or preferred stock that may be issued could be superior to the rights of the common stock offered hereby. Our board of directors’ ability to designate and issue shares could impede or deter an unsolicited tender offer or takeover proposal. Further, the issuance of additional shares having preferential rights could adversely affect other rights appurtenant to the common stock offered hereby. Any such issuances will dilute the percentage of ownership interest of investors purchasing shares in this offering and may dilute the book value of the Company.

Series A Convertible Preferred Stock

     The board of directors has previously designated 466,666 shares of capital stock for issuance as “Series A Convertible Preferred Stock.” As of the date hereof, the Company has 43,334 shares of Series A Convertible Preferred Stock issued and outstanding. Upon a liquidation of the Company, the Series A Convertible Preferred shareholders will receive a liquidation preference of $65,000. Each holder of Series A Convertible Preferred Stock may elect to convert all or a portion of their preferred shares into common stock on the terms and conditions set forth in the Series A Convertible Preferred Stock Certificate of Designation on file with the Minnesota Secretary of State. Shareholders of the Series A Convertible Preferred Stock currently have the right to convert their preferred shares into an aggregate of 97,798 shares of common stock. The Series A Convertible Preferred Stock does not provide its shareholders with any preemptive rights, rights of first refusal, or director-appointment rights.

Common Stock

     As of May 11, 2005, there were 13,316,233 shares of our common stock outstanding (including pending issuances of common stock in connection with the November 2004 Private Placement) held by approximately 266 shareholders of record. The holders of the common stock: (i) have equal ratable rights among themselves to dividends from funds legally available therefor, when, as and if declared by the board of directors; (ii) are entitled to share ratably in all of the Company’s assets available for distributions to holders of the common stock upon liquidation, dissolution or winding up of the Company’s affairs, subject to any liquidation preferences in favor of issued and outstanding classes of preferred stock (including the liquidation preference for shares of Series A Convertible Preferred Stock); (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking-fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters submitted to a vote of the shareholders. All shares of common stock now outstanding are fully paid and non-assessable.

     The holders of our common stock do not have cumulative-voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of the Company to be elected.

Debt Financings — Convertible Promissory Notes and Warrants

     On May 20, 2004, the Company received a $1,100,000 loan from Pandora in exchange for a convertible promissory note (accruing interest at ten percent per annum) payable in interest only through August 20, 2004, and thereafter payable in equal monthly installments over the next 15 months. Pandora may convert the promissory note into shares of our common stock at $2.50 per share. Subject to certain conditions and limitations, the Company may make monthly installment payments of note interest and principal, in lieu of cash, through the issuance of common stock at a per-share price equal to 90% of the average closing bid price of the common stock over the 30 trading days immediately preceding the payment date. In connection with this financing, the Company issued Pandora a five-year warrant for the purchase of 200,000 shares of common stock at a purchase price of $2.50 per share.

     As part of the May 20, 2004 convertible-debt financing, the Company agreed to prepare and file a registration statement covering the resale of the shares of common stock issuable upon conversion of the promissory note and exercise of the warrant issued to Pandora on or prior to November 3, 2004, and to use its best efforts to cause such registration statement to be declared effective on or prior to February 1, 2005. Subsequently, the Company entered into a letter agreement with Pandora (and Whitebox, as described below) pursuant to which the deadline for filing this registration statement was delayed until November 30, 2004, and the deadline for effectiveness was commensurately delayed until February 28, 2005. This prospectus is a part of the registration statement which the Company was obligated to prepare and file with the Commission under the terms of the investment agreements involved in the May 20, 2004 convertible-debt financing with Pandora, and it covers all 212,156 shares of our common stock issuable upon Pandora’s conversion of the promissory note, all 59,403 shares issued to Pandora as payment on the convertible promissory note, and all 200,000 shares of our common stock issuable upon Pandora’s exercise of the warrant issued in connection therewith.

     On September 10, 2004, the Company received $1,500,000 from Pandora and Whitebox in exchange for two promissory notes (accruing interest at ten percent per annum) secured by the Company’s assets. These promissory notes are payable in interest only beginning in October 2004, and thereafter due and fully payable in March 2005. These promissory notes are not convertible into shares of our common stock. In connection with this financing, the Company issued to each of Pandora and Whitebox five-year warrants to purchase 50,000 shares of common stock at a purchase price of $3.00 per share.

     As part of the September 10, 2004 financing, the Company agreed to file a registration statement covering the resale of the shares issuable upon the exercise of the warrants issued to Pandora and Whitebox, on the same terms as those involved in the Company’s investment agreements with Pandora in connection with the May 20, 2004 convertible-debt financing. This prospectus is a part of the registration statement which the Company was obligated to prepare and file with the Commission under the terms of the investment agreements with Pandora and Whitebox, and it covers all 100,000 shares of our common stock issuable upon Pandora’s and Whitebox’s exercise of the warrants issued in connection therewith.

     During 2005, the Company has issued options under the 2004 Plan for an aggregate of 660,000 shares of common stock at purchase prices ranging from $1.83 to $2.45 per share. The options were issued to two members of the Company’s board of directors, two employees and one outside consultant, in private placements under Section 4(2) of the Securities Act.

     On March 10, 2005, the Company signed amendments to the two $750,000 secured promissory notes with Pandora and Whitebox. The amendments extend the due date of the notes to June 10, 2005, which date can be further extended by the Company to September 10, 2005. As part of the amendments, the Company agreed to maintain assets whose aggregate value equals or exceeds the principal and interest amounts then owned under the notes. For purposes of valuing the assets for compliance under this provision, the Company’s cash shall be valued at 100%, the Company’s accounts receivable shall be valued at 80% and the Company’s inventory and fixed assets shall be valued at 50% of their book value. As consideration for the amendments, the Company paid Pandora and Whitebox each $18,750 and is amortizing the expense over the extended period. If the Company elects to extend the notes to September 10, 2005, Pandora and Whitebox will each be entitled to a 2.5% origination fee on the then-outstanding principal amount of their respective notes.

Warrants

     In March 2004, the Company completed the March 2004 Private Placement in which the Company issued and sold 1,796,829 shares of common stock, raising an aggregate of $1.348 million in gross proceeds. In connection with the March 2004 Private Placement, the Company engaged Feltl and Company to serve as a non-exclusive placement agent on a reasonable-efforts basis, and pursuant to such engagement granted Feltl and Company a five-year warrant to purchase an aggregate of 83,400 shares of common stock at a purchase price of $0.75 (the “March 2004 Agent Warrant”). The shares of common stock issuable upon exercise of the March 2004 Agent Warrant were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. Nevertheless, the Company granted Feltl and Company piggyback registration rights, in the event the Company prepared and filed a registration statement, covering the resale of shares of common stock issuable upon exercise of the March 2004 Agent Warrant. The registration statement of which this prospectus is a part covers the 83,400 shares of common stock issuable upon exercise of the March 2004 Agent Warrant.

     In November 2004, the Company completed the November 2004 Private Placement. For each unit purchased in that offering, subscribers received one share of common stock and a five-year warrant to purchase an additional share of common stock at a purchase price of $3.75 per share. In connection with the November 2004 Private Placement, the Company entered into registration rights agreements with the investors pursuant to which the Company agreed to cause shares of common stock comprising the units (including shares of common stock issuable upon exercise of the warrants) to be covered by a registration statement effective no later than April 13, 2005. The warrants issued in the November 2004 Private Placement are redeemable by the Company at the price of $.001 per share issuable under each warrant, but only in the event that (i) the average per-share closing bid price of our common stock exceeds $5.00 for any period of 30 consecutive trading days, and (ii) the shares of common stock issuable upon exercise of the warrants have been registered for resale in accordance with the registration rights agreements. Under the terms of the warrants, the Company must provide holders with at least 30 days advance written notice of any election to redeem the warrants. Nevertheless, until the warrants are actually redeemed by the Company, investors will have the right to exercise their warrants in lieu of redemption.

     In connection with the November 2004 Private Placement, the Company engaged Feltl and Company and The Seidler Companies to serve as exclusive placement agents for the units on a reasonable-efforts basis. The placement agents were granted five-year warrants to purchase an aggregate of 181,143 units at a purchase price of $2.50 per unit (the “November 2004 Agent Warrants”). If Feltl and Company and The Seidler Companies exercise the November 2004 Agent Warrants, they will realize additional compensation. As the NASD deems this additional compensation, the placement agents have each entered into a lock-up agreement with the NASD agreeing that the November 2004 Agent Warrants will not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short-sale, derivative, put or call transaction that would result in the effective economic disposition of the November 2004 Agent Warrants by any person for a period of 180 days from January 24, 2005, the date of effectiveness of this registration statement. The shares of common stock issuable upon exercise of the November 2004 Agent Warrants were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. The November 2004 Agent Warrants contain customary anti-dilution provisions, provisions for cashless exercise, and demand and “piggy-back” registration rights, requiring the Company, under certain circumstances, to register the resale of the shares subject to the Warrants.

     This prospectus is a part of the registration statement which the Company was obligated to prepare and file with the Commission under the terms of the registration rights agreements entered into with investors in the November 2004 Private Placement, and as requested by the agents under the terms of the November 2004 Agent Warrants, and it covers all 1,811,429 shares of our common stock issuable upon exercise of the warrants issued to investors in connection therewith, and 36,000 shares of common stock issuable upon exercise of the November 2004 Agent Warrants issued to The Seidler Companies.

DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. Under the Minnesota Business Corporation Act, the term “proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the Company. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is hereby made thereto for a complete statement of such indemnification rights.

     Article VI of the Company’s articles of incorporation, as amended, and Article VI of its corporate bylaws provide that each Company director and officer, past or present, and each person who served or may have served at the request of the Company as director, officer, employee and agent of another corporation or employee-benefit plan, and their respective heirs, administrators and executors, shall be indemnified by the Company in accordance with, and to the extent permissible by, applicable Minnesota law. Specifically, Company directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability for: (i) any breach of the director’s duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith, or which involve intentional misconduct, or a knowing violation of law; (iii) corporate distributions which are in contravention of restrictions in the Minnesota Business Corporation Act, the Company’s articles of incorporation or the Company’s bylaws, or any agreement to which the Company is a party; (iv) violations of Minnesota securities laws; (v) any transaction from which the director derives an improper personal benefit; or (vi) any act or omission occurring prior to the effective date of the provisions in the Company’s articles of incorporation eliminating or limiting director liability. These provisions in our articles of incorporation will generally not limit liability under state or federal securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised by its counsel that, in the opinion of the United States Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements and other information with the Commission. You can inspect and copy this information at the Public Reference Facility maintained by the Commission at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the Commission’s Public Reference Facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the Commission.

VALIDITY OF COMMON STOCK

     Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, of Minneapolis, Minnesota.

EXPERTS

     The financial statements of Spectre Gaming, Inc. for the years ended December 31, 2003 and December 31, 2004 included in this prospectus have been included herein in reliance on the report, which includes a paragraph relating to the ability of Spectre Gaming, Inc. to continue as a going concern, of Virchow, Krause & Company, LLP, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Audit Committee and Board of Directors of
Spectre Gaming, Inc. (Formerly OneLink, Inc.)
Minneapolis, Minnesota

     We have audited the accompanying balance sheets of Spectre Gaming, Inc. (formerly OneLink, Inc.) as of December 31, 2004 and 2003, and the related statements of operations, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spectre Gaming, Inc. (formerly OneLink, Inc.) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had net losses for the years ended December 31, 2004 and 2003, had an accumulated deficit at December 31, 2004 and does not have adequate liquidity to fund its operations through out fiscal 2005. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this condition.

VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
February 3, 2005 (except as to Note 17, as to which the date is March 10, 2005)

SPECTRE GAMING, INC.

BALANCE SHEETS

	As of December 31,
	2004	2003

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,431,280	$323,675
Accounts receivable	7,347	—
Inventory	2,530,683	—
Prepaid license fees	187,500	—
Deposits	51,258	—
Prepaid expenses	36,939	40,461

Total current assets:	5,245,007	364,136

Property, equipment and leasehold improvements, net	77,677	—
Leased gaming equipment, net	734,720	—
Other assets	213,587	—

Total Assets:	$6,270,991	$364,136

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Convertible note payable, net	$354,134	$—
Short-term debt, net	1,373,611	—
Accounts payable	687,518	42,907
Accrued payroll and related taxes	—	3,942
Accrued expenses	168,791	57,538

Total current liabilities:	2,584,054	104,387

SHAREHOLDERS’ EQUITY:
Capital stock, par value $.01 per share, 100,000,000 shares authorized:
Series A Convertible Preferred Stock, par value $.01 per share:
Authorized shares—466,666
Issued and outstanding shares:
206,667 and 440,000 shares at December 31, 2004 and 2003, respectively	2,067	4,400
($310,000 and $660,000 liquidation preference at December 31, 2004 and 2003, respectively)
Common stock, par value $.01 per share:
Authorized shares—13,333,333
Issued and outstanding shares:
12,888,213 and 8,093,198 at December 31, 2004 and 2003, respectively	128,882	80,932

Additional paid-in capital	25,087,624	16,388,237
Accumulated deficit	(20,608,011)	(16,213,820)
Deferred equity compensation	(923,625)	—

Total shareholders’ equity:	3,686,937	259,749

Total liabilities and shareholders’ equity:	$6,270,991	$364,136

See accompanying notes to financial statements.

SPECTRE GAMING, INC.

STATEMENTS OF OPERATIONS

	For the Years ended December 31,
	2004	2003

REVENUE:
Gaming revenue – sales	$71,670	$—
Gaming revenue – participation and lease	11,019	—

Total revenue	82,689	—

Cost of revenues	63,746	—

Gross profit	18,943	—

OPERATING EXPENSES:
Research and development	1,045,000	—
Selling, general and administrative	2,586,156	218,402

Total Operating Expenses:	3,631,156	218,402

Operating loss	(3,612,213)	(218,402)

OTHER INCOME (EXPENSE):
Interest income	11,331	—
Interest expense	(793,309)	—

Net Loss:	$(4,394,191)	$(218,402)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.42)	$(0.05)

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	10,578,101	4,072,188

See accompanying notes to financial statements.

SPECTRE GAMING, INC.

STATEMENTS OF SHAREHOLDERS’ EQUITY

	Series A Convertible				Additional	Deferred		Total
	Preferred Stock		Common Stock		Paid-In	Equity	Accumulated	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Equity

Balance at December 31, 2002	440,000	$4,400	3,287,084	$32,871	$16,191,517	$—	$(15,995,418)	$9,448
Cash payments related to reverse stock split	—	—	(59)	(1)	(34)	—	—	(35)
Sale of common stock, net of issuance costs	—	—	4,106,173	41,062	385,676	—	—	426,738
Conversion of related party debt to common stock	—	—	700,000	7,000	35,000	—	—	42,000
Cancellation of stock- subscription receivable	—	—	—	—	(223,922)	—	—	—
Net loss	—	—	—	—	—	—	(218,402)	(218,402)

Balance at December 31, 2003	440,000	4,400	8,093,198	80,932	16,388,237	—	(16,213,820)	259,749
Sale of common stock, net of issuance costs	—	—	3,343,418	33,434	5,128,994	—	—	5,162,428
Conversion of preferred stock to common stock	(233,333)	(2,333)	526,597	5,266	(2,933)	—	—	—
Issuance of common stock for purchased research and development	—	—	870,000	8,700	766,300	—	—	775,000
Issuance of common stock for distribution agreements	—	—	55,000	550	111,950	—	—	112,500
Issuance of options and warrants for services	—	—	—	—	1,355,076	(1,355,076)	—	—
Amortization of deferred equity compensation	—	—	—	—	—	431,451	—	431,451
Issuance of stock warrants related to notes payable	—	—	—	—	1,000,000	—	—	1,000,000
Beneficial conversion of note payable	—	—	—	—	340,000	—	—	340,000
Net and comprehensive loss	—	—	—	—	—	—	(4,394,191)	(4,394,191)

Balance at December 31, 2004	206,667	$2,067	12,888,213	$128,882	$25,087,624	$(923,625)	$(20,608,011)	$3,686,937

See accompanying notes to financial statements.

SPECTRE GAMING, INC.

STATEMENTS OF CASH FLOWS

	For the Years ended December 31,
	2004	2003

Operating activities
Net loss	$(4,394,191)	$(218,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33,078	—
Common stock issued for purchased research and development	775,000	—
Common Stock issued for distribution agreements	112,500	—
Stock options and warrants issued for services	431,451	—
Amortization of original issue discount	522,823	—
Amortization of debt issuance costs	161,063	—
Changes in operating assets and liabilities:
Accounts receivable	(7,347)	—
Inventory	(2,530,683)	—
Deposits	(51,258)	—
Prepaid license fees	(187,500)	—
Prepaid expenses	3,522	20,066
Other Assets	(6,650)	—
Accounts payable, payroll and related taxes and accrued expenses	751,922	49,962

Net cash used in operating activities:	(4,386,270)	(148,374)

Investing activities
Purchases of property, equipment and leasehold improvements	(94,742)	—
Purchases of leased gaming equipment	(750,733)	—

Net cash used in investing activities:	(845,475)	—

Financing activities
Debt financing costs	(143,000)	—
Proceeds from sale of common stock, net of issuance costs	5,162,428	426,738
Proceeds from notes payable and common stock warrants issued	2,600,000	—
Proceeds from loans payable – related parties	—	47,000
Payments on notes payable	(280,078)	—
Cash payments for reverse stock split	—	(35)
Payments on loans payable – related parties	—	(5,000)

Net cash provided by financing activities:	7,339,350	468,703

Increase in cash and cash equivalents	2,107,605	320,325
Cash and cash equivalents at beginning of year	323,675	3,346

Cash at end of year:	$2,431,280	$323,675

Supplemental cash flow information
Cash paid for interest	$98,190	$—

Warrants issued for service relating to debt issuance	225,000	—
Conversion of loans payable - related parties to common stock	—	42,000
Cancellation of stock-subscription receivable and contingent note payable	—	223,922

See accompanying notes to financial statements.

SPECTRE GAMING, INC.

NOTES TO FINANCIAL STATEMENTS

1. Description of Business

     Spectre Gaming, Inc. (the “Company” or “Spectre,” “we,” “us” or “ours”) (formerly OneLink, Inc.) was incorporated in Minnesota in June 1990 under the name MarketLink, Inc. At that time, the Company provided telecommunications-based business-intelligence services to client end users. In January 1997, the Company changed its name to OneLink Communications, Inc., and later in June 2000, changed its name to OneLink, Inc. In July 2002, the Company ceased operating its telecommunications-based business, and in December 2002 sold substantially all of its assets. In September 2003, the Company adopted a new business plan focused on providing interactive electronic games to the Native American and charitable gaming markets, and in January 2004 changed its name to Spectre Gaming, Inc. The Company designs and develops networks, software and content that provide its customers with a comprehensive gaming system. The Company has begun placing its gaming machines on casino floors.

     The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. The Company had net losses for the years ended December 31, 2004 and 2003, had an accumulated deficit at December 31, 2004 and does not have adequate liquidity to fund its operations through out fiscal 2005. The financial statements do not include any adjustments that might result from the outcome of this condition.

     The Company, as noted above, is now pursuing business opportunities in the Native American and charitable gaming markets. To fund these business opportunities, the Company has engaged in debt and equity financing (see Notes 6, 10, 11, and 12). The Company anticipates engaging in additional debt and equity financing in the future. Nevertheless, there can be no assurance the Company will raise the necessary capital to fund its business.

2. Summary of Accounting Policies

     Revenue Recognition. The Company derives its gaming revenues primarily two ways, outright sales of machines to customers, and participation arrangements with its Native American customers. Revenue for machine sales is recorded upon shipment and upon the expiration of any applicable trial periods granted to the customer. Under the participation arrangements, the Company retains ownership of the equipment installed at a customer site and receives revenue based on a percentage of the hold per day generated by each gaming system, which is generally considered both realizable and earned at the end of each gaming day. The Company accounts for the participation agreements as operating leases.

     The Company records amounts being charged to customers for shipping and handling as sales in accordance with Emerging Issues Task Force (EITF) Issue 00-10, “Accounting for Shipping and Handling Fees and Costs.” Shipping and handling costs incurred by the Company are included in cost of goods sold.

     In December 2003, the SEC issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition.” SAB No. 104 sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable, and collectibility is reasonably assured. The Company used the above criteria to determine whether revenue could be recognized, and is recognizing revenue in accordance with SAB 104.

     Cash and Cash Equivalents. The Company includes as cash and cash equivalents highly liquid, short-term investments with maturity of three months or less when purchased, which are readily convertible into known amounts of cash. The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

     Accounts Receivable. The Company reviews customers’ credit history before extending unsecured credit and establishes an allowance for uncollectible accounts based upon factors surrounding the credit risk of specific customers and other information. Accounts receivable over 30 days are considered past due. The Company does not accrue interest on past due accounts receivable. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. No allowance was considered necessary at December 31, 2004 and 2003, respectively.

     The Company extended unsecured credit to customers in the normal course of business.

     Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

     Inventory. Inventory, which consists principally of gaming products and related materials, is stated at the lower of cost (determined on the first-in, first-out method) or market. At December 31, 2004 the Company had $652,114 of finished goods inventory and $1,878,569 of spare parts and gaming cabinets.

     Prepaid License Fees. Prepaid license fees relate to licenses associated with the themes of certain gaming machines which are licensed from unrelated parties. Under participation agreements and upon the placement of the machines into service, the Company will begin amortizing the licenses over the estimated useful life of the pertinent machines of 3 years.

     Deposits. Deposits primarily relate to the prepayment of machines ordered which have not been received as of December 31, 2004 and deposits placed on corporate credit cards. Upon receipt of the machines, deposits of $28,394 will be reclassified into inventory.

     Leased Gaming Equipment and Property, Equipment and Leasehold Improvements. Leased gaming equipment and property, equipment and leasehold improvements were stated at cost. Gaming machines placed with customers under participation arrangements are included in leased gaming equipment. Depreciation of an asset was recognized on the straight-line basis over the asset’s estimated useful life ranging from three to five years. Leasehold improvements were amortized using the straight-line method over the shorter of the lease term or the estimated useful life. Maintenance, repairs and minor renewals are expensed when incurred. Sales and retirements of depreciable property were recorded by removing the related cost and accumulated depreciation from the accounts. Gains or losses on sales and retirements of property are reflected in the Company’s results of operations. Depreciation and amortization expense on leased gaming equipment and property, equipment and leasehold improvements was $33,078 and $0 for the years ended December 31, 2004 and 2003, respectively.

     Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to its fair value, which considers the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs of disposal.

     Debt Issuance Costs. The Company capitalizes debt issuance costs and amortizes the costs over the life of the loan using the straight-line method, which approximates the interest method. The capitalized costs related to the convertible debt investment from Pandora Select Partners LP (“Pandora”) in May 2004 include the origination fee paid to Pandora of $33,000, the $50,000 cash paid to Blake Capital Advisors, LLC (“Blake”), the value of the warrants issued to Blake and $10,000 of legal fees, and are included in other assets in the financial statements. The warrants issued to Blake were valued at $225,000 using the Black-Scholes pricing model. The capitalized costs related to the loans from Pandora and Whitebox Intermarket Partners LP in September 2004 include the origination fee paid of $45,000 and $5,000 of legal fees. At December 31, 2004 , the Company had debt issuance costs of $206,937 classified as other assets on the balance sheet. Amortization expense of the debt issuance costs for the years ended December 31, 2004 and 2003 was $161,063 and $0, respectively. Estimated amortization for debt issuance costs is $206,937 for the year ending December 31, 2005.

     Fair Value of Financial Instruments. The carrying amounts for all financial instruments approximate fair value. The carrying amounts for cash, accounts receivable, accounts payable, accrued expenses and short-term debt approximate fair value because of the short maturity of these instruments.

     Research and Development Costs. Costs related to research, design and development of products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers. The Company uses the working model approach to determine technological feasibility. Generally, the Company’s products are released soon after technological feasibility has been established. As a result, the Company has not capitalized any internal software development costs, since such costs have not been significant and the products are released shortly after technological feasibility. Research and development expense was $1,045,000 and $0 for the years ended December 31, 2004 and 2003, respectively, for research and development purchased during the year.

     Net Loss Per Common Share. Basic and diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding for the reporting period. Dilutive common-equivalent shares have not been included in the computation of diluted net loss per share because their inclusion would be antidilutive. Antidilutive common-equivalent shares issuable based on future exercise of stock options or warrants could potentially dilute basic loss per common share in subsequent years. All options and warrants outstanding were antidilutive for the years ended December 31, 2004 and 2003. (See Note 7)

     Advertising Expense. Advertising costs are charged to operations when incurred. Advertising expense was $99,655 and $0 for the years ended December 31, 2004 and 2003, respectively.

     Employees

     Stock-Based Compensation. In accordance with Accounting Principles Board (“APB”) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of the quoted market price of the Company’s common stock at the grant date over the amount the employee must pay for the stock. The Company’s general policy is to grant stock options and warrants at fair value at the date of grant. Options and warrants issued to non-employees are recorded at fair value, as required by Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock Based Compensation”, using the Black-Scholes pricing model. The Company has adopted the disclosure only provision of SFAS No. 148, “Accounting for Stock Based Compensation.”

     The Company applies APB No. 25 and related interpretations in accounting for its stock options and warrants issued to employees. Had compensation costs for the Company’s stock options and warrants been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the Company’s net loss and loss per share would have been changed to the approximate pro forma amounts indicated below:

	Year Ended December 31,
	2004	2003
Net loss:
As reported	$(4,394,191)	$(218,402)
Pro forma	(4,925,051)	(251,596)

Basic and diluted net loss per common share
As reported	$(0.42)	$(0.05)
Pro forma	(0.47)	(0.06)

Stock-based compensation
As reported	$—	$—
Pro forma	530,860	33,194

     The following significant assumptions were utilized to calculate the fair value information presented utilizing the Black-Scholes pricing model:

	Year Ended December 31,
	2004	2003
Risk Free interest rate	3.04%	3.12%
Expected life	5.09 years	4.7 years
Expected volatility	640%	469%
Expected dividends	0%	0%

     Non-employees

     During the years ended December 31, 2004 and 2003, the Company has issued options and warrants to purchase 1,095,000 shares and 16,666 shares, respectively of the Company’s common stock to non-employees, mostly consultants, with exercise prices ranging from $0.75 per share to $3.30 per share and expiring at various times through June 2014. Pursuant to Emerging Issues Task Force 96-18 (EITF 96-18), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” the Company will value and record an expense related to the options on the earlier of the date a performance commitment is met or the date the performance is complete. Of the options issued to non-employees, 500,000 are earned and vest as specific milestones are achieved as described in the agreement. At December 31, 2004 and 2003, $4,500 and $0, respectively, had been recorded for expense of these options. The Company valued other non-vested options and warrants subject to performance and issued to non-employees at $1,550,000 and $0, using the Black-Scholes pricing model, and cancelled options with a value of $194,924 and $0, for the years ended December 31, 2004 and 2003, respectively. The Company recorded expense of $431,451 and $0 for the years ended December 31, 2004 and 2003, respectively, in accordance with EITF 96-18.

     Income Taxes. The Company accounts for income taxes using the liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to the temporary differences between the financial and income tax reporting bases of assets and liabilities.

     Reclassifications. Certain accounts in the prior years financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statement. These reclassifications had no effect on the net loss or shareholders’ equity.

     Recent Accounting Pronouncements. In December 2003, FASB issued FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (FIN 46R). FIN 46R states that companies that have exposure to the economic risks and potential rewards from another entity’s assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest. The consolidation requirements apply to all special-purpose entities by the end of the first reporting period ending after December 15, 2003. FIN 46R shall be applied to all variable interest entities by the end of the first reporting period ending after March 15, 2004, for enterprises that are not small business issuers or December 15, 2004 for enterprises that are small business issuers. The Company does not expect the adoption of FIN 46R to have a material effect on its financial statements.

     In November 2004, FASB issued SFAS No. 151 “Inventory Costs” amends the guidance in ARB No. 43, Chapter 4 “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 pf ARB 43, Chapter 4, previously stated that under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, SFAS No, 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date SFAS No. 151 was issued. SFAS No. 151 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 151 to have a material effect on its financial statements.

     In December 2004, FASB issued SFAS No. 153 “Exchanges of Nonmonetary Assets” amends APB Opinion No. 29, “Accounting for Nonmonetary Transactions.” APB No. 29 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date SFAS No. 153 was issued. SFAS No. 153 shall be applied prospectively. The Company does not expect the adoption of SFAS No. 153 to have a material effect on its financial statements.

     In December 2004, FASB issued SFAS No. 123R which requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation issued to employees, but expressed no preference for the type of valuation model. SFAS No. 123R is effective for small business issuers as of the beginning of interim or annual reporting periods that begin after December 15, 2005. The Company will adopt SFAS No. 123R in its first fiscal 2006 quarter. The impact of SFAS No. 123R has not been determined by the Company.

3. Asset Acquisition

     In December 2004, the Company signed an asset purchase agreement with Streamline Development Company, Inc. (“Streamline”) whereby the Company acquired all of the assets and intellectual property of Streamline. Pursuant to the agreement the Company made a $20,000 cash payment and issued 70,000 unregistered shares of the Company’s common stock to Streamline. The shares were valued at the trading price of the Company’s common stock on the day the agreement was executed, $2.50 per share, and charged to research and development expense since the technological feasibility of the assets purchased had not yet been achieved. An additional 280,000 shares of the Company’s common stock will be issued to Streamline upon the achievement of certain development milestones. The shares will be expensed as development occurs, and valued at the trading price of the Company’s common stock, on the day the milestone is completed. Streamline is majority owned by two individuals who became employees of the Company in 2004.

     When the Company acquires technology from another entity, the purchase price is allocated, as applicable, between purchased in-process research and development expense (“IPR&D”), other identifiable intangible assets and net tangible assets. The Company’s policy defines IPR&D as the value assigned to those projects for which related products have not reached technological feasibility and have no alternative future use. The Company has charged to research and development expense the consideration paid to Streamline because the assets acquired have not yet reached technological feasibility.

     Streamline is majority owned by two individuals who became employees of the Company in 2004.

4. Property, Equipment and Leasehold Improvements and Leased Gaming Equipment

     At December 31, 2004 and 2003, the Company’s leased gaming equipment and property, equipment and leasehold improvements consisted of the following:

			Estimated
	2004	2003	Useful Lives
Furniture and equipment	$34,440	$—	3-5 years
Leasehold improvements	60,302	—	12-24 months

Total property, equipment and leasehold improvements	94,742	—
Less accumulated depreciation	(17,065)	—

Total property, equipment and leasehold improvements, net	$77,677	$—

Leased gaming equipment	$750,733	$—	3 years
Less accumulated depreciation	(16,013)	—

Total leased gaming equipment	$734,720	$—

     Leased gaming equipment includes machines leased under participation arrangements that are at customer facilities.

5. Contingent Shareholder Notes Payable

     In January 1994, the Company acquired 73,121 shares of common stock from two shareholders for $6.54 per share by issuing promissory notes totaling $478,212 which bear interest at 6%. These shares have been canceled and retired. Under the terms of the notes, payments shall be made when, and only if, the Company receives payments for the exercise of options under its 1994 Stock Option Plan until the notes are paid in full. The Company is required to use 100% of any cash proceeds resulting from the exercise of options under the 1994 Stock Option Plan to pay down these obligations until the notes are satisfied. As of December 31, 2004 and 2003, there were no options outstanding under the 1994 Stock Option Plan and as of December 31, 2004 the 1994 Stock Option Plan has expired. Consequently, no liability has been recorded in the financial statements. No principal or interest payments were made on these promissory notes in 2004 and 2003.

     During December 1999, the Company sold 37,808 shares of common stock and received a stock-subscription receivable for $226,852 from one of the note holders. The receivable was payable when payments on the contingent shareholder notes payable are made by the Company. The outstanding balance on the stock-subscription receivable earns interest at 6%. There were no payments made in 2004 or 2003. In December 2003, when the principal balance of the subscription receivable was $223,922, the Company and one of the note holders, with an original principal amount of $232,707, agreed to offset the remaining balance of the note against the subscription receivable from the note holder. The agreement released the Company from its obligations under the note, released the note holder from their obligations under the subscription agreement and related stock pledge agreement, and mutually released both parties from any and all claims by the other party.

     The principal balance of the contingent promissory notes was $0 and $238,939 at December 31, 2004 and 2003, respectively.

6. Shareholders’ Equity

     Our authorized capital consists of 100,000,000 shares of capital stock. Pursuant to authority granted by the Company’s articles of incorporation, our board of directors, without any action by the shareholders, may designate and issue shares in such classes or series (including classes or series of common stock and/or preferred stock) as it deems appropriate and establish the rights, preferences, and privileges of such shares, including dividends, liquidation and voting rights.

     Common Stock

     During December 1999, the Company sold 37,808 shares of common stock and received a stock-subscription receivable for $226,852. The receivable was payable when payments on the contingent shareholder notes payable were made by the Company (see Note 5). The outstanding balance on the stock-subscription receivable earned interest at 6%. There were no payments made in 2003 or 2002. In December 2003, the Company agreed to offset the remaining balance of the subscription receivable against the contingent shareholder notes payable (see Note 5). The agreement released the Company from its obligations under the note, released the note holder from their obligations under the subscription agreement and related stock pledge agreement, and mutually released both parties from any and all claims by the other party.

     In September 2003, the Company sold 3,841,333 shares of common stock for gross proceeds of $230,480, and issued 700,000 shares in satisfaction of $42,000 of debt to related parties.

     In November 2003, the Company began a private placement which ended in March 2004 (the “Offering”). A majority of the sales of the Company’s common stock occurred after December 31, 2003. In the Offering, the Company sold a total of 1,796,829 shares of its common stock (of which 1,531,989 were sold in 2004) for a per share price of $0.75 (i.e., raising a gross total of $1,347,626, $1,148,996 of which was raised in 2004). The Offering was a private placement made under Rule 506 promulgated under the Securities Act of 1933, as amended. The Company raised funds in this private placement in anticipation of entering into the business of developing, manufacturing, distributing and servicing gaming machines, primarily for the Native American and charitable gaming markets. The Company used an agent for a portion of these sales. As a fee, the Company paid the agent $62,550 in cash which was accounted for as a reduction of gross proceeds, and issued the agent fully-vested five-year warrants to purchase up to 83,400 shares of the Company’s common stock for an exercise price of $0.75 per share. In addition, the Company incurred legal fees and other expenses of $19,407 related to the Offering.

     In November, 2004, the Company closed on a private placement (the “Second Offering”) of 1,811,429 Units (“Units”), each consisting of one share of common stock, par value $.01 per share, and five-year warrants to purchase one additional share of common stock at a purchase price of $3.75 per share. The per-Unit price was $2.50 (i.e., raising a gross total of $4,528,573). The Company used two agents in completing the sale of the Units in the Second Offering. As a fee, the Company paid the agents $362,286 in cash, and issued the agents fully-vested five-year warrants to purchase up to 181,143 Units for an exercise price of $2.50 per Unit. In addition, the Company incurred legal fees and other expenses of $70,898 related to the Second Offering.

     Preferred Stock

     During the year ended December 31, 2001, the Company sold 440,000 shares of Series A Convertible Preferred Stock and received net proceeds of $615,133. The preferred stock has voting rights identical to common stock. In the event of liquidation, the Series A Preferred Shareholders receive a liquidation preference. Although no dividends are required with respect to the Series A Preferred Stock, no dividend shall be paid on any shares of common stock unless comparable dividends are paid on the Series A Preferred Stock.

     The holders of Series A Convertible Preferred Stock may elect to convert all or a portion of such shares into shares of the Company’s common stock in the manner set forth in the Series A Convertible Preferred Stock Certificate of Designation on file with the Minnesota Secretary of State. After adjustment pursuant to the terms of the Certificate of Designation, each share of Series A Convertible Preferred Stock currently converts into 2.257 shares of the Company’s common stock.

     In June 2004, holders of 200,000 shares of the Company’s Series A Convertible Preferred Stock converted their preferred shares into 451,369 shares of the Company’s $.01 par value common stock. In July 2004, holders of an additional 33,333 shares of the Company’s Series A Convertible Preferred Stock converted their preferred shares into 75,228 shares of the Company’s $.01 par value common stock. At December 31, 2004 there were outstanding 206,667 shares of Series A Convertible Preferred Stock which were convertible into an aggregate of 466,452 shares of the Company’s common stock with a liquidation preference of $310,000.

7. Warrants and Stock Options

     During 2003, 16,666 five-year warrants were issued to a consultant and none were exercised. The warrants issued to the consultant are earned and vest as the consultant achieves milestones as described in the consulting agreement. Pursuant to Emerging Issues Task Force 96-18 (EITF 96-18), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” the Company will value and record an expense related to the warrants as the milestones are achieved. At December 31, 2004 and 2003, no expense has been recorded related to these warrants as no milestones were achieved.

     At December 31, 2004, the Company had 2,697,946 warrants outstanding with exercise prices ranging from $0.75 to $8.82. The warrants expire serially through November 2009.

     The Company established a stock option plan in 1999 (“1999 Stock Option Plan”) to provide incentives to directors and officers and under which 300,000 shares of common stock have been reserved for issuance. The options can only be non-qualified stock options and are valued at the fair market value of the common stock on the date of grant unless otherwise determined by the plan administrator, in which case the option may not be less than 85% of the fair market value of the common stock on the date of grant.

     During 2003, the Company issued options for 16,667 shares of common stock to a director that were subject to the shareholders of the Company approving an increase in the number of shares reserved for issuance under the 1999 Stock Option Plan and were not considered outstanding at December 31, 2003. In August 2004, the shareholders approved an increase in the number of shares reserved for issuance under the 1999 Stock Option Plan to 300,000 shares.

     The Company established a stock option plan in 2004 (“2004 Stock Option Plan”) to provide incentives to employees, directors, officers and consultants and under which 2,000,000 shares of common stock have been reserved for issuance. The options can be either incentive stock options or non-statutory stock options and are valued at the fair market value of the stock on the date of grant. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-statutory options may not be less than 100% of the fair market value of the stock on the date of grant.

     During 2004, the Company issued options for 2,005,000 shares of the Company’s common stock outside of the Company’s stock option plans.

     At December 31, 2004, the Company had 327,772 exercisable options outstanding with a weighted-average exercise price of $1.00, and a weighted-average remaining contractual life of 8.9 years. At December 31, 2003, the Company had 172,774 exercisable options outstanding with a weighted-average exercise price of $0.65, and a weighted-average remaining contractual life of 9.2 years.

     The weighted-average grant date fair market value of options granted during the year ended December 31, 2004 and 2003 was $2.18 and $0.24, respectively.

     The following table summarizes options and warrants to purchase shares of the Company’s common stock:

		Weighted			Weighted
		Average	Range of		Average Exercise
		Exercise Price	Option		Price
	Options	Per Share of	Exercise	Warrants	Per Share of
	Outstanding	Options	Price	Outstanding	Warrants

Balance at December 31, 2002	269,606	$4.62	$3.00 to $10.50	61,659	$4.50
Granted	199,999	.35	$0.15 to $0.75	16,666	.75
Canceled/expired	(250,998)	4.67	$3.00 to $10.50	(4,000)	3.74

Balance at December 31, 2003	218,607	.67	$0.15 to $6.00	74,325	3.71
Granted	2,334,167	2.18	$0.75 to $3.50	2,657,115	3.41
Canceled/expired	(185,835)	2.25	$2.00 to $3.09	(33,494)	4.47

Balance at December 31, 2004	2,366,939	$2.04	$0.15 to $6.00	2,697,946	$3.41

     The following table summarizes information about stock options outstanding at December 31, 2004:

	Options outstanding			Options exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.15	133,333	8.75	$0.15	133,333	$0.15
$0.75	83,333	8.88	0.75	41,666	0.75
$1.50	600,000	9.23	1.50	120,000	1.50
$2.00	220,831	3.79	2.00	20,831	2.00
$2.15	300,000	9.42	2.15	—	N/A
$2.40 - $2.50	782,500	8.13	2.48	—	N/A
$2.70 - $3.00	30,276	4.13	2.75	5,276	3.00
$3.20 - $3.50	210,000	7.14	3.28	—	N/A
$6.00	6,666	4.70	6.00	6,666	6.00

$0.15 to $6.00	2,366,939	8.08	$2.04	327,772	$1.00

8. Software

     On March 4, 2004, the Company signed an agreement with MET Games, Inc. (“MET”) to purchase certain Linux-based software and technology being developed by and owned by MET for the operation of certain gaming computers and systems. Pursuant to the agreement, the Company made a $250,000 cash payment to MET and issued 800,000 unregistered, restricted shares of the Company’s common stock. The Company will utilize the software as it develops its business opportunities in the Native American Class II and charitable gaming markets.

     The Company has the right to terminate the agreement and recover the $250,000 payment and 800,000 unregistered, restricted shares of the Company’s common stock if MET fails to deliver software that meets the specifications detailed in the agreement or in the event that MET fails to provide the software in accordance with the development schedule detailed in the agreement. Despite this fact, due to the development of the software not having reached technological feasibility on the date of the agreement and the $250,000 cash payment being a significant performance commitment, the Company expensed the cash payment and the value of the common stock, $600,000, as research and development expense. For his purpose, the common stock was valued at $0.75 per share, based upon the price of the Company’s then recently completed private placement.

     MET is wholly-owned by an individual who became an employee of the Company on March 4, 2004.

On February 3, 2005, the Company and MET Games, Inc. executed an amendment to the Software Development Agreement to be effective January 24, 2005. (See Note 17)

9. Distribution Agreement

     In June 2004, the Company signed a distribution agreement to become the exclusive distributor of Games of Chance, Inc. (“GOC”). Under the terms of the five-year agreement the Company will issue an aggregate of 200,000 shares of the Company’s common stock, 50,000 shares of which were issuable upon the signing of the agreement with the remaining 150,000 shares issuable in five 30,000-share installments on each of the five anniversaries of the agreement. The shares issued upon the signing of the agreement were expensed at $100,000, their current value on the date of the agreement. In addition, GOC received an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $2.50 per share. The options vest in increments of 25,000 shares as the Company places or sells 500 GOC machines. Pursuant to Emerging Issues Task Force 96-18 (EITF 96-18), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services,” the Company will value and record an expense related to the options as the machines are sold. At December 31, 2004 and 2003, $4,500 and $0 had been recorded for expense of these options. As of December 31, 2004, the Company had placed 36 GOC machines. Upon signing the Company also paid GOC $15,000 related to prior expenses incurred by GOC on behalf of the Company.

     In connection with the distribution agreement the Company signed a five-year consulting agreement (“Consulting Agreement”) with Barry Quick, the spouse of the President of GOC. The Consulting Agreement calls for monthly payments to Mr. Quick of $10,000 and is terminable, without penalty, for cause or non-performance.

10. Convertible Note Payable

     On May 20, 2004, the Company received $1,100,000 in a convertible debt investment from Pandora Select Partners, L.P. (“Pandora”). The note was payable in interest only, at 10% per annum, through August 20, 2004, and thereafter is payable in equal monthly installments over the next 15 months. The note is convertible by Pandora into common stock of Spectre at $2.50 per share, and allows Spectre, subject to certain conditions and limitations, to make monthly installment payments with its common stock at a price per share equal to 90% of the average closing bid price of the common stock over the 30 trading days immediately preceding the payment date. In connection with the financing, Spectre paid a 3% origination fee, issued a fully-vested five-year warrant for the purchase of 200,000 shares of Spectre’s common stock at $2.50 per share, and granted Pandora a security interest in the Company’s assets. The gross proceeds of $1,100,000 were allocated between the convertible note and the common stock warrants based on the relative fair values of the securities at the time of issuance. The common stock warrants were valued using the Black-Scholes pricing model. The resulting original issue discount, the fair value of the warrants and the beneficial conversion of the note into common stock as defined in EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”, will be amortized over the life of the promissory note using the straight-line method, which approximates the interest method. The note is convertible by the holder any time in whole or in part upon written notice to the Company. Such conversion is limited to the extent the holders beneficial ownership interest would exceed 4.99% of outstanding common stock at conversion. In addition, Spectre agreed to file a registration statement by November 3, 2004, which date was extended to November 30, 2004, with the U.S. Securities and Exchange Commission, covering the issuance or resale of the shares of Spectre’s common stock which may be issued in connection with the note and warrant issued to Pandora, and cause the same to be effective by February 1, 2005. The Company filed the registration statement on November 30, 2004 and the registration statement was declared effective on January 24, 2005. In connection with the financing, the Company also paid a finder’s fee to Blake Capital Advisors, LLC (“Blake”), a Minnesota limited liability company wholly owned by Wayne W. Mills, a greater-than-five-percent shareholder of the Company, of $50,000 and issued a fully-vested five-year warrant for the purchase of 50,000 shares of the Company’s common stock at $2.50 per share and a fully-vested five-year warrant for the purchase of 50,000 shares at $3.00 per share, and paid legal fees of $10,000. The fees and the value of the warrants were recorded as deferred financing costs and will be amortized over the life of the convertible debt.

     The allocation of the gross proceeds of the convertible note payable is summarized below as of December 31, 2004:

Convertible note payable, total borrowed	$1,100,000
Value of 200,000 warrants allocated to additional paid in	(450,000)
Value of beneficial conversion of note payable allocated	(340,000)

Convertible note payable, net of original issue discount	310,000
Amortization of original issue discount	324,212
Principal payments on convertible note	(280,078)

Convertible note payable, net	$354,134

11. Short-term Debt

     On September 10, 2004, the Company issued two $750,000 10% promissory notes. One note was issued to Pandora Select Partners, L.P. (“Pandora”) and the other note was issued to Whitebox Intermarket Partners, L.P. (“Whitebox”). The notes are payable interest only through March 10, 2005, at which time the principal is due. In connection with the financing, Spectre paid a 3% origination fee, issued five-year warrants for the purchase of 50,000 shares of Spectre’s common stock at $3.00 per share to both Pandora and Whitebox, and granted Pandora and Whitebox security interests in the Company’s assets. The gross proceeds of $1,500,000 were allocated between the notes and the common stock warrants based on the relative fair values of the securities at the time of issuance. The common stock warrants were valued using the Black-Scholes pricing model. The resulting original issue discount and the fair value of the warrants will be amortized over the life of the promissory note using the straight-line method, which approximates the interest method. In addition, Spectre agreed to file a registration statement by February 1, 2005 with the U.S. Securities and Exchange Commission, covering the issuance or resale of the shares of Spectre’s common stock which may be issued in connection with the warrants issued to Pandora and Whitebox. The Company filed the registration statement on November 30, 2004 and the registration statement was declared effective on January 24, 2005.

     The allocation of the gross proceeds of the short-term debt is summarized below as of December 31, 2004:

Short-term debt, total borrowed	$1,500,000
Value of 100,000 warrants allocated to additional paid in	(325,000)

Short-term debt, net of original issue discount	1,175,000
Amortization of original issue discount	198,611

Total short-term debt, net	$1,373,611

12. License Agreement

     On June 30, 2004, the Company signed a three-year non-exclusive license agreement (“License Agreement”) with Bally Gaming Inc. (“Bally”). The License Agreement calls for the Company to purchase up to 3,000 game cabinets from Bally over the term of the Agreement. Nevertheless, if the Company has purchased at least 70% of its Class II cabinet purchases from Bally during the term, Bally shall waive the 3,000 game cabinet purchase minimum. In addition, the Company was obligated to purchase at least 100 game cabinets from Bally, and incur certain minimum license-fee charges of $187,500, by June 30, 2004. As of December 31, 2004, the Company had not taken delivery of any of the products that include the license fee charges and therefore the minimum license fee paid is included in prepaid expenses at December 31, 2004. Upon receipt of the machines that include the license fees and the placement of the machines, through a participation agreement, into service, the Company will begin amortizing the licenses over the estimated useful life of the machines of 3 years.

13. Related Party Transactions

     The Company incurred expenses from a corporation, owned by a director of the Company and employing another director and officer of the Company, for rent and consulting services of approximately $102,000 and $61,000 during the years ended December 31, 2004 and 2003, respectively.

     The Company incurred expenses from a corporation, partially owned by the CEO and director of the Company, for consulting services and expense reimbursements of approximately $81,000 and $0 during the years ended December 31, 2004 and 2003, respectively. The Company’s CEO also serves as a director of the corporation.

     In February 2004, the Company entered into a consulting agreement with D. Bradly Olah, a greater-than-five-percent shareholder of the Company. Pursuant to the consulting agreement, Mr. Olah received $12,500 per month for four months (ending as of May 31, 2004) in exchange for general consulting services. On June 1, 2004, the Company entered into a new consulting agreement with Mr. Olah providing for payments of $12,500 per month for a two-year term. In connection with the new consulting agreement, Mr. Olah received options to purchase up to 300,000 shares of the Company’s common stock at an exercise price of $2.15 per share (the fair value of the stock on the date of grant). Beginning on June 15, 2005, the option vests in 100,000-share increments on each June 15 through 2007, and has a five-year term during which the options must be exercised or forfeited. The options will be valued on the date performance is complete under variable plan accounting using the Black-Scholes pricing model, the options had a value of $750,000 at December 31, 2004, of which $218,750 had been charged to expense during the year ended December 31, 2004.

     In connection with the convertible debt financing from Pandora, the Company paid $50,000 and issued two fully-vested three-year warrants to Blake Advisors, LLC, a Minnesota limited liability company wholly owned by Wayne W. Mills, a greater-than-five-percent shareholder of the Company. The warrants were issued in exchange for financial-advisory services rendered by Blake Advisors. One warrant grants Blake Advisors the right to obtain up to 50,000 shares of the Company’s common stock at an exercise price of $2.50 per share, and the second warrant grants Blake Advisors the right to obtain up to 50,000 shares of the Company’s common stock at an exercise price of $3.00 per share. The warrants were valued at $225,000 using the Black-Scholes pricing model and will be expensed using the straight-line method over the term of the promissory note. For the year ended December 31, 2004, the Company recorded expense of $92,340 related to these warrants.

14. Income Taxes

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences principally relate to net operating loss carryforwards and depreciation.

     The Company has net operating loss carryforwards of approximately $19,584,000 at December 31, 2004 expiring at various times beginning 2008 that can be used to offset future taxable income, and research and development credit carryforwards of approximately $101,000 which, if not used, will begin to expire in 2007. The Company believes there has been a change in ownership and change in the Company’s business and that the carryforwards are subject to the limitations of the Internal Revenue Code Section 382. These limitations would effectively eliminate the net operating loss carryforwards prior to the date of the change in ownership.

     The Company has recorded a full valuation allowance against the net deferred tax asset due to the uncertainty of realizing the related benefits and does not include any eliminations of net operating loss carryforwards as disclosed above as follows at December 31:

	2004	2003

Deferred income tax assets:
Net operating loss carryforwards	$7,926,000	$5,966,000
Research and development credit carryforwards	101,000	101,000
Less: valuation allowance	(8,027,000)	(6,067,000)

Net deferred income tax assets	$–	$–

     The change in the valuation allowance was $1,960,000 and $156,200 for the years ended December 31, 2004 and 2003, respectively.

     Income tax computed at the U.S. federal statutory rate reconciled to the effective tax rate is as follows for the years ended December 31:

	2004	2003

Federal statutory tax rate benefits	(34.0)%	(34.0)%
State tax, net of federal benefit	(6.5)%	(6.5)%
Change in valuation allowance	40.5%	40.5%

Effective tax rate	0.0%	0.0%

15. Commitments

     The Company leased office space on a month-to-month basis from a company owned by the Company’s former chairman at a rate of $3,000 per month and since September 2004 at a rate of $1,500 per month.

     The Company leases its office facilities in El Cajon, CA pursuant to terms of a non-cancelable operating lease, as amended, that expires in May 2006. Under the terms of the lease, the Company is required to pay a portion of the lessor’s operating costs.

     The Company leases a house in El Cajon, CA pursuant to terms of a non-cancelable operating lease that expires in June 2005.

     The Company leases equipment pursuant to terms of a non-cancelable operating lease that expires in October 2009.

     Rent expense, excluding operating expenses, was $81,825 and $11,389 for the years ended December 31, 2004 and 2003, respectively.

     Scheduled minimum lease payments for the next five years are approximately as follows:

Year ending
December 31,
2005	$73,812
2006	26,434
2007	1,873
2008	1,873
2009	1,405

Totals	$105,397

     The Company has entered into various employment agreements with certain executives of the Company, which provide for severance payments subject to certain conditions and events.

     On June 30, 2004, the Company signed a three-year non-exclusive license agreement (“License Agreement”) with Bally Gaming Inc. (“Bally”). The License Agreement calls for the Company to purchase up to 3,000 game cabinets from Bally over the term of the Agreement. Nevertheless, if the Company has purchased at least 70% of its Class II cabinet purchases from Bally during the term, Bally shall waive the 3,000 game cabinet purchase minimum. (See Note 12)

16. Significant Customers

     Revenues to one customer was 86.7% of total revenues in 2004.

17. Subsequent Events

     On February 3, 2005, the Company and MET Games, Inc. (“MET”) executed an amendment to the Software Development Agreement with MET to be effective January 24, 2005. (See Note 8)

     The amendment provides for the Company’s acceptance of MET’s non-conforming delivery of the bingo software in exchange for MET’s reimbursement to the Company of up to $100,000 for all internal and external costs and expenses related to the completion of the bingo software and the Company’s access to MET’s office and warehouse space to facilitate the completion of the bingo software. The Company intends to complete the development of the bingo software internally. In connection with the amendment, The Company agreed to release the restrictions on 100,000 shares of common stock immediately and on the remaining 700,000 shares commensurate with revised milestone achievements. The amendment did not change the Company’s ownership rights to the completed software. As a result there were no accounting adjustments or revisions attributable to this amendment.

     On March 10, 2005, the Company signed amendments to the two $750,000 secured promissory notes with Pandora and Whitebox. The amendments extend the due date of the notes to June 10, 2005, which date can be further extended by the Company to September 10, 2005. As part of the amendment the Company agreed to maintain assets whose value equals or exceeds the principal interest amounts then owned under the notes. For purposes of valuing the assets for compliance under this provision, the Company’s cash shall be valued at 100%, he Company’s accounts receivable shall be valued at 80% and the Company’s inventory and fixed assets shall be valued at 50% of their book value. As consideration for the amendments, the Company paid Pandora and Whitebox each $18,750. If the Company elects to extend the notes to September 10, 2005, Pandora and Whitebox will each be entitled to a 2.5% origination fee on the then outstanding principal amount of their respective note.

SPECTRE GAMING, INC.

BALANCE SHEETS

	As of	As of
	March 31, 2005	December 31, 2004
	Unaudited	Audited
ASSETS
CURRENT ASSETS:

Cash and cash equivalents	$1,100,030	$2,431,280
Accounts receivable	56,473	7,347
Inventory	2,363,529	2,530,683
Prepaid license fees	187,500	187,500
Deposits	22,864	51,258
Prepaid expenses	54,532	36,939

Total current assets:	3,784,928	5,245,007

Property, equipment and leasehold improvements, net	126,082	77,677
Leased gaming equipment, net	1,009,063	734,720
Other assets	164,753	213,587

Total Assets:	$5,084,826	$6,270,991

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Convertible note payable, net	$269,556	$354,134
Short-term debt, net	1,500,000	1,373,611
Accounts payable	575,552	687,518
Accrued payroll	13,830	—
Accrued expenses	208,744	168,791

Total current liabilities:	2,567,682	2,584,054

SHAREHOLDERS’ EQUITY:
Capital stock, par value $.01 per share, 100,000,000 shares authorized:
Series A Convertible Preferred Stock, par value $.01 per share:
Authorized shares—466,666
Issued and outstanding shares:
173,334 and 206,667 shares at March 31, 2005 and December 31, 2004, respectively	1,733	2,067
($260,000 and $310,000 liquidation preference at March 31, 2005 and December 31, 2004, respectively)
Common stock, par value $.01 per share:
Authorized shares—99,533,334
Issued and outstanding shares:
13,001,132 and 12,888,213 at March 31, 2005 and December 31, 2004, respectively	130,011	128,882
Additional paid-in capital	24,688,060	25,087,624
Accumulated deficit	(21,846,949)	(20,608,011)
Deferred equity compensation	(455,711)	(923,625)

Total shareholders’ equity:	2,517,144	3,686,937

Total liabilities and shareholders’ equity:	$5,084,826	$6,270,991

See accompanying notes to financial statements.

SPECTRE GAMING, INC.

STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2005	2004

Gaming revenue – participation and lease	$89,100	$—

Cost of revenues	43,093	—

Gross profit	46,007	—

OPERATING EXPENSES:
Research and development	94,932	850,000
Sales and Marketing	404,217	—
General and administrative	396,576	186,983

Total Operating Expenses:	895,725	1,036,983

Operating loss	(849,718)	(1,036,983)

OTHER INCOME (EXPENSE):
Interest income	9,984	656
Interest expense	(399,204)	—

Net Loss:	$(1,238,938)	$(1,036,327)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.10)	$(0.12)

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	12,941,308	8,813,752

See accompanying notes to financial statements.

SPECTRE GAMING, INC.

STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2005	2004
Operating activities
Net loss	$(1,238,938)	$(1,036,327)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	59,387	—
Common stock issued for purchased research and development	—	600,000
Stock options and warrants issued for services	(6,582)	—
Amortization of original issue discount	258,055	—
Amortization of debt issuance costs	86,334	—
Changes in operating assets and liabilities:
Accounts receivable	(49,126)	—
Inventory	(149,615)	—
Deposits	28,394	—
Prepaid expenses	(17,593)	19,039
Accounts payable	(111,966)	20,262
Accrued payroll	13,830	2,672
Accrued expenses	39,953	6,300

Net cash used in operating activities:	(1,087,867)	(388,054)

Investing activities
Purchases of property, equipment and leasehold improvements	(65,366)	—

Net cash used in investing activities:	(65,366)	—

Financing activities
Debt financing costs	(37,500)	—
Proceeds from sale of common stock, net of issuance costs	—	1,075,039
Payments on convertible notes payable	(140,517)	—

Net cash provided by (used in) financing activities:	(178,017)	1,075,039

Increase (decrease) in cash and cash equivalents	(1,331,250)	686,985
Cash and cash equivalents at beginning of year	2,431,280	323,675

Cash at end of year:	$1,110,030	$1,010,660

Supplemental cash flow information:
Cash paid for interest	$75,890	$—

Non-cash Investing and Financing Activities:
Common stock issued for payment on convertible notes payable	75,727
Inventory transferred to leased gaming equipment	$316,769	$—

See accompanying notes to financial statements.

SPECTRE GAMING, INC.

NOTES TO FINANCIAL STATEMENTS
March 31, 2005 and 2004
(Unaudited)

Note 1. Business Description

     Spectre Gaming, Inc. (the “Company” or “Spectre,” “we,” “us” or “ours”) (formerly OneLink, Inc.) was incorporated in Minnesota in June 1990 under the name MarketLink, Inc. At that time, the Company provided telecommunications-based business-intelligence services to client end users. In January 1997, the Company changed its name to OneLink Communications, Inc., and later in June 2000, changed its name to OneLink, Inc. In July 2002, the Company ceased operating its telecommunications-based business, and in December 2002 sold substantially all of its assets. In September 2003, the Company adopted a new business plan focused on providing interactive electronic games to the Native American and charitable gaming markets, and in January 2004 changed its name to Spectre Gaming, Inc. The Company now designs and develops networks, software and content that provide its customers with a comprehensive gaming system, and begun placing its gaming machines on casino floors.

     To fund its business opportunities, the Company has engaged in debt and equity financing. The Company anticipates engaging in additional financings in the future. Nevertheless, there can be no assurance the Company will raise the necessary capital to fund its business.

     The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. The Company had net losses for the quarter ended March 31, 2005 and the years ended December 31, 2004 and 2003, had an accumulated deficit at March 31, 2005 and does not have adequate liquidity to fund its operations through out fiscal 2005. The financial statements do not include any adjustments that might result from the outcome of this condition.

Note 2. Summary of Significant Accounting Policies

     Interim Financial Information. The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the U. S. Securities and Exchange Commission (the “SEC”) for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. Operating results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. The accompanying financial statements and related notes should be read in conjunction with the Company’s audited financial statements, and notes thereto, for the fiscal year ended December 31, 2004, contained in its Annual Report on Form 10-KSB for the year ended December 31, 2004.

     The financial information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented.

     Revenue Recognition. The Company derives its gaming revenues primarily in two ways, outright sales of machines or participation arrangements with its Native American customers. Revenue for machine sales is recorded upon shipment and upon the expiration of any applicable trial periods granted to the customer. Under the participation arrangements, the Company retains ownership of the equipment installed at a customer site and receives revenue based on a percentage of the hold per day generated by each gaming system, which is generally considered both realizable and earned at the end of each gaming day. The Company accounts for the revenue received on participation agreements as operating lease revenue.

     The Company records amounts being charged to customers for shipping and handling as sales in accordance with Emerging Issues Task Force (EITF) Issue 00-10, “Accounting for Shipping and Handling Fees and Costs.” Shipping and handling costs incurred by the Company are included in cost of goods sold.

     The SEC issued Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition” which sets forth the SEC staff’s position regarding the point at which it is appropriate for a registrant to recognize revenue. The staff believes that revenue is realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the seller’s price to the buyer is fixed or determinable, and collectibility is reasonably assured. The Company used the above criteria to determine whether revenue could be recognized, and is recognizing revenue in accordance with SAB 104.

     Cash and Cash Equivalents. The Company includes as cash and cash equivalents highly liquid, short-term investments with maturity of three months or less when purchased, which are readily convertible into known amounts of cash. The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

     Accounts Receivable. The Company reviews customers’ credit history before extending unsecured credit and establishes an allowance for uncollectible accounts based upon factors surrounding the credit risk of specific customers and other information. Accounts receivable over 30 days are considered past due. The Company does not accrue interest on past due accounts receivable. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and specific circumstances of the customer. No allowance was considered necessary at March 31, 2005 and December 31, 2004, respectively.

     The Company extended unsecured credit to customers in the normal course of business.

     Inventory. Inventory, which consists principally of gaming products and related materials, is stated at the lower of cost (determined on the first-in, first-out method) or market. At March 31, 2005, the Company had $497,510 of finished goods inventory and $1,866,019 of spare parts and gaming cabinets. At December 31, 2004 the Company had $652,114 of finished goods inventory and $1,878,569 of spare parts and gaming cabinets.

     Prepaid License Fees. Prepaid license fees relate to licenses associated with the themes of certain gaming machines which are licensed from unrelated parties. Under participation agreements and upon the placement of the machines into service, the Company will begin amortizing the licenses over the estimated useful life of the pertinent machines of 3 years.

     Leased Gaming Equipment and Property, Equipment and Leasehold Improvements. Leased gaming equipment and property, equipment and leasehold improvements were stated at cost. Gaming machines placed with customers under participation arrangements are included in leased gaming equipment. Depreciation of an asset is recognized on the straight-line basis over the asset’s estimated useful life ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life. Maintenance, repairs and minor renewals are expensed when incurred. Sales and retirements of depreciable property are recorded by removing the related cost and accumulated depreciation from the accounts. Gains or losses on sales and retirements of property are reflected in the Company’s results of operations. Depreciation and amortization expense on leased gaming equipment and property, equipment and leasehold improvements was $59,387 and $0 for the three months ended March 31, 2005 and 2004, respectively.

     Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to its fair value, which considers the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs of disposal.

     Debt Issuance Costs. The Company capitalizes debt issuance costs and amortizes the costs over the life of the loan using the straight-line method, which approximates the interest method. The capitalized costs related to the convertible debt investment from Pandora Select Partners L.P. (“Pandora”) in May 2004 include the origination fee paid to Pandora of $33,000, the $50,000 cash paid to Blake Capital Advisors, LLC (“Blake”), the value of the warrants issued to Blake and $10,000 of legal fees, and are included in other assets in the financial statements. The warrants issued to Blake were valued at $225,000 using the Black-Scholes pricing model. The capitalized costs related to the loans from Pandora and Whitebox Intermarket Partners L.P. in September 2004 include the origination fee paid of $45,000 and $5,000 of legal fees. The capitalized costs related to the loans from Pandora and Whitebox Intermarket Partners L.P. in September 2004 also include the fee paid in March 2005 of $37,500 to allow the Company to extend the due date of the notes. At March 31, 2005 and December 31, 2004, the Company had debt issuance costs of $158,103 and $206,937, respectively, classified as other assets on the balance sheet. Amortization expense of the debt issuance costs for the three months ended March 31, 2005 and 2004 was $86,334 and $0, respectively. Estimated amortization for debt issuance costs is $244,437 for the year ending December 31, 2005.

     Research and Development Costs. Costs related to research, design and development of products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a software’s technological feasibility has been established and ending when the software code is completed and incorporated in gaming systems. The Company uses the working model approach to determine technological feasibility. Generally, the Company’s software is placed into gaming products soon after technological feasibility has been established. As a result, the Company has not capitalized any internal software development costs, since such costs have not been significant and the products are released shortly after technological feasibility. Research and development expense was $94,932 and $850,000 for the three months ended March 31, 2005 and 2004, respectively.

     Net Loss Per Common Share. Basic and diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding for the reporting period. Dilutive common-equivalent shares have not been included in the computation of diluted net loss per share because their inclusion would be antidilutive. Antidilutive common-equivalent shares issuable based on future exercise of stock options or warrants could potentially dilute basic loss per common share in subsequent years. All options and warrants outstanding were antidilutive for the three months ended March 31, 2005 and 2004.

     Employees

     Stock-Based Compensation. In accordance with Accounting Principles Board (“APB”) Opinion No. 25 and related interpretations, the Company uses the intrinsic value-based method for measuring stock-based compensation cost which measures compensation cost as the excess, if any, of the quoted market price of the Company’s common stock at the grant date over the amount the employee must pay for the stock. The Company’s general policy is to grant stock options and warrants at fair value at the date of grant. Options and warrants issued to non-employees are recorded at fair value, as required by Statement of Financial Accounting Standards (“SFAS”) No. 123 “Accounting for Stock Based Compensation”, using the Black-Scholes pricing model. The Company has adopted the disclosure only provision of SFAS No. 148, “Accounting for Stock Based Compensation.”

     The Company applies APB No. 25 and related interpretations in accounting for its stock options and warrants issued to employees. Had compensation costs for the Company’s stock options and warrants been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, the Company’s net loss and loss per share would have been changed to the approximate pro forma amounts indicated below:

	Three Months Ended March 31,
	2005	2004
Net loss:
As reported	$(1,238,938)	$(1,036,327)
Pro forma	(1,470,713)	(1,149,626)

Basic and diluted net loss per common share
As reported	$(0.10)	$(0.12)
Pro forma	(0.11)	(0.13)

Stock-based compensation
As reported	$—	$—
Pro forma	231,775	113,299

     The following significant assumptions were utilized to calculate the fair value information presented utilizing the Black-Scholes pricing model:

	Three Months Ended March 31,
	2005	2004
Risk Free interest rate	3.71%	2.77%
Expected life	4.7 years	5.0 years
Expected volatility	145%	636%
Expected dividends	0%	0%

     Non-employees

     Through March 31, 2005, the Company issued options and warrants to purchase 1,111,666 shares of the Company’s common stock to non-employees, mostly consultants, with exercise prices ranging from $0.75 per share to $3.30 per share and expiring at various times through June 2014. Pursuant to Emerging Issues Task Force 96-18 (EITF 96-18), “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” the Company will value and record an expense related to the options on the earlier of the date a performance commitment is met or the date the performance is complete. Of the options issued to non-employees, 500,000 are earned and vest as specific milestones are achieved as described in the agreement, and at March 31, 2005, $9,936 had been recorded for expense of these options. The Company recorded a reduction of expense, due to a change in the fair value of the options and warrants, of $6,582 and $0 for the three months ended March 31, 2005 and 2004, respectively, in accordance with EITF 96-18. During the three months ended March 31, 2005, options for 65,000 shares of the Company’s common stock were cancelled.

     Reclassifications. Certain accounts in the prior quarter financial statements have been reclassified for comparative purposes to conform with the presentation in the current quarter financial statement. These reclassifications had no effect on the net loss or shareholders’ equity.

Note 3. Software

     On March 4, 2004, the Company signed a Software Development Agreement with MET Games, Inc. (“MET”) to purchase certain Linux-based software and technology being developed by and owned by MET for the operation of certain gaming computers and systems. Pursuant to the agreement, the Company made a $250,000 cash payment to MET and issued 800,000 unregistered, restricted shares of the Company’s common stock. The Company anticipates utilizing the software as it develops its business opportunities in the Native American Class II and charitable gaming markets.

     The Company had the right to terminate the agreement and recover the $250,000 payment and 800,000 unregistered, restricted shares of the Company’s common stock if MET failed to deliver software that met the specifications detailed in the agreement or in the event that MET failed to provide the software in accordance with the development schedule detailed in the agreement. Despite this fact, due to the development of the software not having reached technological feasibility on the date of the agreement and the $250,000 cash payment being a significant performance commitment, the Company expensed the cash payment and the value of the common stock, $600,000, as research and development expense. For his purpose, the common stock was valued at $0.75 per share, based upon the price of the Company’s then recently completed private placement.

     MET is wholly-owned by an individual who became an employee of the Company on March 4, 2004.

     On February 3, 2005, the Company and MET executed an amendment to the Software Development Agreement to be effective January 24, 2005. The amendment provides for the Company’s acceptance of MET’s non-conforming delivery of the bingo software in exchange for MET’s reimbursement to the Company of up to $100,000 for all internal and external costs and expenses related to the completion of the bingo software and the Company’s access to MET’s office and warehouse space to facilitate the completion of the bingo software. The Company intends to complete the development of the bingo software internally. In connection with the amendment, The Company agreed to release the restrictions on 100,000 shares of common stock immediately and on the remaining 700,000 shares commensurate with revised milestone achievements. The amendment did not change the Company’s ownership rights to the completed software. As a result there were no accounting adjustments or revisions attributable to this amendment.

Note 4. Shareholder’s Equity

Common Stock

     In November 2003, the Company began a private placement which ended in March 2004 (the “Offering”). A majority of the sales of the Company’s common stock occurred after December 31, 2003. In the Offering, the Company sold a total of 1,796,829 shares of its common stock (of which 1,531,989 were sold in 2004) for a per share price of $0.75 (i.e., raising a gross total of $1,347,626, $1,148,996 of which was raised in 2004). The Offering was a private placement made under Rule 506 promulgated under the Securities Act of 1933, as amended. The Company raised funds in this private placement in anticipation of entering into the business of developing, manufacturing, distributing and servicing gaming machines, primarily for the Native American and charitable gaming markets. The Company used an agent for a portion of these sales. As a fee, the Company paid the agent $62,550 in cash and issued the agent fully-vested five-year warrants to purchase up to 83,400 shares of the Company’s common stock for an exercise price of $0.75 per share. In addition, the Company incurred legal fees and other expenses of $19,407 related to the Offering.

     In November, 2004, the Company completed a private placement (the “Second Offering”) of 1,811,429 Units (“Units”), each consisting of one share of common stock, par value $.01 per share, and five-year warrants to purchase one additional share of common stock at a purchase price of $3.75 per share. The per-Unit price was $2.50 (i.e., raising a gross total of $4,528,573). The Company used two agents in completing the sale of the Units in the Second Offering. As a fee, the Company paid the agents $362,286 in cash, and issued the agents fully-vested five-year warrants to purchase up to 181,143 Units for an exercise price of $2.50 per Unit. In addition, the Company incurred legal fees and other expenses of $70,898 related to the Second Offering.

     In connection with the two transactions, the cash paid and the legal fees incurred were recorded as reductions in the proceeds received.

Preferred Stock

     The Company’s Series A Convertible Preferred Stock has voting rights identical to common stock. In the event of liquidation, the Series A Convertible Preferred shareholders receive a liquidation preference. Although no dividends are required with respect to the Series A Preferred Stock, no dividend shall be paid on any shares of common stock unless comparable dividends are paid on the Series A Convertible Preferred Stock.

     The holders of Series A Convertible Preferred Stock may elect to convert all or a portion of such shares into shares of the Company’s common stock in the manner set forth in the Series A Convertible Preferred Stock Certificate of Designation on file with the Minnesota Secretary of State. After adjustment pursuant to the terms of the Certificate of Designation, each share of Series A Convertible Preferred Stock currently converts into 2.257 shares of the Company’s common stock.

     As of December 31, 2004, holders of 233,333 shares of the Company’s Series A Convertible Preferred Stock had converted their preferred shares into 526,597 shares of the Company’s $.01 par value common stock. In February 2005, holders of an additional 33,333 shares of the Company’s Series A Convertible Preferred Stock converted their preferred shares into 75,228 shares of the Company’s $.01 par value common stock. At March 31, 2005 there were outstanding 173,334 shares of Series A Convertible Preferred Stock which were convertible into an aggregate of 391,191 shares of the Company’s common stock with a liquidation preference of $260,000.

Note 5. Convertible Note Payable

     On May 20, 2004, the Company received $1,100,000 in a convertible debt investment from Pandora. The note was payable in interest only, at 10% per annum, through August 20, 2004, and thereafter is payable in equal monthly installments over the next 15 months. The note is convertible by Pandora into common stock of Spectre at $2.50 per share, and allows Spectre, subject to certain conditions and limitations, to make monthly installment payments with its common stock at a price per share equal to 90% of the average closing bid price of the common stock over the 30 trading days immediately preceding the payment date. In connection with the financing, Spectre paid a 3% origination fee, issued a fully-vested five-year warrant for the purchase of 200,000 shares of Spectre’s common stock at $2.50 per share, and granted Pandora a security interest in the Company’s assets. The gross proceeds of $1,100,000 were allocated between the convertible note and the common stock warrants based on the relative fair values of the securities at the time of issuance. The common stock warrants were valued using the Black-Scholes pricing model. The resulting original issue discount, the fair value of the warrants and the beneficial conversion of the note into common stock as defined in EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” will be amortized over the life of the promissory note using the straight-line method, which approximates the interest method. The note is convertible by the holder any time in whole or in part upon written notice to the Company. Such conversion is limited to the extent the holder’s beneficial ownership interest would exceed 4.99% of outstanding common stock at conversion. In addition, Spectre agreed to file a registration statement by November 3, 2004, which date was extended to November 30, 2004, with the SEC, covering the issuance or resale of the shares of Spectre’s common stock which may be issued in connection with the note and warrant issued to Pandora, and cause the same to be effective by February 1, 2005. The Company filed the registration statement on November 30, 2004 and the registration statement was declared effective on January 24, 2005. In connection with the financing, the Company also paid a finder’s fee to Blake of $50,000 and issued a fully-vested five-year warrant for the purchase of 50,000 shares of the Company’s common stock at $2.50 per share and a fully-vested five-year warrant for the purchase of 50,000 shares at $3.00 per share, and paid legal fees of $10,000. The fees and the value of the warrants were recorded as deferred financing costs and will be amortized over the life of the convertible debt.

     The allocation of the gross proceeds of the convertible note payable is summarized below as of March 31, 2005:

Convertible note payable, total borrowed	$1,100,000
Value of 200,000 warrants allocated to additional paid in	(450,000)
Value of beneficial conversion of note payable allocated	(340,000)

Convertible note payable, net of original issue discount	310,000
Amortization of original issue discount	455,878
Principal payments on convertible note	(496,322)

Convertible note payable, net	$269,556

Note 6. Short-term Debt

     On September 10, 2004, the Company issued two $750,000 promissory notes bearing interest at the rate of 10% per annum. One note was issued to Pandora and the other note was issued to Whitebox Intermarket Partners, L.P. (“Whitebox”). The notes were payable interest only through March 10, 2005, at which time the principal was due. In connection with the financing, Spectre paid a 3% origination fee, issued five-year warrants for the purchase of 50,000 shares of Spectre’s common stock at $3.00 per share to both Pandora and Whitebox, and granted Pandora and Whitebox security interests in the Company’s assets. The gross proceeds of $1,500,000 were allocated between the notes and the common stock warrants based on the relative fair values of the securities at the time of issuance. The common stock warrants were valued using the Black-Scholes pricing model. The resulting original issue discount and the fair value of the warrants will be amortized over the life of the promissory notes using the straight-line method, which approximates the interest method. In addition, Spectre agreed to file a registration statement by February 1, 2005 with the SEC, covering the issuance or resale of the shares of Spectre’s common stock which may be issued in connection with the warrants issued to Pandora and Whitebox. The Company filed the registration statement on November 30, 2004 and the registration statement was declared effective on January 24, 2005.

     On March 10, 2005, the Company signed amendments to the two $750,000 secured promissory notes issued to Pandora and Whitebox. The amendments extend the due date of the notes to June 10, 2005, which date can be further extended by the Company to September 10, 2005. As part of the amendments the Company agreed to maintain assets whose value equals or exceeds the principal interest amounts then owned under the notes. For purposes of valuing the assets for compliance under this provision, the Company’s cash shall be valued at 100%, the Company’s accounts receivable shall be valued at 80% and the Company’s inventory and fixed assets shall be valued at 50% of their respective book values. As consideration for the amendments, the Company paid Pandora and Whitebox each $18,750 and is amortizing the expense over the extended period. If the Company elects to extend the notes to September 10, 2005, Pandora and Whitebox will each be entitled to a 2.5% origination fee on the then outstanding principal amount of their respective notes.

     The allocation of the gross proceeds of the short-term debt is summarized below as of March 31, 2005:

Short-term debt, total borrowed	$1,500,000
Value of 100,000 warrants allocated to additional paid in	(325,000)

Short-term debt, net of original issue discount	1,175,000
Amortization of original issue discount	325,000

Total short-term debt, net	$1,500,000

Note 7. License Agreement

     On June 30, 2004, the Company signed a three-year non-exclusive license agreement (“License Agreement”) with Bally Gaming Inc. (“Bally”). The License Agreement calls for the Company to purchase up to 3,000 game cabinets from Bally over the term of the License Agreement. Nevertheless, if the Company has purchased at least 70% of its Class II cabinet purchases from Bally during the term, Bally shall waive the 3,000 game cabinet purchase minimum. In addition, the Company was obligated to purchase at least 100 game cabinets from Bally, and incur certain minimum license-fee charges of $187,500, by June 30, 2004. As of March 31, 2005, the Company had not taken delivery of any of the products that include the license fee charges and therefore the minimum license fee paid is included in prepaid expenses at March 31, 2005 and December 31, 2004. Upon receipt of the machines that include the license fees and the placement of the machines, through a participation agreement, into service, the Company will begin amortizing the licenses over the estimated useful life of the machines of 3 years.

Note 8. Related-Party Transactions

     The Company incurred expenses from a corporation, owned by a former director of the Company and employing another director and officer of the Company, for rent and consulting services of approximately $28,000 and $33,000 during the three months ended March 31, 2005 and 2004, respectively.

     The Company incurred expenses from a corporation, partially owned by the CEO and director of the Company, for consulting services and expense reimbursements of approximately $25,000 and $0 during the three months ended March 31, 2005 and 2004, respectively. The Company’s CEO also serves as a director of the corporation.

     In February 2004, the Company entered into a consulting agreement with D. Bradly Olah, a greater-than-five-percent shareholder of the Company. Pursuant to the consulting agreement, Mr. Olah received $12,500 per month for four months (ending as of May 31, 2004) in exchange for general consulting services. On June 1, 2004, the Company entered into a new consulting agreement with Mr. Olah providing for payments of $12,500 per month for a two-year term. In connection with the new consulting agreement, Mr. Olah received options to purchase up to 300,000 shares of the Company’s common stock at an exercise price of $2.15 per share (the fair value of the stock on the date of grant). Beginning on June 15, 2005, the option vests in 100,000-share increments on each June 15 through 2007, and has a five-year term during which the options must be exercised or forfeited. The options will be valued on the date performance is complete under variable plan accounting using the Black-Scholes pricing model. The options had a value of $487,675 at March 31, 2005, of which $203,198 had been charged to expense through March 31, 2005.

     In connection with the convertible debt financing from Pandora, the Company paid $50,000 and issued two fully-vested three-year warrants to Blake Advisors, LLC, a Minnesota limited liability company wholly owned by Wayne W. Mills, a greater-than-five-percent shareholder of the Company. The warrants were issued in exchange for financial-advisory services rendered by Blake. One warrant grants Blake the right to obtain up to 50,000 shares of the Company’s common stock at an exercise price of $2.50 per share, and the second warrant grants Blake the right to obtain up to 50,000 shares of the Company’s common stock at an exercise price of $3.00 per share. The warrants were valued at $225,000 using the Black-Scholes pricing model and will be expensed using the straight-line method over the term of the promissory note. For the three months ended March 31, 2005, the Company recorded expense of $37,500 related to these warrants.

Note 9. Significant Customers

     Revenues to three customers accounted for 74% of total revenues during the three months ended March 31, 2005.

Note 10. Subsequent Events

     In April 2005, holders of 130,000 shares of the Company’s Series A Convertible Preferred Stock converted their preferred shares into an aggregate of 293,389 shares of the Company’s $.01 par value common stock.

PROSPECTUS

, 2005

Spectre Gaming, Inc.

6,152,313 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Minnesota law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of officers and directors to the fullest extent possible under Minnesota law against expenses (including attorney’s fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, the Company has the power, to the maximum extent and in the manner permitted by Minnesota Business Corporation Act, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Spectre Gaming, Inc.

     The Company’s articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of the Minnesota Business Corporation Act.

     Insofar as indemnification for liabilities arising under the Securities Act pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

     The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$2,340
Legal fees and expenses	30,000
Accounting fees and expenses	5,000
Printing and engraving expenses	5,000
Miscellaneous	5,000

Total	$47,340

Item 26. Recent Sales of Unregistered Securities

     In September 2003, the Company sold 4,541,333 shares of common stock (on a post-reverse-split basis) to accredited investors, the proceeds of which totaled $272,480. Of this sum, $130,480 was received in cash, $42,000 was a conversion of loans payable to related parties, $100,000 was received as stock subscriptions receivable. Shares were sold at the per-share price of $0.06 on a post-reverse-split basis (the Company’s one-for-three reverse stock split occurred on December 2, 2003). The shares were issued in a private placement under Rule 506 and Section 4(2) of the Securities Act.

     During 2003, the Company issued five-year warrants to a consultant to purchase an aggregate of 16,666 shares of common stock at a purchase price of $0.75 per share. The warrants were issued in a private placement under Section 4(2) of the Securities Act.

     During 2003, the Company issued options under the 1999 plan for an aggregate of 199,999 shares of common stock at purchase prices ranging from $0.15 to $0.75 per share. The options were issued to two members of the Company’s board of directors, in private placements under Section 4(2) of the Securities Act.

     During 2004, the Company issued options for an aggregate of 1,181,667 shares of common stock at purchase prices ranging from $0.75 to $3.50 per share. These options were issued to employees and Company directors. 225,000 of these shares were issued under the 2004 Plan. These shares were issued in private placements under Section 4(2) of the Securities Act.

     During 2004, the Company has issued options for an aggregate of 1,065,000 shares of common stock at purchases prices ranging from $2.00 to $3.30. The options were issued to outside consultants of the Company in private placements made under Section 4(2) of the Securities Act.

     On March 4, 2004, the Company issued 800,000 unregistered and restricted shares of common stock to MET Games in connection with a software development agreement and the Company’s acquisition of software for a proprietary Linux-based operating system for Central Determination Games (as defined on page 1 above). The Company has the right to terminate the software development agreement and recover the 800,000 restricted shares of common stock if MET Games fails to deliver software that meets the specifications detailed in the agreement or in the event that MET fails to provide the software in accordance with the development schedule detailed in the agreement. The shares were issued in a private placement under Section 4(2) of the Securities Act.

     The Company sold a total of 1,796,829 shares of its common stock at a per-share price of $0.75 (i.e., raising a gross total of $1,347,626) in the March 2004 Private Placement. Sales of common stock in the March 2004 Private Placement were made solely to accredited investors. The Company used an agent for a portion of these sales and as a fee paid the agent $62,550 in cash, and issued the agent five-year warrants to purchase up to 83,400 shares of the Company’s common stock for a purchase price of $0.75 per share. Shares were issued in a private placement made under Section 4(2) and Rule 506 of the Securities Act.

     On May 20, 2004, the Company issued a $1,100,000 convertible promissory note to Pandora. In connection with this financing, Spectre issued Pandora a five-year warrant for the purchase of 200,000 shares of Spectre’s common stock at $2.50 per share. As part of this financing, the Company paid a three percent cash origination fee. The securities sold in this transaction were issued in a private placement made under Section 4(2) and Rule 506 of the Securities Act.

     In connection with the May 20, 2004 convertible-debt investment by Pandora, the Company issued to Blake Advisors a three-year warrant for the purchase of 50,000 shares of the Company’s common stock at $2.50 per share, and a three-year warrant for the purchase of 50,000 shares at $3.00 per share. The warrants were issued for financial-advisory and finders services rendered. The securities were issued in a private placement made under Section 4(2) and Rule 506 of the Securities Act.

     On June 1, 2004, the Company entered into a consulting agreement providing for the issuance of options to purchase up to 300,000 shares of the Company’s common stock at an exercise price of $2.15 per share (the fair value of the stock on the date of grant). Beginning on June 15, 2005, the option vests in 100,000-share increments on each June 15 through 2007, and has a five-year term during which the options must be exercised or forfeited. The options were issued in a private placement under Section 4(2) of the Securities Act.

     On June 16, 2004, Spectre issued 200,000 shares of its common stock to Games of Chance in connection with a distribution agreement (described on page 4 above as the “Games of Chance Transaction”). The shares were issued in a private placement pursuant to Section 4(2) of the Securities Act.

     On September 10, 2004, the Company issued two $750,000 promissory notes to each of Pandora and Whitebox. In connection with this financing, Spectre issued five-year warrants for the purchase of 50,000 shares of Spectre’s common stock at $3.00 per share to each of Pandora and Whitebox. The Company paid a three percent cash origination fee as part of this financing. The securities sold in this transaction were issued in a private placement made under Section 4(2) and Rule 506 of the Securities Act.

     On November 24, 2004, the Company closed on a private placement of 1,811,429 units made solely to accredited investors, each consisting of one share of common stock and a five-year warrant to purchase one additional share of common stock at a purchase price of $3.75 per share, in the November 2004 Private Placement. The per-unit price was $2.50. The Company raised a gross total of $4,528,573 in the November 2004 Private Placement. The Company used two agents in completing the sale of the units in the November 2004 Private Placement. As a fee, the Company paid the agents $362,286 in cash, and issued the agents five-year warrants to purchase up to 181,143 units for a purchase price of $2.50 per unit. The securities sold in the November 2004 Private Placement were issued in a private placement made under Section 4(2) and Rule 506 of the Securities Act.

     On December 14, 2004, the Company issued options to two employees to purchase an aggregate of 57,500 shares of common stock at a per-share price of $2.50. The options were issued under the 2004 Plan, in a private placement made under Section 4(2) of the Securities Act.

     On January 14, 2005, the Company issued 70,000 shares of common stock in connection with a transaction in which the Company acquired certain assets. These securities were issued in a private placement made under Section 4(2) of the Securities Act.

     During 2005, the Company has issued options under the 2004 Plan for an aggregate of 660,000 shares of common stock at purchase prices ranging from $1.83 to $2.45 per share. The options were issued to two members of the Company’s board of directors, two employees, and one outside consultant, in private placements under Section 4(2) of the Securities Act.

Exhibit No.	Description

3.1	Articles of incorporation of Spectre Gaming, Inc. (as filed with the Company’s registration statement on Form SB-2 (File No. 33-90084C) on March 7, 1995; as amended and filed in the Company’s annual report on Form 10-KSB for the year ended December 31, 2003; and as amended and filed in the current report on Form 8-K on September 16, 2004)

3.2	Bylaws of Spectre Gaming, Inc. (as filed with the Company’s registration statement on Form SB-2 (File No. 33-90084C) on March 7, 1995)

4.1	Certificate of Designation for Series A Preferred Stock (as filed with the Company’s annual report on Form 10-KSB for the year ended December 31, 2001)

4.2	Warrant for 200,000 shares of common stock, issued to Pandora Select Partners, L.P. on May 20, 2004 (as filed with the Company’s current report on Form 8-K filed on May 27, 2004)

4.3	Warrant for 50,000 shares of common stock, issued to Pandora Select Partners, L.P. on September 10, 2004 (as filed with the Company’s current report on Form 8-K filed on September 16, 2004)

4.4	Warrant for 50,000 shares of common stock, issued to Whitebox Intermarket Partners, L.P. on September 10, 2004 (as filed with the Company’s current report on Form 8-K filed on September 16, 2004)

5.1	Opinion of Maslon Edelman Borman & Brand, LLP (incorporated by reference to the Company’s registration statement on Form SB-2 filed on January 19, 2005)

10.1	Employment Agreement with Russell Mix, dated April 16, 2004 (as filed with the Company’s quarterly report on Form 10-QSB for the period ended March 31, 2004)

10.2	Employment Agreement with Gary Watkins, dated March 4, 2004 (as filed with the Company’s quarterly report on Form 10-QSB for the period ended March 31, 2004)

10.3	Software Development Agreement with MET Games, Inc., dated March 4, 2004 (as filed with the Company’s quarterly report on Form 10-QSB for the period ended March 31, 2004)

10.4	Purchase Agreement with Pandora Select Partners, L.P., dated May 20, 2004 (as filed with the Company’s current report on Form 8-K filed on May 27, 2004)

10.5	Convertible Promissory Note in favor of Pandora Select Partners, L.P., dated May 20, 2004 (as filed with the Company’s current report on Form 8-K filed on May 27, 2004)

10.6	Registration Rights Agreement with Pandora Select Partners, L.P., dated May 20, 2004 (as filed with the Company’s current report on Form 8-K filed on May 27, 2004)

10.7	License Agreement with Bally Gaming, Inc., dated June 30, 2004 (as filed with the Company’s quarterly report on Form 10-QSB for the period ended June 30, 2004)

10.8	Purchase Agreement with Pandora Select Partners, L.P. and Whitebox Intermarket Partners, L.P., dated September 10, 2004 (as filed with the Company’s current report on Form 8-K filed on September 16, 2004)

10.9	Registration Rights Agreement with Pandora Select Partners, L.P. and Whitebox Intermarket Partners, L.P., dated September 10, 2004 (as filed with the Company’s current report on Form 8-K filed on September 16, 2004)

Exhibit No.	Description

10.10	Promissory Note in favor of Pandora Select Partners, L.P., dated September 10, 2004 (as filed with the Company’s current report on Form 8-K filed on September 16, 2004)

10.11	Promissory Note in favor of Whitebox Intermarket Partners, L.P., dated September 10, 2004 (as filed with the Company’s current report on Form 8-K filed on September 16, 2004)

10.12	Amendment to September 10, 2004 Promissory Note in favor of Pandora Select Partners, L.P., dated March 10, 2005 (as filed with the Company’s annual report on Form 10-KSB filed on March 28, 2005)

10.13	Amendment to September 10, 2004 Promissory Note in favor of Whitebox Intermarket Partners, L.P., dated March 10, 2005 (as filed with the Company’s annual report on Form 10-KSB filed on March 28, 2005)

23.1	Consent of Virchow, Krause & Company, LLP (filed herewith)

23.2	Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

Item 28. Undertakings

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee-benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 19, 2005.

SPECTRE GAMING, INC.
By:	/s/ RUSSELL C. MIX
Russell C. Mix
President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature to this registration statement appears below hereby constitutes and appoints Russell C. Mix and Ronald E. Eibensteiner, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this registration statement and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 19th day of May, 2005, by the following persons in the capacities indicated.

Name	Title

/s/ RUSSELL C. MIX Russell C. Mix	President and Chief Executive Officer (Principal Executive Officer)

/s/ BRIAN D. NIEBUR Brian D. Niebur	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ KENNETH BRIMMER	Chairman of the Board and Secretary
Kenneth Brimmer

Director
Robert Bonev

Director
N.D. Witcher